As filed with the Securities Exchange Commission on July 27 , 2009
Registration No. 333 - 156446

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
BALQON CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	3537	33-0989901
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

1420 240th Street, Harbor City, California 90710
(310) 326-3056
(Address and telephone number of principal executive offices and principal place of business)

Balwinder Samra
President and Chief Executive Officer
Balqon Corporation
1420 240th Street
Harbor City, California 90710
(310) 326-3056
(Name, address and telephone number of agent for service)

Copies of all correspondence to:
Larry A. Cerutti, Esq.
Rushika Kumararatne, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
(714) 641-5100

Approximate date of proposed sale to the public: From time to time after this registration becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Large accelerated filer ☐                                                                                                                 Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)                                 Smaller reporting company ☒

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (4)
Common stock, $0.001 par value	5,597,946(3)	$2.00	$11,195,892	$440

(1)
In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the bid and asked price as quoted in the OTC Bulletin Board on December 22, 2008.

(3)	Includes 2,279,598 shares of common stock issuable upon exercise of warrants.
(4)
Calculated based on an estimate of the proposed maximum aggregate offering price. A registration fee in the aggregate amount of $440 was paid with the initial filing of this registration statement on December 23, 2008.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 27 , 2009

PROSPECTUS

5,597,946 Shares

BALQON CORPORATION

Common Stock

This is a public offering of 5,597,946 shares of our common stock, including an aggregate of 2,279,598 shares of our common stock underlying warrants.  All shares are being offered for resale by selling security holders identified in this prospectus.  The selling security holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These dispositions may be at prevailing market prices at the time of sale, or at privately negotiated prices. The selling security holders may sell their shares of common stock in the manner set forth above and as described in “Plan of Distribution.”  We will not receive any of the proceeds from the sale of shares by the selling security holders.

Our common stock is quoted on the OTC Bulletin Board under the symbol “BLQN.”  The last reported sale price of our common stock on the OTC Bulletin Board on July 22 , 2009 was $ 2.80 per share.

Our principal offices are located at 1420 240th Street, Harbor City, California 90710 and our telephone number is (310) 326-3056.
_________________________

Investing in our shares of common stock involves substantial risks.  See “Risk Factors” beginning on page  8 for factors you should consider before buying shares of our common stock.
_________________________

The information in this prospectus is not complete and may be changed.  The selling security holders identified in this prospectus may not sell securities under this prospectus until the registration statement of which this prospectus is a part becomes effective.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2009.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our financial statements and the notes to those statements appearing elsewhere in this prospectus.  In this prospectus, the words “we,” “us,” “our” and similar terms refer to Balqon Corporation, a Nevada corporation (formerly, BMR Solutions, Inc.), unless the context provides otherwise.

Our Company

We design, assemble, market and sell heavy-duty electric vehicles for use in the transportation of containers and other heavy loads.  Our heavy-duty electric vehicles feature our electric traction drive systems that incorporate our proprietary flux vector inverters.  Flux vector inverters control the speed of electric motors by varying battery input frequency and voltage.  Our heavy-duty electric vehicles are designed for use at facilities such as marine terminals, rail yards, industrial warehouses, intermodal facilities (facilities where freight is transferred from one mode of transportation to another without handling the freight itself when changing modes), military bases and industrial plants.  We believe that our zero emissions clean technology is a cost effective and environmentally friendly alternative to fossil fuel based vehicles.

In January 2008, we released our first zero emissions heavy-duty electric vehicle, the Nautilus E30 drayage tractor, a vehicle used to haul heavy loads in short haul operations, to the South Coast Air Quality Management District, or AQMD, for testing at the Port of Los Angeles.  Upon completion of its testing in May 2008, the AQMD issued a purchase order for one of our Nautilus E20 electric yard tractors, which is a smaller wheelbase version of our Nautilus E30 drayage tractor.  In June 2008, we received a purchase order from the City of Los Angeles for twenty of our Nautilus E20 electric yard tractors and five of our Nautilus E30 drayage tractors.  As of July 22 , 2009, we have delivered one Nautilus E20 to the AQMD against the AQMD purchase order and seven Nautilus E20s against the City of Los Angeles purchase order. Previously, we believed that we would deliver the 25 Nautilus tractors ordered under the City of Los Angeles purchase order by June 30, 2009.  However, primarily due to working capital constraints, we have revised our initial forecast, and we now believe that we will deliver the remaining 13 Nautilus E20s and 5 Nautilus E30s to the City of Los Angeles by December 31, 2009.

In May 2009, we received a grant of up to $400,000 from the City of Los Angeles to reimburse us for costs we incur in connection with the installation, demonstration and evaluation of lithium-ion powered battery packs in two of our zero emissions Nautilus vehicles.  Upon completion of the testing of these two vehicles, one Nautilus E20 and one Nautilus E30, the City of Los Angles will have the right to purchase these test vehicles against the City of Los Angeles purchase order.  In June 2009, we completed assembly of a Nautilus E30 retrofitted with lithium-ion battery packs, and an initial testing of this Nautilus E30 demonstrated a range of over 150 miles on a single charge under unloaded conditions.

In June 2009, we entered into an agreement with Autocar, LLC, or Autocar, a manufacturer and marketer of severe service heavy-duty trucks, under which we agreed with Autocar to collaborate on the development, marketing and sale of on-highway Class 7 and Class 8 zero emissions electric trucks to be used in short haul drayage and trash hauling applications.  We refer to the agreement with Autocar in this prospectus as the Autocar Agreement.  Under the Autocar Agreement, we agreed to purchase a minimum of 237 chassis from Autocar over a three year period.  We plan to install our heavy-duty electric drive systems into the Autocar Chassis and sell the resultant heavy-duty Class 7 and Class 8 electric vehicles through our dealer network that we are currently developing and through Autocar’s existing authorized commercial truck dealer network.

In addition to incorporating our heavy-duty electric traction drive systems and flux vector inverters into our heavy-duty electric vehicles, we are marketing, and plan to sell, our heavy-duty electric traction drive systems and flux vector inverters to original equipment manufacturers, or OEMs, of heavy-duty material handling equipment and vehicles.  Our heavy-duty electric traction drive systems are designed to target the needs of industries that use heavy-duty vehicles or equipment, such as capacity forklifts, to transport heavy loads in off-highway applications. These heavy-duty electric propulsion systems provide high torque to pull heavy loads during start-stop applications.  Our flux vector inverters can operate at 200 volts to 800 volts direct current.  Our inverters, which are currently used in electric buses, mining equipment and other applications, are Society of Automation Engineers, or SAE, J1939 controller area network, or CAN Bus, capable and, as a result, provide us with the ability to incorporate our technologies into existing vehicle platforms including container lift trucks, reach stackers, roll-on/roll-off tractors, drayage vehicles and high capacity forklifts.  SAE J1935 CAN Bus is a standard communication protocol used in the automotive industry to communicate and diagnose between vehicle components.

Our Strategy

As one of the few companies focused on heavy-duty electric vehicles and material handling equipment, we are dedicated to providing cost effective solutions to the heavy-duty electric vehicle and material handling equipment markets. We plan to use the success of our released products, such as the Nautilus E20 heavy-duty electric yard tractor and Nautilus E-30 heavy-duty electri c drayage truck, to pursue new opportunities and capture market share within the heavy-duty electric vehicle market.

We develop technologies that can be easily adapted for use in various vehicle platforms. For example, we market our heavy-duty electric traction drive systems for use in various products used in heavy-duty transportation in off-highway applications.  Our heavy-duty electric traction drive systems are built as a single integrated unit that can be really installed into the existing electrical and transmission components of fossil fuel powered vehicles or material handling equipment such as container handlers and industrial forklifts.  Focusing on heavy-duty electric vehicles, while also developing our fully integrated electric traction drive systems for incorporation into existing vehicle platforms, enables us to focus a significant portion of our available capital into research and development, design, marketing and sales of our products while using high quality components from other manufacturers.

In order to increase our market share, we plan to establish a global distribution network that utilizes regional dealers to promote, sell and service our products worldwide.  We also plan to train our dealers to provide our customers with a high level of aftermarket service.  We also plan to use the dealer networks of our chassis suppliers to provide aftermarket services for our products.  For example, we plan to use the authorized dealer network of Autocar to service the on-highway heavy-duty electric vehicles that we plan to produce using chassis supplied by Autocar.

Agreement and Plan of Merger

On October 24, 2008, we completed an Agreement and Plan of Merger, or Merger Transaction, with Balqon Corporation, a California corporation, or Balqon California, and changed our name from BMR Solutions, Inc. to Balqon Corporation.  Upon completion of the Merger Transaction, we acquired the business of Balqon California.  In connection with the Merger Transaction, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California which resulted in a change in control of our company.  The Merger Transaction has been accounted for as a recapitalization of Balqon California with Balqon California being the accounting acquiror.  As a result, the historical financial statements of Balqon California are now the historical financial statements of the legal acquiror, Balqon Corporation (formerly, BMR Solutions, Inc.).  See “Certain Relationships and Related Transactions—Merger Transaction” for additional details on the Merger Transaction.

In connection with the Merger Transaction, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California upon conversion of the same number of shares of Balqon California’s common stock.  The 1:1 exchange ratio was determined by arms-length negotiations between us and Balqon California and was not based on any particular valuation or other financial data with respect to either company or a comparison of comparable companies or transactions.  We did not issue any shares of our common stock to our then existing shareholders at the time of the closing of the Merger Transaction, except for shares issued to those shareholders who at that time were also shareholders of Balqon California.

At the time of the closing of the Merger Transaction, we were engaged in the business of providing local delivery and transportation of mattresses, furniture and futons in Southern California.  Our board of directors determined that the Merger Transaction was in the best interests of our stockholders as it provided us with a significant business opportunity.  We engaged in arms-length negotiations with Balqon California on the terms of the Merger Transaction, during which time we and Balqon California conducted due diligence investigations.

In connection with the consummation of the Merger Transaction, we cancelled 6,377,500 shares of our issued and outstanding common stock held by certain of our stockholders such that concurrent with the closing of the Merger Transaction we had approximately 1,400,000 shares of common stock issued and outstanding.

In addition to the 23,908,348 shares of common stock that we issued to the shareholders of Balqon California, the holders of warrants to acquire an aggregate of 2,614,180 shares of common stock of Balqon California were deemed to hold warrants to acquire an equal number of shares of our common stock upon completion of the Merger Transaction.  In connection with the Merger Transaction, we also issued under our 2008 Stock Incentive Plan, or 2008 Plan, options to purchase an aggregate of 4,562,592 shares of our common stock to certain of our directors and employees who held options to purchase an equal number of shares of Balqon California’s common stock immediately prior to the completion of the Merger Transaction.

In September 2008, Balqon California entered into an agreement with Electric MotorSports, LLC, or EMS, and its sole member, Robert Gruenwald, to acquire substantially all of the assets of EMS, including all intellectual property assets used in the development and manufacture of flux vector inverters, for an aggregate purchase price of $350,000, of which $250,000 was paid in cash at closing and $100,000 was paid in the form of a promissory note issued to EMS.   At the time of the acquisition, EMS had been engaged in developing, designing and manufacturing flux vector inverters within the automotive and material handling equipment industries since 1997.  As a result of this acquisition, Balqon California acquired proprietary technology and designs that we currently use in our heavy-duty electric vehicles. When we consummated the Merger Transaction, we acquired the assets of EMS that were acquired by Balqon Corporation in September 2008 and Mr. Gruenwald became our Vice President Research and Development.

Upon the closing of the Merger Transaction, our prior sole director, president, chief financial officer and secretary, K. John Shukur, resigned his positions with BMR Solutions, Inc. and a new slate of directors and executive officers were appointed.  See “Management” for a description of our current directors and executive officers.

Our current business is comprised solely of the business of Balqon California which was incorporated on April 21, 2005 and commenced business operations in 2006.  See “Business—Company History.”

Corporate Information

We are a Nevada corporation that was incorporated on November 21, 2001.  On October 24, 2008, in connection with the Merger Transaction, we changed our name to Balqon Corporation.  Our principal executive offices are located at 1420 240th Street, Harbor City, California 90710.  Our telephone number is (310) 326-3056 and our Internet website is www.balqon.com.  The content of our Internet website does not constitute a part of this prospectus.

Information in this Prospectus

You should rely only on the information contained in this prospectus in connection with this offering.  We have not authorized anyone to provide you with information that is different.  The selling security holders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

The Offering

Common stock offered by the selling security holders	5,597,946
Common stock outstanding prior to this offering	25,518,348
Common stock to be outstanding after this offering	27,797,946(1)
Use of Proceeds	All proceeds of this offering will be received by selling security holders for their own accounts. See “Use of Proceeds.”
_____________

(1)	Represents 25,518,348 shares of common stock currently outstanding plus 2,279,598 shares of common stock underlying warrants.

The number of shares of common stock being offered by the selling security holders assumes the exercise of warrants whose underlying shares of common stock are covered by this prospectus in exchange for 2,279,598 shares of common stock and the immediate resale of all those shares of common stock.  The number of shares of common stock that will be outstanding upon the completion of this offering is based on the 25,518,348 shares outstanding as of  July 22 , 2009, and excludes the following:

•
7,500,000 shares of common stock reserved for issuance under our 2008 Plan, of which options to purchase 4,562,592 shares were outstanding as of that date, at a weighted average exercise price of $2.00 per share;

•	4,008,778 shares of common stock reserved for issuance under certain warrants to purchase common stock outstanding as of that date, at a weighted average exercise price of $1.61 per share;

•
1,000,000 shares of common stock reserved for issuance under certain 10% Unsecured Subordinated Convertible Promissory Notes outstanding as of that date, at a weighted average exercise price of $1.00 per share; and

•	any additional shares of common stock we may issue from time to time after that date.

Risk Factors

There are several risks related to our business, this offering and ownership of our common stock that you should consider before you decide to buy our common stock in this offering.  You should read the “Risk Factors” section  beginning on page  8 , as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.

The risks related to our business this offering and ownership of our common stock, which are described further in the “Risk Factors” section beginning on page  8 include the following:

•
We have a history of only nominal revenues and have incurred significant losses in the past, expect continued losses and may never achieve profitability.  We currently have one outstanding purchase order for our heavy-duty electric vehicles and have only delivered  eight  heavy-duty electric vehicles as of July 22 , 2009.  If we are unable to fulfill our current purchase order, obtain addition purchase orders or expand our market share, we may never achieve profitability.  If we are unable to achieve profitability, we may be prevented from successfully developing, producing and selling our products.

•
We have identified two material weaknesses in our internal control over financial reporting and cannot assure you that additional material weaknesses will not be identified in the future. Management has concluded that (i) a control deficiency that resulted in the incorrect recording of stock-based compensation and note discount related to a beneficial conversion feature and associated warrants issued with convertible notes and (ii) a control deficiency that resulted in our inability to timely file periodic reports with the SEC represented material weaknesses in our internal control over financial reporting.   If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely and investors may lose confidence in our reported financial information, which could lead to a decline in our stock price.   See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Material Weaknesses in Internal Control Over Financial Reporting.”

•
Our independent auditors have issued a report questioning our ability to continue as a going concern. Reports of independent auditors questioning a company’s ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing necessary to continue the development and deployment of our products.

•
The current global financial crisis and uncertainty in global economic conditions, including the uncertainty related to the economic conditions of the State of California , may have significant negative effects on our customers and suppliers, and may therefore affect our business, results of operations, and financial condition.  The financial market disruption may make also it difficult for us to raise additional capital or obtain additional credit, when needed, on acceptable terms or at all.  Additionally, the global financial crisis may lead to a reduction in federal, state and local environmental initiatives , which may affect our current contracts as well as our ability to procure additional government contracts.

•
If a public trading market for our common stock cannot be sustained, you may be unable to liquidate your investment in Balqon Corporation.  In addition, the market price for our common stock may be particularly volatile given our status as a relatively small company with a small and thinly-traded “float” that could lead to wide fluctuations in our share price.  As a result, you may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Summary Historical Financial Data

The following financial data should be read in conjunction with the financial statements and related notes thereto and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” discussions, all of which are included elsewhere in this prospectus.

The Merger Transaction has been accounted for as a recapitalization of Balqon California with Balqon California being the accounting acquiror.  As a result, the historical financial statements of Balqon California are now the historical financial statements of the legal acquiror, Balqon Corporation (formerly, BMR Solutions, Inc.).

The statements of operations data for the three months ended March 31, 2009 and 2008 and the balance sheet data at March 31, 2009 are derived from our unaudited condensed financial statements and related notes thereto included elsewhere in this prospectus.  The statement of operations data for the years ended December 31, 2008 and 2007 and the balance sheet data as of December 31, 2008 are derived from our audited financial statements and related notes thereto included elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2009 (Unaudited)	2008 (Unaudited)	2008 (As Restated)	2007
Statements of Operations Data:
Net revenues	$776,650	$60,000	$203,660	$382,736
Cost of revenues	747,620	11,446	138,053	280,263
Gross profit	29,030	48,554	65,607	102,473
Operating and other expenses	631,558	104,794	7,998,888	185,217
Net loss	$(602,528)	$(56,240)	$(7,933,281)	$(82,744)
Basic and diluted loss per share	$(0.02)	$0.00	$(0.39)	$0.00
Shares used in computing basic and diluted loss per share	25,518,348	16,667,000	20,206,507	16,667,000

	March 31, 2009 (Unaudited)	December 31, 2008 (As Restated)
Balance Sheet Data:
Cash and cash equivalents	$39,749	$355,615
Working capital (deficit)	(344,203)	194,074
Total assets	2,009,120	2,019,155
Total shareholders’ equity	102,464	654,992

The report of our independent auditors contained in our financial statements for the years ended December 31, 2008 and 2007 includes a paragraph that explains that we have incurred substantial losses and have a working capital deficit. This report raises substantial doubt about our ability to continue as a going concern.  See “Risk Factors.”

RISK FACTORS

The following summarizes material risks that you should carefully consider before you decide to buy our common stock in this offering.  Any of the following risks, if they actually occur, would likely harm our business, financial condition and results of operations.  As a result, the trading price of our common stock could decline, and you could lose the money you paid to buy our common stock.

Risks Relating to Our Business

We have a history of only nominal revenues, have incurred significant losses, expect continued losses and may never achieve profitability. If we continue to incur losses, we may have to curtail our operations, which may prevent us from successfully deploying our heavy-duty electric vehicles, flux vector inverters, heavy-duty electric drive systems and battery management systems as well as operating and expanding our business.

We have a history of only nominal revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from financing activities to fund substantially all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of March 31, 2009, we had an accumulated deficit of $8,623,383.  For the three months ended March 31, 2009 we incurred a net loss of $602,528 and for our fiscal year ended December 31, 2008, we incurred a net loss of $7,933,281.  We cannot predict when we will become profitable or if we ever will become profitable, we may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully producing and selling our heavy-duty electric vehicles, flux vector inverters, heavy-duty electric drive systems and battery management systems and operating or expanding our business. As a result of our financial condition, our independent auditors have issued a report questioning our ability to continue as a going concern.

Our significant losses have resulted principally from costs incurred in connection with the development of our heavy-duty electric vehicles and from costs associated with our administrative activities. We expect our operating expenses to dramatically increase as a result of our planned production and sale of our heavy-duty electric vehicles.  Since we have only recently completed the development of our heavy-duty electric vehicles, have no significant operating history and have delivered only  eight heavy-duty electric vehicles as of July 22 , 2009, we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

Our independent auditors have issued a report questioning our ability to continue as a going concern. This report may impair our ability to raise additional financing and adversely affect the price of our common stock.

The report of our independent auditors contained in our financial statements for the years ended December 31, 2008 and 2007 includes a paragraph that explains that we have incurred substantial losses. This report raises substantial doubt about our ability to continue as a going concern. Reports of independent auditors questioning a company’s ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing necessary to continue the development and deployment of our heavy-duty electric vehicles, flux vector inverters and heavy-duty electric drive systems. We urge potential investors to review this prospectus before making a decision to invest in Balqon Corporation.

We have material weaknesses in our internal control over financial reporting structure which until remedied, may cause errors in our financial statements that could require additional restatements or our filings may not be timely and investors may lose confidence in our reported financial information, which could lead to a decline in our stock price.

We have identified two material weaknesses in our internal control over financial reporting and cannot assure you that additional material weaknesses will not be identified in the future. Management has concluded that (i) a control deficiency that resulted in the incorrect recording of stock-based compensation and note discount related to a beneficial conversion feature and associated warrants issued with convertible notes and (ii) a control deficiency that resulted in our inability to timely file periodic reports with the SEC represented material weaknesses in our internal control over financial reporting.   If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require additional restatements or our filings may not be timely and investors may lose confidence in our reported financial information, which could lead to a decline in our stock price. See “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations – Material Weaknesses In Internal Control Over Financial Reporting.”

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate the effectiveness of our internal control over financial reporting as of the end of each year, and to include a management report assessing the effectiveness of our internal control over financial reporting in each Annual Report on Form 10-K.

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our internal control over financial reporting will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

As a result, we cannot assure you that significant deficiencies or material weaknesses in our internal control over financial reporting will not be identified in the future. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in significant deficiencies or material weaknesses, cause us to fail to timely meet our periodic reporting obligations, or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations regarding disclosure controls and the effectiveness of our internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The existence of a material weakness could result in errors in our financial statements that could result in a restatement of financial statements, cause us to fail to timely meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

The current global financial crisis and uncertainty in global economic conditions, including the economic conditions in the State of California, may have significant negative effects on our customers and our suppliers and may therefore affect our business, results of operations, and financial condition.

The current global financial crisis—which has included, among other things, significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions and/or fluctuations in equity and currency values worldwide, and concerns that the worldwide economy , including the economy of the State of California, may enter into a prolonged recessionary period—may have a significant negative effect on our business and operating results. The potential effects of the current global financial crisis are difficult to forecast and mitigate. As a consequence, our operating results for a particular period are difficult to predict, and, therefore, prior results are not necessarily indicative of results to be expected in future periods.

The current economic crisis may affect our current and potential, direct and indirect, customers’ access to capital or willingness to spend capital on our products, and/or their levels of cash liquidity with which or willingness to pay for products that they will order or have already ordered from us.  The effect of the current economic conditions on our customers may therefore lead to decreased demand, including order delays or cancellations, which in turn may result in lower revenue and adversely affect our business, results of operations and financial condition.

Likewise, the current global financial crisis may negatively affect our suppliers’ access to capital and liquidity with which to maintain their inventories, production levels, and/or product quality, and could cause them to raise prices or lower production levels, or result in their ceasing operations.  The challenges that our suppliers’ may face in selling their products or otherwise in operating their businesses may lead to our inability to obtain the materials we use to manufacture our products. These actions could cause reductions in our revenue, increased price competition and increased operating costs, which could adversely affect our business, results of operations and financial condition.

The current global financial crisis and uncertainty in global economic conditions may have significant negative effects on our access to credit and our ability to raise capital.

If the current global financial crisis adversely affects Bridge Bank, National Association, Bridge Bank may not have the ability to provide us with access to the funds available under our credit facility, resulting in our access to cash and our ability to operate our business being negatively affected.  Additionally, the financial market disruption may make it difficult for us to raise additional capital or obtain additional credit, when needed, on acceptable terms or at all.

The current global financial crisis and uncertainty in global economic conditions could prevent us from accurately forecasting demand for our products which could adversely affect our operating results or market share.

The current market instability , including the instability of the financial condition of the State of California, makes it increasingly difficult for us, our customers and our suppliers to accurately forecast future product demand trends.  If, as a result, we produce excess products our inventory carrying costs will increase and result in obsolete inventory.  Alternatively, due to the forecasting difficulty caused by the unstable economic conditions, we may be unable to satisfy demand for our products which may in turn result in a loss of market share.

The current global financial crisis may lead to a reduction in federal, state and local environmental initiatives and spending, which could adversely affect our business.

Our ability to obtain future public sector work is largely a function of the level of government funding available.  In January 2009, a new federal administration took office, and it is widely expected that the new administration will increase spending on environmental initiatives relating to the transportation sector.  However, as a result of the current economic crisis, federal, state and local government agencies are facing potentially significant budget shortfalls as a result of declining tax and other revenues, which may cause them to defer or cancel planned environmental and infrastructure projects.  If government spending on environmental initiatives is reduced, it may affect our current contracts as well as our ability to procurer additional government contracts, which could adversely affect our business, results of operations and financial condition.

We need and may be unable to obtain additional financing on satisfactory terms, which may require us to accept financing on burdensome terms that may cause substantial dilution to our shareholders and impose onerous financial restrictions on our business.

We require significant additional financing. Deteriorating global economic conditions, including the recent turmoil in the United States capital markets, may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. Any future financing will likely dilute existing stockholders’ equity. Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any then-existing sources of financing and our ability to secure new sources of financing may be impaired.

We depend on the services of Balwinder Samra, and the loss of him could adversely affect our ability to achieve our business objectives.

Our continued success depends in part upon the continued service of Balwinder Samra, who is our President and Chief Executive Officer.  Mr. Samra is critical to the overall management of Balqon Corporation as well as to the development of our technologies, our culture and our strategic direction and is instrumental in developing and maintaining close ties with our customer base.  Although we have entered into an employment agreement with Mr. Samra, the agreement does not guarantee the service of Mr. Samra for a specified period of time.  In addition, we do not maintain a “key-person” life insurance policy on Mr. Samra.  The loss of Mr. Samra could significantly delay or prevent the achievement of our business objectives.  Consequently, the loss of Mr. Samra could adversely affect our business, financial condition and results of operations.

Our results of operations could be adversely affected as a result of impairments of goodwill and other intangible assets.

In connection with the acquisition of substantially all of the assets of EMS, we recorded approximately $166,500 in goodwill and $186,965  of intangible assets based on the application of purchase accounting. Statement of Financial Accounting Standards, or SFAS, No. 142 provides that goodwill and other intangible assets that have indefinite useful lives not be amortized, but instead be tested at least annually for impairment, and intangible assets that have finite useful lives continue to be amortized over their useful lives. SFAS No. 142 provides specific guidance for testing goodwill and other non-amortized intangible assets for impairment. SFAS No. 142 requires management to make certain estimates and assumptions when allocating goodwill to reporting units and determining the fair value of reporting unit net assets and liabilities, including, among other things, an assessment of market conditions, projected cash flows, investment rates, cost of capital and growth rates, which could significantly impact the reported value of goodwill and other intangible assets. Fair value is determined using a combination of the discounted cash flow, market multiple and market capitalization valuation approaches. Absent any impairment indicators, we perform our impairment tests annually during the fourth quarter. Any future impairments, including impairments of the goodwill or intangible assets recorded in connection with the acquisition of substantially all of the assets of EMS, would negatively impact our results of operations for the period in which the impairment is recognized.

Our failure to manage our growth effectively could prevent us from achieving our goals.

Our strategy envisions a period of growth that may impose a significant burden on our administrative, financial and operational resources.  The growth of our business will require significant investments of capital and management’s close attention.  Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, engineers and other personnel.  We may be unable to do so.  In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with our capital investments.  If we are unable to successfully manage our growth, we may be unable to achieve our goals.

We have very limited operating experience; therefore, regardless of the viability or market acceptance of heavy-duty electric vehicles, we may be unable to achieve profitability or realize our other business goals.

The production of our heavy-duty electric vehicles is the result of a new venture. We have been engaged primarily in research and development of heavy-duty electric vehicles technologies since 2006, and we have only recently begun shipments of our electric vehicles.  Our success will depend in large part on our ability to address problems, expenses and delays frequently associated with bringing a new product to market.  We may not be able to successfully sell our products even if our heavy-duty electric vehicles prove to be a viable solution and achieve market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

We are targeting a new and evolving market and we cannot be certain that our business strategy will be successful.

The market for heavy-duty electric vehicles is relatively new and rapidly changing.  We cannot accurately predict the size of this market or its potential growth. Our vehicles represent only one of the possible solutions for alternative fuel vehicles for container transportation and other material handling equipment applications.  Use of electric vehicles for container transportation at terminals and/or other facilities has not been adopted as an industry standard and it may not be adopted on a broad scale.  The new and evolving nature of the market that we intend to target makes an accurate evaluation of our business prospects and the formulation of a viable business strategy very difficult. Thus, our business strategy may be faulty or even obsolete and as a result, we may not properly plan for or address many obstacles to success, including the following:

•	the timing and necessity of substantial expenditures for the development, production and sale of our heavy-duty electric vehicles;
•	the emergence of newer, more competitive technologies and products;
•	the future cost of batteries used in our systems;
•	applicable regulatory requirements;
•	the reluctance of potential customers to consider new technologies;
•	the failure to strategically position ourselves in relation to joint venture or strategic partners, and potential and actual competitors;
•
the failure of our heavy-duty electric vehicles to satisfy the needs of the markets that we intend to target and the resulting lack of widespread or adequate acceptance of our heavy-duty electric vehicles; and

•	the difficulties in managing rapid growth of operations and personnel.

The industries within which we compete are highly competitive.  Many of our competitors have greater financial and other resources and greater name recognition than we do and one or more of these competitors could use their greater financial and other resources or greater name recognition to gain market share at our expense.

The industries within which we compete are highly competitive. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete.  Competition for our products may come from current fossil fuel based drive system technologies, improvements to current drive system technologies and new alternative fuel drive system technologies.  Each of our target markets is currently serviced by existing manufacturers with existing customers and suppliers using proven and widely accepted fossil fuel powered drive systems.  Additionally, there are competitors working on developing technologies such as cleaner diesel engines, bio-diesel, fuel cells, natural gas and hybrid electric/internal combustion engines in each of our targeted markets. Our products compete directly with heavy-duty fossil fuel powered vehicles which are lower in price and higher in key performance specifications such as range, speed and load carrying capacity.  In addition, our competitors have a long history of producing high volume products with established dealer and service networks.  Many of our existing and potential competitors, including Kalmar Industries Corp, MOL Transport Solutions, Terberg DTS UK Ltd., Kenworth Truck Company, Freightliner Trucks, Mack Trucks, Inc. and Peterbilt Motors Company, have substantially greater financial resources, more extensive engineering, manufacturing, marketing and customer service and support capabilities, larger installed bases of current generation products, as well as greater name recognition than we do. As a result, our competitors may be able to compete more aggressively and sustain that competition over a larger period of time than we could.  Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results.

We also face competition from small to medium size manufacturers of alternative fuel heavy-duty drive systems such has Cummins Inc., Westport Innovations Inc., US Hybrid Corporation and Vision Industries Corp.  These competitors’ products target new and retrofit markets with drive systems powered by natural gas, electric hybrid and fuel cell powered vehicles.  These small to medium side manufacturers offer products competitive in price to our current product line and these products are expected to exceed the performance of our products in key performance specifications such as range and speed .   There can be no assurance that our zero emissions products will be able to offer competitive advantages over alternative fuel powered vehicles being developed by our competitors.   Our lack of resources relative to many of our significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures.  This failure could reduce our competitiveness and cause a decline in our market share, sales and profitability.

Our lack of purchase orders and commitments other than our contracts with the City of Los Angeles and the AQMD for our heavy-duty electric vehicles could lead to a rapid decline in our sales and profitability.

We have received purchase orders covering a total of 26 heavy-duty electric vehicles from the City of Los Angeles and the AQMD.  These purchase orders represent the only orders for our heavy-duty electric vehicles that we have received through the date of this prospectus.  In March 2009, we delivered one vehicle to the AQMD and thereby fulfilled our purchase order from the AQMD.  As of July 22 , 2009, we have also delivered seven electric vehicles to the City of Los Angeles against its purchase order for 25 of our electric vehicles.  If we are unable to fill the remainder of our order from the City of Los Angeles or obtain additional orders for our products, our sales and financial condition will decline.

Products within the industries in which we operate are subject to rapid technological changes.  If we fail to accurately anticipate and adapt to these changes, the products we sell will become obsolete, causing a decline in our sales and profitability.

The industries within which we compete are subject to rapid technological change and frequent new product introductions and enhancements which often cause product obsolescence.  We believe that our future success depends on our ability to continue to enhance our existing products and their technologies capabilities, and to develop and manufacture in a timely manner new products with improved technology.  We may incur substantial unanticipated costs to ensure product functionality and reliability early in its products’ life cycles.  If we are not successful in the introduction and manufacture of new products or in the development and introduction, in a timely manner, of new products or enhancements to our existing products and technologies that satisfy customer needs and achieve market acceptance, our sales and profitability will decline.

We obtain some of the components and subassemblies included in our products from a single qualified source or limited group of suppliers, the partial or complete loss of which could have an adverse effect on our sales and profitability.

We obtain some of the components and subassemblies for our products from a single qualified source or a limited group of suppliers.  Although we seek to qualify additional suppliers, the partial or complete loss of these current sources could adversely affect our sales and profitability and damage customer relationships by impeding our ability to fulfill our current customers’ orders.  Further, a significant increase in the price of one or more of these components or subassemblies could adversely affect our profit margins and profitability if no lower-priced alternative source is approved.

We manufacture and assemble all of our products at one facility.  Any prolonged disruption in the operations of this facility would result in a decline in our sales and profitability.

We assemble our heavy-duty electric vehicles and heavy-duty electric drive systems and we manufacture and assemble our flux vector invertors in a facility located in Harbor City, California.  Any prolonged disruption in the operations of our manufacturing and assembly facility, whether due to technical or labor difficulties, destruction of or damage to this facility as a result of an earthquake, fire or any other reason, would result in a decline in our sales and profitability.

Because we believe that proprietary rights are material to our success, misappropriation of those rights or claims of infringement or legal actions related to intellectual property could adversely impact our financial condition.

We currently rely on a combination of contractual rights, copyrights, trade names and trade secrets to protect our proprietary rights. However, although our flux vector inverters, heavy-duty electric drive systems, and their constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our flux vector inverters, heavy-duty electric drive systems, and battery management systems predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

We own, license or have otherwise obtained the right to use certain technologies incorporated in our flux vector inverters.  We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

Fluctuation in the price, availability and quality of materials could increase our cost of goods and decrease our profitability.

We purchase materials directly from various suppliers. The prices we charge for our products are dependent in part on the cost of materials used to produce them. The price, availability and quality of our materials may fluctuate substantially, depending on a variety of factors, including demand, supply conditions, transportation costs, government regulation, economic climates and other unpredictable factors. Any material price increases could increase our cost of goods and decrease our profitability unless we are able to pass higher prices on to our customers. We do not have any long-term written agreements with any of these suppliers and do not anticipate entering into any such agreements in the near future.

Our limited production, commercial launch activities and continued field tests could encounter problems.

We are currently conducting, and plan to continue to conduct, limited production and field tests on a number of our products as part of our product development cycle and we are working on scaling up our production capabilities.  These production readiness activities and additional field tests may encounter problems and delays for a number of reasons, including the failure of our technology, the failure of the technology of others, the failure to combine these technologies properly and the failure to maintain and service the test prototypes properly.  Some of these potential problems and delays are beyond our control.  Any problem or perceived problem with our limited production and field tests could hurt our reputation and the reputation of our products and delay their commercial launch.

Demand for our heavy-duty electric vehicles may fluctuate as the price of diesel fuel changes.

If diesel fuel prices decrease to a level such that using our heavy-duty electric vehicles does not result in fuel cost savings, potential customers may not purchase our heavy-duty electric vehicles. Any decrease in demand for our heavy-duty electric vehicles could have a material adverse effect on our business, prospects, financial condition and results of operations. If in the future we need to reduce the price of our heavy-duty electric vehicles to keep them competitive with the life cycle cost of diesel fuel powered vehicles, our business might suffer and our revenue and profits might decline.

Significant changes in government regulation may hinder our sales.

The production, distribution and sale in the United States of our products are subject to various federal, state, and local statutes and regulations. New statutes and regulations may also be instituted in the future. If a regulatory authority finds that a current or future product is not in compliance with any of these regulations, we may be fined, or our product may have to be recalled, thus adversely affecting our financial condition and operations.

If we do not properly manage foreign sales and operations, our business could suffer.

We expect that a significant portion of our future revenues will be derived from sales outside of the United States, and we may operate in jurisdictions where we may lack sufficient expertise, local knowledge or contacts.  Establishment of an international market for our products may take longer and cost more to develop than we anticipate, and is subject to inherent risks, including unexpected changes in government policies, trade barriers, significant regulation, difficulty in staffing and managing foreign operations, longer payment cycles, and foreign exchange controls that restrict or prohibit repatriation of funds.  As a result, if we do not properly manage foreign sales and operations, our business could suffer.

Our inability to diversify our operations may subject us to economic fluctuations within the heavy-duty electric vehicle industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the heavy-duty electric vehicle industry and therefore increase the risks associated with our operations.

Risks Relating to This Offering and Ownership of Our Common Stock

We cannot predict the extent to which an active public trading market for our common stock will develop or be sustained.  If a public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in Balqon Corporation.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a public trading market for our common stock will be sustained.  If such a market cannot be sustained, you may be unable to liquidate your investment in Balqon Corporation.

In addition, the market price for our common stock may be particularly volatile given our status as a relatively small company with a presumably small and thinly-traded “float” that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Our common stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our common stock.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of meaningful revenues or any profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Voting power of a majority of our common stock is held by our president and chief executive officer, who, as a result, is able to control or exercise significant influence over the outcome of matters to be voted on by our stockholders.

Balwinder Samra, our President and Chief Executive Officer, has voting power equal to approximately 71% of all votes eligible to be cast at a meeting of our stockholders.  As a result of his significant ownership interest, Mr. Samra will be able to control or exercise significant influence with respect to the election of directors, offers to acquire Balqon Corporation and other matters submitted to a vote of all of our stockholders.

Shares of our common stock eligible, or to become eligible, for public sale could adversely affect our stock price and make it difficult for us to raise additional capital through sales of equity securities.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time.  As of July 22, 2009, we had outstanding 25,518,348 shares of common stock, of which 25,133,348 shares of common stock were restricted under the Securities Act.  As of July 22, 2009, we also had outstanding options and warrants that were exercisable for approximately 8,571,370 shares of common stock and notes convertible into 1,000,000 shares of our common stock. Sales of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

The exercise of outstanding options and warrants to purchase our common stock and the conversion into common stock of our outstanding convertible notes could substantially dilute your investment, impede our ability to obtain additional financing, and cause us to incur additional expenses.

Under the terms of our outstanding options and warrants to purchase our common stock issued to employees and others and the terms of our outstanding convertible notes, the holders are given an opportunity to profit from a rise in the market price of our common stock that, upon the exercise of the options and/or warrants or the conversion of the notes, could result in dilution in the interests of our other stockholders.  The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of our outstanding options, warrants and convertible notes.  In addition, holders of the warrants and convertible notes have registration rights with respect to the common stock underlying such warrants and convertible notes, the registration of which will cause us to incur a substantial expense.

The market price of our common stock and the value of your investment could substantially decline if our warrants, options or convertible notes are exercised or converted into shares of our common stock and resold into the market, or if a perception exists that a substantial number of shares will be issued upon exercise or conversion of our warrants, options or convertible notes and then resold into the market.

If the exercise or conversion prices of our warrants, options and convertible notes are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued upon exercise or conversion of our warrants, options and convertible notes, or even the perception that such sales could occur, could adversely affect the market price of our common stock.  You could, therefore, experience a substantial decline in the value of your investment as a result of both the actual and potential exercise or conversion of our warrants, options or convertible notes.

Because we may be subject to the “Penny Stock” rules, the level of trading activity in our common stock may be reduced.

Our common stock is quoted on the OTC Bulletin Board.  The last reported sale price per share of our common stock on July 22, 2009 was $ 2.80 .  As a result, our common stock will most likely constitute “Penny Stock.” Broker-dealer practices in connection with transactions in Penny Stocks are regulated by rules adopted by the Securities and Exchange Commission, or SEC.  Penny Stocks are generally equity securities with a price per share of less than $5.00 (other than securities registered on certain national exchanges).  The Penny Stock rules require a broker-dealer, prior to a transaction in Penny Stocks not exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the Penny Stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the Penny Stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly accounting statements showing the market value of each Penny Stock held in the customer’s account. In addition, the broker-dealer must make a special written determination that the Penny Stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity in a Penny Stock, such as our common stock, and investors in our common stock may find it difficult to sell their shares.

Because our common stock is not listed on a national securities exchange, you may find it difficult to dispose of or obtain quotations for our common stock.

Our common stock is quoted on the OTC Bulletin Board under the symbol “BLQN.”  Because our stock is quoted on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

Our articles of incorporation, our bylaws and Nevada law each contain provisions that could discourage transactions resulting in a change in control of Balqon Corporation, which may negatively affect the market price of our common stock.

Our articles of incorporation and our bylaws contain provisions that may enable our board of directors to discourage, delay or prevent a change in the ownership of Balqon Corporation or in our management. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. These provisions include the following:

•
our board of directors is authorized, without prior stockholder approval, to create and issue preferred stock, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock; and

•	our board of directors is expressly authorized to make, alter or repeal our bylaws.

In addition, we may be subject to the restrictions contained in Sections 78.378 through 78.3793 of the Nevada Revised Statutes which provide, subject to certain exceptions and conditions, that if a person acquires a “controlling interest,” which is equal to either one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of a corporation, that person is an “interested stockholder” and may not vote that person’s shares. The effect of these restrictions may be to discourage, delay or prevent a change in control of Balqon Corporation.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could result in a restatement of our financial statements, cause investors to lose confidence in our financial statements and our company and have a material adverse effect on our business and stock price.

We produce our financial statements in accordance with accounting principles generally accepted in the United States.  Effective internal controls are necessary for us to provide reliable financial reports to help mitigate the risk of fraud and to operate successfully as a publicly traded company. As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, which will require annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm that addresses both management’s assessments and our internal controls.  We are currently subject to the requirement that we provide management’s assessment regarding internal control over financial reporting.  The requirement that we provide our auditor’s attestation will apply to us starting with our annual report for the year ending December 31, 2009.

Testing and maintaining internal controls can divert our management’s attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 or our independent registered public accounting firm may not be able or willing to issue a favorable assessment if we conclude that our internal controls over financial reporting are effective. If either we are unable to conclude that we have effective internal controls over financial reporting or our independent registered public accounting firm is unable to provide us with an unqualified report as required by Section 404, investors could lose confidence in our reported financial information and our company, which could result in a decline in the market price of our common stock, and cause us to fail to meet our reporting obligations in the future, which in turn could impact our ability to raise additional financing if needed in the future.

The requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934 and the requirements of the Sarbanes-Oxley Act of 2002, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we need to comply with laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, related regulations of the SEC, and requirements of the principal trading market upon which our common stock may trade, with which we are not required to comply as a private company.  As a result, we will incur significant legal, accounting and other expenses that we did not incur as a private company.  Complying with these statutes, regulations and requirements will occupy a significant amount of the time of our board of directors and management, will require us to have additional finance and accounting staff, may make it more difficult to attract and retain qualified officers and members of our board of directors, particularly to serve on our audit committee, and make some activities more difficult, time consuming and costly.  We will need to:

•	institute a more comprehensive compliance function;
•	establish new internal policies, such as those relating to disclosure controls and procedures and insider trading;
•
design, establish, evaluate and maintain a system of internal control over financial reporting in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	prepare and distribute periodic reports in compliance with our obligations under the federal securities laws including the Securities Exchange Act of 1934, or Exchange Act;
•	involve and retain to a greater degree outside counsel and accountants in the above activities; and
•	establish an investor relations function.

If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired.  If our finance and accounting personnel insufficiently support us in fulfilling these public-company compliance obligations, or if we are unable to hire adequate finance and accounting personnel, we could face significant legal liability, which could have a material adverse effect on our financial condition and results of operations.  Furthermore, if we identify any issues in complying with those requirements (for example, if we or our independent registered public accountants identified a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect, our reputation or investor perceptions of us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements concerning future conditions in the industries within which we operate, and concerning our future business, financial condition, operating strategies, and operational and legal risks.  Words like “believe,” “expect,” “may,” “will,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative, are used in this prospectus to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations, as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under “Risk Factors” and elsewhere in this prospectus.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the industries within which we operate, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders.  Rather, the selling security holders will receive those proceeds directly.

Upon exercise of the common stock warrants to purchase an aggregate of 2,279,598 shares of our common stock, which shares of common stock are being offered for sale hereunder, we expect to receive aggregate proceeds of approximately $3,419,397, which amount reflects an exercise price of $1.50 per share. We expect to use any cash proceeds from the exercise of warrants for general working capital purposes.

DIVIDEND POLICY

We currently anticipate that we will not declare or pay cash dividends on our common stock in the foreseeable future.  We will pay dividends on our common stock only if and when declared by our board of directors.  The ability of our board of directors to declare a dividend is subject to restrictions imposed by Nevada and California law.  In determining whether to declare dividends, our board of directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

PRICE RANGE OF COMMON STOCK

Our common stock became eligible for quotation on the OTC Bulletin Board under the symbol “BMRU” on April 10, 2007.  On October 31, 2008, as a result of the Merger Transaction, our common stock became eligible for quotation on the OTC Bulletin Board under the symbol “BLQN.”  Shares of our common stock began trading on the OTC Bulletin Board on November 20, 2008.  Between November 20, 2008 and December 31, 2008, the reported high and low closing bid price of our common stock on the OTC Bulletin Board was $2.00 and $1.50, respectively. Between January 1, 2009 and March 31, 2009, the reported high and low closing bid price of our common stock on the OTC Bulletin Board was $3.00 and $1.65, respectively.  On July 22, 2009, the last reported sale price of our common stock on the OTC Bulletin Board was $ 2.80 per share.

As of July 22, 2009, we had 25,518,348 shares of common stock outstanding held of record by approximately 70 stockholders.  These holders of record include depositories that hold shares of stock for brokerage firms which, in turn, hold shares of stock for numerous beneficial owners.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,562,592	(1)	$2.00	2,937,408	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	4,562,592			2,937,408
_______________
(1)
Represents shares of common stock underlying options that are outstanding under our 2008 Plan.  The material features of our 2008 Plan are described above under “Management—2008 Stock Incentive Plan” and in Note 9 to our financial statements for the year ended December 31, 2008.

(2)	Represents shares of common stock available for issuance under options that may be issued under our 2008 Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes to financial statements included elsewhere in this prospectus.  This prospectus and our financial statements and notes to financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business strategies. Our actual results could differ materially from those expressed in these forward-looking statements as a result of any number of factors, including those set forth under the “Risk Factors” section and elsewhere in this prospectus. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

•	the projected growth or contraction in the industries within which we operate;

•	our business strategy for expanding, maintaining or contracting our presence in these markets;

•	anticipated trends in our financial condition and results of operations; and

•	our ability to distinguish ourselves from our current and future competitors.

We do not undertake to update, revise or correct any forward-looking statements.

Any of the factors described above, elsewhere in this prospectus or in the “Risk Factors” section of this prospectus could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

Overview

We currently develop, assemble and market heavy-duty electric vehicles, flux vector inverters, and heavy-duty electric drive systems.  We currently sell our heavy-duty electric vehicles and plan to begin selling our other products in the near future.  In May 2007, we entered into an agreement with the South Coast Air Quality Management District, or AQMD, to develop and test a heavy-duty zero emissions electric drayage tractor.  Under the terms of this agreement with the AQMD, which agreement is referred to in this prospectus as the AQMD Development Agreement, the AQMD agreed to pay us up to $527,000 for the development and testing of the heavy-duty drayage tractor.  The City of Los Angeles agreed with the AQMD to fund 50% of the total development costs related to the drayage tractor.  All of our revenues for the three months ended March 31, 2008 were associated with the AQMD Development Agreement. The revenues and costs associated with the AQMD Development Agreement are recorded as contract revenues and costs, in accordance with the AICPA’s Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-type Contracts.”  As such, the costs associated with the development of our demonstration vehicle are recorded as “contract costs,” not as research and development expenses.

All of our revenues for the three months ended March 31, 2009 were from the sale of a battery charger system and two electric trucks, one to the AQMD and one to the City of Los Angeles.

In May 2008, we received a purchase order from the AQMD for one of our Nautilus E20 heavy-duty electric yard tractors.   In June 2008, we received a purchase order from the City of Los Angeles for 20 Nautilus E20 heavy-duty electric yard tractors and five Nautilus E30 drayage tractors.  The purchase order from the City of Los Angeles is pursuant to an agreement with the City of Los Angeles, dated June 26, 2008, or City of Los Angeles Agreement. Previously, we believed that we would deliver the 25 Nautilus tractors ordered under the City of Los Angeles purchase order by June 30, 2009.  However, primarily due to working capital constraints, we have revised our initial forecast, and we now believe that we will deliver the remaining 13 Nautilus E20s and 5 Nautilus E30s to the City of Los Angeles by December 31, 2009.

While our current backlog for our heavy-duty electric vehicles consists solely of our outstanding purchase order from the City of Los Angeles, we are actively pursuing a more diversified customer base and we believe that we will sell, in the aggregate, over 500 of our heavy-duty electric vehicles to customers other than the AQMD or the City of Los Angeles by December 31, 2011.  We anticipate that a majority of future sales of our heavy-duty electric vehicles will be made directly to end users, such as large terminal operators, shipping companies and OEMs, rather than directly to governmental agencies such as the AQMD and the City of Los Angeles.  Our expectation that a majority of our future sales of our heavy-duty electric vehicles will be made directly to end users is based, in part, on the results of our initial test of the Nautilus E30 powered by lithium-ion batteries and our agreement with Autocar to collaborate on the development, marketing and sale of on-highway Class 7 and Class 8 zero emissions electric vehicles.  In addition, we expect to use Autocar’s existing authorized dealer network to sell our heavy-duty electric vehicles.  Our expectations regarding future customers are also based on our current on-going discussions with potential customers located in Canada and Europe, and additional governmental incentives and funding that we believe will become available for electric vehicles, which, in turn, is expected to improve the competitive advantage of our electric vehicles.

Our total revenues increased by $716,650, or 1,194.4%, to $776,650 for the quarterly period ended March 31, 2009 as compared to $60,000 for the quarterly period ended March 31, 2008.  We reported a net loss of $602,528 for the quarterly period ended March 31, 2009 as compared to a net loss of $56,240 for the quarterly period ended March 31, 2008.  While our business activities resulted in a revenue increase of approximately 1,194%, we experienced increased operating and interest expenses of $526,764, or 503%, over the same period in 2008.  During the first quarter of 2009, we experienced increased expenses associated with the ramp up of our business, including leasing production facilities in Harbor City, California, hiring full-time senior management and production personnel, and increased legal and accounting fees associated with increased corporate governance activities in response to the Sarbanes-Oxley Act of 2002 and recently adopted rules and regulations of the SEC and the filing of a registration statement with the SEC.

Merger Transaction

On October 24, 2008, we completed an Agreement and Plan of Merger, or Merger Transaction, with Balqon Corporation, a California Corporation, or Balqon California, and changed our name from BMR Solutions, Inc. to Balqon Corporation.  Upon completion of the Merger Transaction, we acquired the business of Balqon California.  In connection with the Merger Transaction, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California which resulted in a change in control of our company.  The Merger Transaction has been accounted for as a recapitalization of Balqon California, with Balqon California being the accounting acquiror.  As a result, the historical financial statements of Balqon California are now the historical financial statements of the legal acquiror, Balqon Corporation (formerly, BMR Solutions, Inc.).

In connection with the Merger Transaction, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California.  In addition, the holders of warrants to acquire an aggregate of 2,614,180 shares of common stock of Balqon California were deemed to hold warrants to acquire an equal number of shares of our common stock upon completion of the Merger Transaction.  In connection with the Merger Transaction, we also issued under our 2008 Plan options to purchase an aggregate of 4,562,592 shares of our common stock to certain of our directors and employees who held options to purchase an equal number of shares of Balqon California’s common stock immediately prior to the completion of the Merger Transaction.  In connection with the consummation of the Merger Transaction, we cancelled 6,377,500 shares of our issued and outstanding common stock held by certain of our stockholders such that concurrent with the closing of the Merger Transaction we had approximately 1,400,000 shares of common stock issued and outstanding.  See “Certain Relationships and Related Transactions – Merger Transaction” for additional details on the Merger Transaction.

At the time of the closing of the Merger Transaction, we were engaged in the business of providing local delivery and transportation of mattresses, furniture and futons in Southern California.  Our current business is comprised solely of the business of Balqon California.

Acquisition of Electric MotorSports, LLC

When we consummated the Merger Transaction, we acquired substantially all of the assets of Electric MotorSports, LLC, or EMS, that Balqon California had acquired in September 2008.  In September 2008, Balqon California entered into an agreement with EMS and its sole member, Robert Gruenwald, to acquire substantially all of the assets of EMS, including all intellectual property assets used in the development and manufacture of flux vector inverters.  At the time of the acquisition, EMS had been engaged in developing, designing and manufacturing flux vector inverters within the automotive and material handling equipment industries since 1997.  As a result of this acquisition, Balqon California acquired proprietary technology and designs that we currently use in our heavy-duty electric vehicles. Since its inception in 1997, EMS has sold over 250 inverters for use in applications including industrial conveyor systems, electric buses, delivery trucks, a monorail system and mining vehicles.  EMS sold products primarily to OEMs of electric buses, mining vehicles and specialty automotive vehicles. We believe that the acquisition of EMS’s technology and knowhow provides us with the ability to further develop, market and sell flux vector inverters for use in heavy-duty applications.

Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Material estimates relate to the recognition of contract revenues and estimated costs to complete contracts in process, and recoverability of reported amounts of long-lived assets.  Actual results may differ from those estimates.

Revenues

Contract Revenue and Cost Recognition on Prototype Vehicles.  In accounting for contracts, we follow the provisions of the AICPA’s Statement of Position 81-1,  “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.”  We recognize revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion.  This method is used because management considers costs to be the best available measure of progress on its contracts.  Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion.  We also recognize as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated.

Contract costs include all direct material and labor costs.  The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues earned.

Sales of Production Units and Parts.  We recognize revenue from the sale of completed production units and parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of our product or delivery of the product to the destination specified by the customer.

We determine whether delivery has occurred based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs when we place the products with the buyer’s carrier.  We regularly reviews our customers’ financial positions to ensure that collectibility is reasonably assured.  Except for warranties, we have no post-sales obligations.

Product Warranties

We provide limited warranties for parts and labor at no cost to our customers within a specified time period after the sale.  We estimate the actual historical warranty claims coupled with an analysis of unfulfilled claims at the balance sheet date. As of December 31, 2008 and March 31, 2009, we had no warranty reserve nor did we incur warranty expenses during the years ended December 31, 2008 or 2007 nor during the three months ended March 31, 2009 or March 31, 2008.

Stock-Based Compensation

We periodically issue stock instruments, including shares of our common stock, stock options, and warrants to purchase shares of our common stock to employees and non-employees in non-capital raising transactions for services and for financing costs.

We adopted SFAS No. 123(R), “Accounting for Stock-Based Compensation” effective January 1, 2006, and are using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. We account for stock option and warrant grants issued and vesting to non-employees in accordance with Emerging Issues Task Force, or EITF, Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” and EITF Issue No. 00-18, “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereby the fair value of the stock compensation is based on the measurement date as determined at either (i) the date at which a performance commitment is reached, or (ii) at the date at which the necessary performance to earn the equity instrument is complete.

We estimate the fair value of stock options and warrants pursuant to SFAS No. 123R using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable. This model requires the input of subjective assumptions, including the expected price volatility of the underlying stock and the expected life of stock options. Projected data related to the expected volatility of stock options is based on the average volatility of the trading prices of comparable companies and the expected life of stock options is based upon the average term and vesting schedules of the options. Changes in these subjective assumptions can materially affect the fair value of the estimate, and therefore the existing valuation models do not provide a precise measure of the fair value of our employee stock options.

We estimate the fair value of shares of common stock issued for services based on the closing price of our common stock on the date shares are granted.  For periods prior to the consummation of the Merger Transaction, there was no readily available market quotations for our shares of common stock and, as such, we used alternative methods to value shares of our common stock including valuations based upon the conversion price per share of common stock of our convertible notes and the sale price of units consisting of one share of our common stock and warrants to purchase one share of common stock, which management believes were the best indicators of the fair value of our common stock.

Goodwill and Intangible Assets

As required by SFAS No. 142, management performs impairment tests of goodwill and indefinite-lived intangible assets whenever an event occurs or circumstances change that indicate impairment has more likely than not occurred. Also, as required by SFAS No. 142, management performs impairment testing of goodwill and indefinite-lived intangible assets at least annually.

In accordance with SFAS No. 142, management tests goodwill for impairment at the reporting unit level.  We only have one reporting unit.  At the time of goodwill impairment testing, management determines fair value through the use of a discounted cash flow valuation model incorporating discount rates commensurate with the risks involved with its reporting unit. If the calculated fair value is less than the current carrying value, impairment may exist. The use of a discounted cash flow valuation model to determine estimated fair value is common practice in impairment testing in the absence of available domestic and international transactional market evidence to determine the fair value. The key assumptions used in the discounted cash flow valuation model for impairment testing include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates are set by using the Weighted Average Cost of Capital, or WACC, methodology. The WACC methodology considers market and industry data as well as Balqon-specific risk factors for each reporting unit in determining the appropriate discount rates to be used. The discount rate utilized is indicative of the return an investor would expect to receive for investing in such a business. Operational management, considering industry and Balqon-specific historical and projected data, develops growth rates and cash flow projections for Balqon.  Terminal value rate determination follows common methodology of capturing the present value of perpetual cash flow estimates beyond the last projected period assuming a constant WACC and low long-term growth rates. As an indicator that each reporting unit has been valued appropriately through the use of the discounted cash flow valuation model, the aggregate fair value of all reporting units is reconciled to our total market capitalization. The discounted cash flow valuation methodology and calculations will be used in 2009 impairment testing.  The Company’s first measurement period will be in the third quarter of 2009.

In accordance with SFAS No. 144, “Accounting for the Impairment and Disposal of Long-Lived Assets,” we review intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life.  If the carrying value of an asset exceeds its undiscounted cash flows, we write-down the carrying value of the intangible asset to its fair value in the period identified.  If the carrying value of assets is determined not to be recoverable, we record an impairment loss equal to the excess of the carrying value over the fair value of the assets.  Our estimate of fair value is based on the best information available to us, in the absence of quoted market prices.  We generally calculate fair value as the present value of estimated future cash flows that we expect to generate from the asset using a discounted cash flow income approach as described above.  If the estimate of an intangible asset’s remaining useful life is changed, we amortize the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.

Impairment of Long-Lived Assets

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” established guidelines regarding when impairment losses on long-lived assets, which include property and equipment, should be recognized and how impairment losses should be measured.  This statement also provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. We periodically review, at least annually, such assets for possible impairment and expected losses. If any losses are determined to exist they are recorded in the period when such impairment is determined. Based upon management’s assessment, there are no indicators of impairment of our long lived assets at December 31, 2008 or March 31, 2009.

Income Taxes

We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in our financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Accounting for Warrants and Derivatives

Freestanding financial instruments, such as detachable warrants, must be evaluated under the authoritative accounting literature to determine whether they should be classified as assets or liabilities (derivative accounting), temporary equity, or permanent equity. Management initially evaluates whether the instruments are covered by SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” If the instrument is not governed by SFAS No. 150, then management determines whether it meets the definition of a derivative under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  To determine whether a specific warrant agreement would follow derivative accounting under SFAS No. 133, management is required to first evaluate whether the warrant would meet the definition of equity under the provisions of EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  Financial instruments such as warrants that are classified as permanent or temporary equity are excluded from the definition of a derivative for purposes of SFAS No. 133. Financial instruments, including warrants, that are classified as assets or liabilities are considered derivatives under SFAS No. 133, and are marked to market at each reporting date, with the change in fair value recorded in the income statement. The fair values of both the warrants and conversion benefits are calculated using a Black-Scholes Model, taking into consideration factors such as the underlying price of our common stock, the exercise price for warrants or the conversion price for the conversion benefit, the volatility of our stock (or the stock volatility of peer companies with an historical active trading market), and the risk-free interest rates available for comparable time periods.

Under EITF Issue No. 00-19, contracts that require physical settlement or net-share settlement and contracts that give the issuer the choice of settlement (in cash or shares) are classified as equity. Contracts that require net-cash settlement or that give the counterparty a choice which includes net-cash settlement are classified as assets or liabilities, not equity. If a transaction is outside the control of the issuer and there is the possibility that the issuer could net-cash settle, then for purposes EITF Issue No. 00-19 it is assumed that the issuer will have to net-cash settle, which may preclude accounting for a contract as equity except in certain circumstances where the existing common stockholders would also receive cash. Management’s judgment is required in evaluating the terms of freestanding instruments, such as warrants, and the application of authoritative accounting literature.  The outstanding warrants to purchase shares of our common stock do not contain provisions for cash settlement.

Results of Operations

We have based our financial statements on the assumption of our operations continuing as a going concern.  As of March 31, 2009, we had a working capital deficit of $344,203, had an accumulated deficit of $8,623,383 and reported a net loss for the quarterly period ended March 31, 2009 of $602,528, which raise substantial doubt about our ability to continue as a going concern. Our plans for correcting these deficiencies include the future sales of our products and technologies and the raising of capital, which are expected to help provide us with the liquidity necessary to meet operating expenses.  During July, September and October 2008, Balqon California raised approximately $1,885,000 in connection with private placements of convertible promissory notes, common stock and warrants.

During December 2008, we raised $210,000 in connection with a private placement of our common stock and warrants.  During March 2009 and June 2009 we raised an aggregate of $1,000,000 in connection with a private placement of our convertible notes and warrants.  Over the longer-term, we plan to achieve profitability through our operations from the sale of our high capacity electric vehicles and drive systems.  Our financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue our existence.

The tables presented below, which compare our results of operations from one period to another, present the results for each period, the change in those results from one period to another in both dollars and percentage change, and the results for each period as a percentage of net revenues. The columns present the following:

•	The first two data columns in each table show the absolute results for each period presented.

•
The columns entitled “Dollar Variance” and “Percentage Variance” show the change in results, both in dollars and percentages. These two columns show favorable changes as a positive and unfavorable changes as negative. For example, when our net revenues increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.

•	The last two columns in each table show the results for each period as a percentage of net revenues.

Three Months Ended March 31, 2009 Compared to the Three Months Ended March 31, 2008

	Three Months Ended March 31,		Dollar Variance	Percentage Variance	Results as a Percentage of Net Revenues for the Three Months Ended March 31,
	2009 (Unaudited)	2008 (Unaudited)	Favorable (Unfavorable)	Favorable (Unfavorable)	2009	2008
Net revenues	$776,650	$60,000	$716,650	1,194%	100%	100%
Cost of revenues	747,620	11,446	(736,174)	(6,432)%	96%	19%
Gross profit	29,030	48,554	(19,524)	(40)%	4%	81%
Operating and interest expenses	631,558	104,794	(526,764)	(503)%	81%	175%
Net loss	$(602,528)	$(56,240)	$(546,288)	(971)%	(78)%	(94)%

Net Revenues.  The increase in net revenues is comprised of the sale of a battery charger system and two electric trucks for $776,650.  We anticipate that our future revenues will be comprised primarily of sales of our heavy-duty electric vehicles, flux vector inverters and our other products to customers including the City of Los Angeles , OEMs, and end-users of heavy-duty electric vehicles.  Our revenues during the three months ended March 31, 2009 were comprised solely of sales to customers in the United States.  We believe that a substantial portion of our sales in the future will be made to customers located outside of the United States.

Gross Profit.  The decrease in gross profit was due to a 3.7% gross margin associated with the sales of a battery system and electric trucks during the first quarter of 2009 compared to a 81% gross margin associated with contract revenues earned under the AQMD Development Agreement during the first quarter of 2008. The decrease in gross margin during 2009 was largely attributable to the startup of our electric truck manufacturing facility that resulted in unused plant capacity, excess direct labor, and other manufacturing overhead being charged to cost of sales during the quarter ended March 31, 2009. We anticipate that our gross profit margin will be approximately 24% of revenues for 2009 based on the current costs incurred associated with the 25 electric vehicles for the City of Los Angeles that are currently under production at our Harbor City facility.

Operating and Interest Expenses.  The $526,764 increase in operating and interest expenses was due largely to the legal, accounting, audit and consulting fees incurred in connection with the annual audit and related filings with the SEC that were made during the quarterly period ended March 31, 2009. We expect that over the near term, our general and administrative expenses will increase as a result of increased management personnel, opening of new manufacturing facilities, additional operational personnel to manufacture electric vehicle, increased legal and accounting fees associated with increased corporate governance activities in response to the Sarbanes-Oxley Act of 2002 and recently adopted rules and regulations of the SEC and the filing of an amended registration statement with the SEC.  Our research and development expenses for the quarterly period ended March 31, 2009 were $60,945.  We had no research and development expenses during the quarterly period ended March 31, 2008.  The increase in research and development expenses is largely attributable to the expenses associated with the employment of our vice president of research and development who was hired during the year ended December 31, 2008.  While our general and administrative expenses are expected to increase over the near term, these expenses as a percentage of net revenues are expected to decrease as we increase our net revenues.

Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

	Year Ended December 31,		Dollar Variance	Percentage Variance	Results as a Percentage of Net Revenues for the Years Ended December 31,
	2008 (As Restated)	2007	Favorable (Unfavorable)	Favorable (Unfavorable)	2008 (As Restated)	2007
Net revenues	$203,660	$382,736	$(179,076)	(47)%	100%	100%
Cost of revenues	138,053	280,263	142,210	51%	68%	73%
Gross profit	65,607	102,473	(36,866)	(36)%	32%	27%
Operating and interest expenses	7,998,888	185,217	(7,813,671)	(4,218)%	3,928%	48%
Net loss	$(7,933,281)	$(82,744)	$(7,850,537)	(9,488)%	(3,895)%	(22)%

Net Revenues.  The $179,076 decrease in net revenues is comprised of decreased contract revenues of $254,076 offset by increased net revenues of $75,000 relating to the sale of parts to the City of Los Angeles in April 2008 under the terms of the City of Los Angeles Agreement.  Contract revenues decreased in 2008 due to the reduced progress work on our AQMD Development Agreement in 2008 as compared to 2007.  During 2007, 72.3% of the $527,000 AQMD Development Agreement was completed yielding contract revenues of $382,736. During 2008, 19.2% of the AQMD Development Agreement was completed yielding contract revenues of $128,660.

Gross Profit.  The $36,866 decrease in gross profit was due to the decrease in contract revenues between the periods and the 8% profit margin associated with the sale of a battery charger system in April 2008.

Operating and Interest Expenses.  The $7,813,671 increase in operating and interest expenses was due largely to the $414,384 of legal and consulting fees incurred in connection with the Merger Transaction and fair value of stock based compensation of $6,036,882 associated with the issuance of options and shares of our common stock during the year ended December 31, 2008.  The additional $1,362,405 of increased operating expenses were attributable to amounts expended in establishing our production facilities and the ramp-up of our business during 2008 and the fact that the results for 2007 reflect only eight months of actual business operations.  Our research and development expenses for the year ended December 31, 2008 were $44,023.  We had no research and development expenses during the year ended December 31, 2007.  The increase in research and development expenses is largely attributable to the expenses attributed to the employment of our vice president of research and development who was hired during the year ended December 31, 2008.

Liquidity and Capital Resources

During the year ended December 31, 2008 and first quarter of 2009, we funded our operations primarily with cash flow from financing activities, which included the issuance of secured and unsecured debt and the issuance of equity securities.  As of March 31, 2009, we had a working capital deficiency of $344,203 as compared to a working capital of $194,074 at December 31, 2008.  At March 31, 2009 and December 31, 2008 we had an accumulated deficit of $8,623,383 and $8,020,855, respectively, and cash and cash equivalents of $39,749 and $355,615, respectively.

Our available capital resources at March 31, 2009 consisted primarily of approximately $39,749 in cash and cash equivalents.  We expect that our future available capital resources will consist primarily of cash on hand, cash generated from our business, if any, and future debt and/or equity financings, if any.

Cash used in operating activities for the three months ended March 31, 2009 was $844,043 as compared to $2,754 of cash provided by operating activities for the three months ended March 31, 2008, and includes a net loss of $602,528, depreciation and amortization of $23,238 and changes in operating assets and liabilities of $(264,753).  Material changes in asset and liabilities at March 31, 2009 as compared to December 31, 2008 that affected these results include:

•	an increase in accounts receivable of $775,750;
•	a decrease in inventory of $434,609;
•	a decrease in prepaid expenses of $21,058; and
•	a net increase in accounts payable and accrued expenses of $55,330.

Cash used in investing activities totaled $8,986 for the first quarter of 2009 as compared to $0 of cash used in investing activities for the first quarter of 2008.

Cash provided by financing activities totaled $537,163 for the first quarter of 2009 as compared to $2,448 for the first quarter of 2008.

Cash used in operating activities for 2008 was $1,328,569 as compared to $34,127 of cash used in operating activities for 2007, and includes a net loss of $7,933,281, depreciation and amortization of $29,836, common stock granted for services of $5,333,000, options and warrants granted for services of $709,215, amortization of note discount of $586,747, and changes in operating assets and liabilities of $54,086.  Material changes in asset and liabilities at December 31, 2008 as compared to December 31, 2007 that affected these results include:

•	a decrease in accounts receivable of $35,000;
•	an increase in inventory of $1,159,601;
•	an increase in prepaid expenses of $43,020;
•	an increase in deposits of $14,400;
•	a net increase in accounts payable and accrued expenses of $1,196,595; and
•	a decrease in billings in excess of costs and estimated earnings on uncompleted contracts of $68,660.

Cash used in investing activities totaled $336,068 for 2008 as compared to $22,316 of cash used in investing activities for 2007.

Cash provided by financing activities totaled $2,020,218 for 2008 as compared to $56,477 for 2007.

In July 2008, Balqon California raised an aggregate of $500,000 through the issuance of senior secured convertible promissory notes to five accredited investors.  The senior secured convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, Balqon California also issued three-year warrants to acquire up to an aggregate of 500,000 shares of common stock at an exercise price of $1.50 per share. The senior secured convertible promissory notes were converted into an aggregate of 514,582 shares of common stock of Balqon California immediately preceding the closing of the Merger Transaction.

In September 2008, Balqon California raised an aggregate of $810,000 through the issuance of convertible promissory notes to 15 accredited investors.  The convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, Balqon California also issued three-year warrants to acquire up to an aggregate of 810,000 shares of common stock at an exercise price of $1.50 per share. The convertible promissory notes were converted into an aggregate of 818,766 shares of common stock of Balqon California immediately preceding the closing of the Merger Transaction.

In October 2008, Balqon California raised an aggregate of $575,000 through the issuance of an aggregate of 575,000 shares of common stock to six accredited investors.  In connection with this offering, Balqon California also issued three-year warrants to purchase an aggregate of 575,000 shares of common stock at an exercise price of $1.50 per share.

In June 2008, Balqon California issued 2,916,725 shares of common stock and warrants to purchase 729,180 shares of common stock to Marlin Financial in consideration of business strategy and financial advisory services rendered, to Balqon California.   For no additional consideration, Marlin Financial Group, Inc. acted as a finder in connection with the private placement offerings completed in September 2008 and October 2008.

In December 2008, we raised an aggregate of $210,000 through the issuance of 210,000 shares of common stock to ten accredited investors.  In connection with this offering, we also issued three-year warrants to purchase an aggregate of 210,000 shares of common stock at an exercise price of $1.50 per share.

During March 2009 and June 2009, we raised an aggregate of $1,000,000 through the issuance of convertible notes to 34 accredited investors.  The convertible notes are convertibles into an aggregate of 1,000,000 shares of our common stock.  In connection with this offering, we also issued three-year warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $1.50 per share.

We are obligated under registration rights agreements related to above described private placement to file a registration statement with the SEC, registering for resale the shares of common stock underlying the convertible notes and warrants issued in the private placement transaction.

Effective February 18, 2009, we entered into a Business Financing Agreement with Bridge Bank, National Association.  Effective February 26, 2009, we entered into a Business Financing Modification Agreement which modified the initial financing agreement with Bridge Bank.  The amended financing agreement with Bridge Bank provides us with an accounts receivable based credit facility in the aggregate amount of up to $5,000,000.  Under the terms of the credit facility, we may not borrow in excess of $500,000 unless and until we receive an executed term sheet with respect to an equity financing of at least $2,500,000 on terms and conditions acceptable to Bridge Bank.

The credit facility is formula-based and generally provides that the outstanding borrowings under the credit facility may not exceed an aggregate of 80% of eligible accounts receivable.  We must immediately pay any advance made under the credit facility within 90 days of the earlier of (i) the invoice date of the receivable that substantiated the advance or (ii) the date on which the advance was made.

Interest on the credit facility is payable monthly.  The interest rate is variable and is adjusted monthly based on the per annum prime rate as published by Bridge Bank plus two percentage points, subject to a minimum rate of 6.0% per annum.

In the event of a default and continuation of a default, Bridge Bank may accelerate the payment of the principal balance requiring us to pay the entire indebtedness outstanding on that date.  Upon the occurrence and during the continuation of an event of default, the interest rate applicable to the outstanding balance borrowed under the credit facility will be increased by five percentage points above the per annum interest rate that would otherwise be applicable.

The credit facility is secured by a continuing first priority security interest in all of our personal property (subject to customary exceptions).  The credit facility may be terminated at any time by either party.  If we terminate the credit facility prior to February 18, 2010, we will owe a termination fee equal to 1.00% of the dollar amount resulting from dividing the credit limit then in effect under the credit facility by 80% (or such greater or lesser percentage as Bridge Bank may establish from time to time).

Our plan of operations for the next twelve months includes completion and delivery of the remaining heavy-duty electric vehicles under the City of Los Angeles Agreement, together with associated equipment including batteries and chargers. We also expect to receive additional orders for our products over the next twelve months. We expect that the anticipated gross margin from the sales of these products will provide additional liquidity and capital resources.  Our ability to increase the number of orders for our products and/or to achieve sufficient gross margin through the sale of products to provide us with meaningful additional liquidity and capital resources is subject to, among other things, the effect of the current global economic crisis and our ability to raise additional capital.

During 2009, we expect to incur approximately $200,000 in research and development expenses.  We believe that we presently have sufficient plant and production equipment to meet our current operational plan and we do not intend to dispose of any plant and equipment.

We presently have 12 employees and expect to hire additional personnel to meet production demands of increased product sales. Until these new sales materialize, our present staff is sufficient to meet our current operational plan.

Our continued operations are dependent on securing additional sources of liquidity through debt and/or equity financing.  As indicated above, our financial statements as of March 31, 2009 and for the year ended December 31, 2008 have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As discussed in this prospectus and in notes to our financial statements included in this prospectus, we have suffered recurring losses from operations and at March 31, 2009 we had an accumulated deficit of $8,623,383.  These factors, among others, raised substantial doubt about our ability to continue as a going concern and, with respect to our financial position on December 31, 2008, led our independent registered public accounting firm to include in their report an explanatory paragraph related to our ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

We have been, and currently are, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future.  Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts.

Backlog

As of July 22 , 2009, we had a backlog of approximately $ 3.8 million.  Our backlog includes a contract to produce and deliver 13 electric yard tractors, 5 electric drayage tractors, and associated equipment including batteries and chargers.  We believe that products in our backlog will be shipped by December 31,  2009.

Effects of Inflation

The impact of inflation and changing prices has not been significant on the financial condition or results of operations of our company.

Impacts of New Accounting Pronouncements

In December 2007, SFAS No. 141R, “Business Combinations (revised 2007)” was issued.  SFAS No. 141R replaces SFAS No. 141 “Business Combinations.”  SFAS No. 141R requires the acquirer of a business to recognize and measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at fair value. SFAS No. 141R also requires transactions costs related to the business combination to be expensed as incurred. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The effective date, as well as the adoption date for Balqon was January 1, 2009.  Although SFAS No. 141R may impact our reporting in future financial periods, we have determined that the standard did not have any impact on our historical financial statements at the time of adoption.

In April 2008, the Financial Accounting Standards Board, or FASB, issued FASB Staff Position, or FSP, No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142.  This pronouncement requires enhanced disclosures concerning a company’s treatment of costs incurred to renew or extend the term of a recognized intangible asset. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The effective date, as well as the adoption date for us was January 1, 2009.  Although FSP 142-3 may impact our reporting in future financial periods, we have determined that the standard did not have any impact on our historical financial statements at the time of adoption.

We do not believe that the adoption of the above recent pronouncements will have a material effect on our results of operations, financial position or cash flow.  Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA and the SEC did not or are not believed by management to have a material impact on our present or future financial statements.

Material Weaknesses in Internal Control Over Financial Reporting

Our management has identified two material weaknesses in our internal control over financial reporting, which material weaknesses are described below.  A material weakness is a control deficiency (within the meaning of Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 5) or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

1.           In conjunction with preparing our registration statement on Form S-1, and after receiving comments from the Staff of the SEC relating to our registration statement on Form S-1, management reviewed, in the first quarter of 2009, our recording of the value of stock-based compensation awarded in June and August 2008, and the recording of a note discount related to a beneficial conversion feature and associated warrants issued with certain convertible notes during 2008. As a result of this review, management concluded that our controls over the key valuation assumptions of our stock-based compensation and note discount related to a beneficial conversion feature and associated warrants issued with convertible notes were not in accordance with generally accepted accounting principles and that our expenses for the year ended December 31, 2008 and for each of the quarterly periods ended June 30, 2008 and September 30, 2008, had been misstated.  Based upon this conclusion, our Audit Committee and senior management decided, in the second quarter of 2009, to restate our financial statements as of and for the year ended December 31, 2008 and for each of the quarterly periods ended June 30, 2008 and September 30, 2008.

Management evaluated the impact of this restatement on our assessment of our disclosure controls and procedures and concluded that the control deficiency that resulted in the incorrect recording of stock-based compensation and note discount related to a beneficial conversion feature and associated warrants issued with convertible notes represented a material weakness.

2.           As a result of our restatement of prior periods’ financial results, as discussed above, we were unable to meet our requirements to timely file our Form 10-Q for the quarterly period ended March 31, 2009. Management evaluated the impact of our inability to timely file periodic reports with the SEC on our assessment of disclosure controls and procedures and concluded that the control deficiency that resulted in the inability to timely make these filings represented a material weakness.

Remediation of Material Weaknesses

To remediate the material weaknesses identified above, we have done the following subsequent to December 31, 2008, in the periods specified below, which correspond to the two material weaknesses identified above.

1.           We revised our methodology for recording the value of stock-based compensation and the recording of note discount related to a beneficial conversion feature and associated warrants issued with convertible notes. We previously valued the stock, options, and warrants associated with compensation and convertible notes based on an alternative valuation methodology that was determined by management with assistance from an independent third party valuation specialist during a time when the company was still a private enterprise. Upon further examination of our valuation methodology and largely in consideration of the $1.00 conversion price per share of common stock of our convertible notes that were offered and sold in July and September 2008 (and converted by October 31, 2008) and the $1.00 per unit sale price of units consisting of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in October and December 2008, we concluded that the $1.00 valuation per share was a better indicator of value than the $0.015 per share valuation that was determined under the alternative valuation methodology previously used by us.  We have determined the effect of the correction on our previously issued financial statements and have restated our financial statements for the year ended December 31, 2008 and quarterly periods ended June 30, 2008 and September 30, 2008.  The revision of our valuation methodology as it relates to stock-based compensation and the recording of note discount related to a beneficial conversion feature and associated warrants issued with convertible notes was completed in the second quarter of 2009. We began using this new methodology for the quarter ended June 30, 2008.  In addition, this methodology applies to all periods subsequent to December 31, 2008.

Management believes that the remediation described in item 1 immediately above has remediated the corresponding material weakness also described above.

2.           In connection with making the changes discussed above to our disclosure controls and procedures, in addition to working with our independent auditors, in the second quarter of 2009 we created a new position – Corporate Compliance Director – to assist us in making timely required filings with the SEC and ensuring the accuracy of our financial reporting and the effectiveness of our disclosure controls and procedures. The individual that we have assigned to the position of Corporate Compliance Director holds both a bachelors and masters degree, is a certified public accountant, and is experienced in compliance with generally accepted accounting principles, SEC reporting, and taxation matters. In the second quarter of 2009 we further improved our ability to timely make required filings by allocating part of the time of our administrative assistant who possesses relevant administrative and accounting experience to assist in promptly compiling information needed to meet our disclosure controls and procedure obligations. Also in the second quarter of 2009 we established a Disclosure Committee comprised of the Chief Executive Officer, the Chief Financial Officer and the Corporate Compliance Director.  It is anticipated that the Disclosure Committee will meet monthly and more frequently as reporting deadlines approach, to ensure that we comply timely with our disclosure obligations under the Exchange Act.

Management expects that the remediation described in item 2 immediately above will remediate the corresponding material weakness also describe above by December 31, 2009. Management is unable, however, to estimate our capital or other expenditures associated with the allocation of time of certain of our personnel to assist us in generating reports and schedules necessary to timely file our periodic reports or our additional capital or other expenditures related to higher fees paid to our independent auditors in connection with their review of this remediation.

In light of the material weaknesses described above, we performed additional analysis and other post-closing procedures to ensure that our financial statements were prepared in accordance with generally accepted accounting principles. Accordingly, we believe that the financial statements included in this prospectus fairly present, in all material respects, our financial condition, results of operations, changes in shareholder’s equity and cash flows for the periods presented.

BUSINESS

Overview

We design, assemble and market heavy-duty electric vehicles for use in the transportation of containers and heavy loads at facilities such as marine terminals, rail yards, industrial warehouses, intermodal facilities (facilities where freight is transferred from one mode of transportation to another without actual handling of the freight itself when changing modes), military bases and industrial plants.  We currently sell our heavy-duty electric vehicles for use at the Port of Los Angeles and have also sold a heavy duty electric vehicle for use in a demonstration program to the AQMD.  We also market, and plan to sell, components of our heavy duty electric vehicles that we have developed, including our heavy duty electric drive systems and flux vector inverters.  In 2008, we released our first zero emissions heavy-duty vehicle, the Nautilus E30, which is part of our Nautilus product line that is designed to target applications requiring transportation of cargo containers weighing over 60,000 pounds.

Fossil fuel powered equipment used to transport containers in off-highway applications have experienced minimal improvements in emission and propulsion technology over the past two decades.  As a result, sea ports and intermodal facilities throughout the world have experienced increased levels of pollution.  We believe that the life-cycle costs of our heavy-duty electric vehicles are lower than the current operating costs of fossil fuel based vehicles in high idling off-highway and on-highway applications.  A key element of our strategy is to market and sell, on a world-wide basis, our zero emissions heavy-duty electric vehicles in high idling off-highway and on-highway applications as a cost effective and environmentally friendly alternative to fossil fuel based heavy-duty vehicles.  In addition, we plan to market and sell on a worldwide basis our heavy-duty electric drive systems and flux vector inverters to OEMs, for use in heavy-duty electric vehicles and heavy-duty material handling equipment.

Our Nautilus E30 drayage tractor, a vehicle used to haul heavy loads in short haul operations, which can tow over 60,000 pounds at speeds of up to 45 miles per hour and has a range of between 30 and 60 miles on a single battery charge, has successfully completed initial testing at the Port of Los Angeles.  As a result of this successful testing, we received purchase orders for an additional five Nautilus E30 electric drayage tractors and 21 Nautilus E20 electric yard tractors.  Prior to releasing our Nautilus product line, we spent two years developing our heavy duty electric drive system that couples an electric motor directly to an automatic transmission which provides high torque to pull heavy loads during start-stop applications. In addition, in 2008 we acquired the assets of a company that had developed a high capacity 240 kW flux vector inverter that is SAE J1939 CAN Bus capable.  SAE J1939 CAN Bus is a standard communication protocol used in the automotive industry to communicate and diagnose between vehicle components.  For example, diesel engine manufacturers use SAE J1939 CAN Bus communications to control emissions and transmission operations in off-highway and on-highway vehicle applications.  Our flux vector inverters have been designed to communicate with other vehicle components on the same SAE J1939 CAN Bus thereby allowing us to incorporate our heavy-duty electric drive system into other fossil fuel vehicle platforms including container lift trucks, reach stackers, roll-on/roll-off tractors, drayage vehicles and high capacity forklifts.

Company History

We are a Nevada corporation that was incorporated on November 21, 2001, as BMR Solutions, Inc.  From inception to May 2006, we were engaged in the business of providing Internet website hosting and development services.  In May 2006, we underwent a change in management and adopted a new business plan of providing local delivery and transportation of mattresses, furniture and futons in Southern California.  On September 15, 2008, we entered into an Agreement and Plan of Merger, or Merger Agreement, with Balqon California, and our wholly-owned subsidiary Balqon Acquisition Corp., or Acquisition Subsidiary.  Upon the closing of the Merger Agreement on October 24, 2008, Balqon California merged with and into Acquisition Subsidiary with Acquisition Subsidiary surviving and immediately thereafter, Acquisition Subsidiary merged with and into our company and at that time we also changed our name from BMR Solutions, Inc. to Balqon Corporation.  Our current business is comprised solely of the business of Balqon California.  Balqon California was incorporated on April 21, 2005 and commenced operations in 2006.

In September 2008, Balqon California entered into an agreement with EMS and its sole member, Robert Gruenwald, to acquire substantially all of the assets of EMS, including all intellectual property assets used in the development and manufacture of flux vector inverters.  At the time of the acquisition, EMS had been engaged in developing, designing and manufacturing flux vector inverters within the automotive and material handling equipment industries since 1997.  At the time of the acquisition, Mr. Gruenwald was, and continues to be, our Vice President Research and Development.  See “Certain Relationships and Related Transactions—Balqon California’s Transactions Prior to the Consummation of the Merger Transaction.”  As a result of this acquisition, Balqon California acquired proprietary technology and designs that we currently use in our heavy-duty electric vehicles. Since its inception in 1997, EMS has sold over 250 inverters for use in applications including industrial conveyor systems, electric buses, delivery trucks, a monorail system and mining vehicles.  EMS sold products primarily to OEMs of electric buses, mining vehicles and specialty automotive vehicles. We believe that the acquisition of EMS’s technology and knowhow provides us with the ability to further develop, market and sell flux vector inverters for use in heavy-duty applications.

In October 2006, the management of Balqon California met with representatives of the Port of Los Angeles and the AQMD, to propose the use of zero emissions electric tractors at the port terminal facilities located in San Pedro and Los Angeles, California.  In April 2007, Balqon California entered into an agreement with the AQMD, or AQMD Development Agreement, to develop a heavy-duty zero emissions electric drayage tractor to be used for demonstration and testing purposes at the Port of Los Angeles.  Under the terms of the AQMD Development Agreement, which was co-funded by the AQMD and the Port of Los Angeles, the AQMD agreed to pay Balqon California up to $527,000 for the development of this electric tractor.  In January 2008, Balqon California delivered to the AQMD and commenced testing a heavy-duty electric drayage tractor incorporating what is now our proprietary flux vector inverter technology and heavy-duty electric drive system at the Port of Los Angeles. The zero emissions electric tractor has since successfully passed rigorous testing by the Port of Los Angeles.

In May 2008, Balqon California received a purchase order from the AQMD for one Nautilus E20 electric yard tractor to be used in a loaner program under which the AQMD will loan the tractor to various terminal operators to demonstrate the benefits of using zero emissions electric vehicles in off-highway container transportation applications.  In June 2008, Balqon California received a purchase order from the City of Los Angeles for 20 Nautilus E20 heavy-duty electric yard tractors and 5 Nautilus E30 drayage tractors, all of which will be used at the Port of Los Angeles.

The purchase order from the AQMD is pursuant to a Purchase and Service Agreement with the AQMD, dated May 15, 2008, or AQMD Purchase Agreement, under which we are obligated to deliver one Nautilus E20 heavy-duty electric yard tractor to the AQMD for use in a loaner program that will allow the owners of multiple terminals to test the electric yard tractor in anticipation of a purchase.  The term of the AQMD Purchase Agreement expires on May 15, 2010.  Under the terms of the AQMD Purchase Agreement, the AQMD will pay us up to an aggregate of $300,000 for products delivered and services provided under the agreement, which amount includes $280,000 to be paid for the delivery of a operational yard tractor, a replacement battery pack and a battery charger.  Under the terms of the AQMD Purchase Agreement, we are also obligated to install and remove chargers at least five times at five different sites. In addition, we are obligated to pay the AQMD a royalty fee of $1,000 per electric vehicle sold or leased to anyone other than the AQMD or the Port of Los Angeles.  The royalty fee will be adjusted for inflation every five years.  Under the terms of the AQMD Purchase Agreement, the AQMD has the right to use data collected during the test phase and has a royalty free, nonexclusive, irrevocable license to produce any copyrighted material produced under the AQMD Purchase Agreement.

The purchase order from the City of Los Angeles is pursuant to the City of Los Angeles Agreement, under which we are obligated to produce and deliver to the City of Los Angeles 20 electric yard tractors, five electric drayage tractors and certain additional components.  The City of Los Angeles Agreement is for a term of three years.  Under the terms of the City of Los Angeles Agreement, the City of Los Angeles will pay us up to an aggregate of $5,383,750, comprised of $189,950 for each Nautilus E20 yard tractor, $208,500 for each Nautilus E30 drayage tractor, and $542,250 for the delivery of five sets of battery chargers.  Under the terms of the City of Los Angeles Agreement, we are also obligated to pay the City of Los Angeles a royalty fee of $1,000 per electric vehicle sold or leased to any party other than the City of Los Angeles or the AQMD.  The royalty fee will be adjusted for inflation every five years.

In March 2009, we delivered a  Nautilus E20 to the AQMD under the terms of the AQMD Purchase Agreement.  As of July 22 , 2009, we have delivered seven Nautilus E20s to the Port of Los Angeles under the terms of the City of Los Angeles Agreement.

In May 2009, we received a grant of up to $400,000 from the City of Los Angeles to reimburse us for costs we incur in connection with the installation, demonstration and evaluation of lithium-ion powered battery packs in two of our zero emissions Nautilus vehicles.  Upon completion of the testing of these two vehicles, one Nautilus E20 and one Nautilus E30, the City of Los Angles will have the right to purchase these test vehicles against the City of Los Angeles Agreement.  In June 2009, we completed assembly of a Nautilus E30 retrofitted with lithium-ion battery packs, and an initial testing of this Nautilus E30 demonstrated a range of over 150 miles on a single charge under unloaded conditions.  As of the date of this prospectus, we are in the process of retrofitting a Nautilus E20 with lithium-ion battery packs and continue to test the Nautilus E30 that has been retrofitted to demonstrate what we believe to be the additional range and performance benefits of lithium-ion batteries in our current Nautilus product line.

In June 2009, we entered into an agreement with Autocar under which we agreed with Autocar to collaborate on the development, marketing and sale of on-highway Class 7 and Class 8 zero emissions electric trucks to be used in short haul drayage and trash hauling applications, or Autocar Truck.  Under the terms of the Autocar Agreement, we agreed to purchase Department of Transportation compliant chassis designed for cab-over-engine-heavy-duty vehicles, or Autocar Chassis, exclusively from Autocar for a period of at least three years.  The Autocar Agreement is for an initial term commencing on June 9, 2009 and ending 36 months after the first sale of an Autocar Truck by us to an end user, or the First Sale.  After the initial term, the Autocar Agreement will automatically continue for successive one-year terms until it is terminated at the end of its term by either party giving the other party notice of termination at least 60 days prior to the end of the applicable term.  Under the Autocar Agreement, we agreed to purchase: a minimum of 50 Autocar Chassis during the first twelve month period after the First Sale (with at least 5 Autocar Chassis being purchased by December 9, 2009), a minimum of 75 Autocar Chassis during the second twelve month period after the First Sale, and a minimum of 112 Autocar Chassis during the third twelve month period after the First Sale.  The Autocar Chassis will be sold by Autocar to Balqon at commercially reasonable rates.  We plan to install our heavy-duty electric drive systems and batteries into the Autocar Chassis and sell the resultant heavy-duty Class 7 and Class 8 electric vehicles through our dealer network that we are currently developing and through Autocar’s existing authorized commercial truck dealer network.  During the term of the Autocar Agreement, we will pay Autocar a sales commission of 3% of the purchase price of any electric vehicle we sell to an end-user arising out of or resulting from sales leads generated by Autocar or its dealers.

During the term of the Autocar Agreement, Autocar has agreed that it will not partner with any supplier of electric drive systems other than with us for Autocar’s production of on-highway Class 7 or Class 8 drayage vehicles for sale in North America (other than partners or suppliers of hydraulic hybrid or parallel hybrid systems), without our prior written consent.  During the term of the Autocar Agreement and for an additional twelve months following termination of the Autocar Agreement, we agreed that we will not partner with, sell or otherwise supply or install electric drive systems to any OEM other than Autocar for all on road Class 7 and Class 8 drayage vehicles, refuse vehicles, aircraft service vehicles or any other application appropriate for cab-over engine chassis for sale in the United States, Canada or Mexico, without Autocar’s prior written consent.  However, we may sell such vehicles during the twelve months following termination of the Autocar Agreement without Autocar’s prior written consent if we pay Autocar a fee of $6,000 per vehicle.

Electric Vehicle Industry

Over the past twenty years, the electric vehicle industry has grown rapidly as a result of increasing demand for environmentally friendly modes of transportation.  The high price of fossil fuel and heightened environmental concerns over greenhouse gas emissions worldwide have resulted in increased demand for electric and hybrid vehicles.  Similarly, there has been increase in demand for battery powered low or zero emissions vehicles in off-highway material handling applications.

We believe that potentially large electric vehicle markets are developing in a wide-range of vehicle platforms for a variety reasons, including improved fuel economy, lower emissions, greater reliability, lower maintenance costs, improved performance and vehicle control.  Of these myriad reasons, improved fuel economy has emerged as a significant factor in the development and potential growth of the emerging electric vehicle markets as crude oil prices rise, and consumers and businesses alike contend with higher gasoline and diesel prices.

During 2007, crude oil consumption in the United States, as reported by the United States Department of Energy in the Transportation Energy Data Book, averaged approximately 21 million barrels per day, which represents an average annual percentage increase in consumption of approximately 1% over a period of ten years.  According to data published by the United States Department of Energy, of the total amount of crude oil consumed in the United States in 2007, approximately 68% was consumed by the transportation industry which has seen an increase in consumption of approximately 1.5% per year over a ten year period.  The United States Department of Energy also reports that increases in crude oil based fuel demand worldwide has resulted in accelerated growth of fuel costs worldwide.  We believe that the cost of fuel will continue to remain high relative to historic levels, and therefore believe that electric vehicles will offer a cost effective and environmentally efficient alternative solution to fossil fuel based vehicles.

We believe that the continued liberalization of global trade coupled with the growth in container packaging of goods has resulted in the use of larger container ships which, in turn, has resulted in a commensurate increase in ship capacities.  This increase in the size of container ships has resulted in concentrated growth at larger ports which, in turn, has resulted in a higher rate of increase in air pollution at these ports, thereby requiring more stringent environmental regulations.

As a result of increased imports from South Asia to the United States over the past five years, the number of twenty-foot equivalent units, or TEUs, transported to ports and through intermodal facilities located on the west coast of the United States has also increased. This expansion in trade has resulted in increased pollution at the largest ports on the west coast of the United States, resulting in more stringent requirements on vehicle emissions in many of these areas.  For example, the Port of Los Angeles and the Port of Long Beach recently approved a comprehensive “Clean Air Action Plan” aimed at reducing pollution and health risks associated with mobile air emissions resulting from activities at these ports.  See “—Recent Initiatives.”  We believe that electric trucks are the leading cost competitive solution to reduce the environmental impact of increased activity and pollution at ports and intermodal facilities located on the west coast of the United States.

In light of these recent regulatory initiatives, and the identification of heavy-duty truck pollution as the most significant source of air pollution at ports, we believe that the demand for heavy-duty electric vehicles will increase.  In response to this anticipated increase in demand, we have developed and will continue to develop zero emissions heavy-duty vehicle platforms as an alternative to current fossil fuel based container transportation solutions.  In addition to being incorporated into our heavy-duty electric vehicles, our heavy-duty electric drive systems can also be incorporated into drayage vehicles, container lift trucks, roll-on/roll-off trucks, reach stackers and large industrial forklifts.  In addition, we also believe that our heavy-duty electric drive system is ideally suited for vehicles used in connection with short-haul inner city on-highway delivery of goods to retail or industrial facilities.

The electric vehicle industry is highly competitive and characterized by rapid technological advancements.  Most of the technological advancements target the on-highway consumer automotive markets. We believe that technological improvements in battery technology have increased the probability of production electric vehicles reaching consumer markets by 2012. The success of electric vehicles in the consumer market industry is generally based on vehicle range, speed and acquisition cost, while success of electric vehicles in the off-highway heavy-duty markets is based on product customization, productivity, functionality, durability and after market support. In response to what we believe to be the market needs, our fully integrated heavy-duty electric drive system that incorporates an electric motor, transmission, flux vector inverter and communication components into a single integrated unit allow us the agility and adaptability to enter various heavy-duty vehicle market niches through incorporation of our technologies into varied vehicle platforms.  We have ensured adaptability to a variety of application needs through the design of our flux vector inverter which determines key performance features of the vehicle such as speed, acceleration and energy consumption and which is software configurable thereby allowing us to adapt to specific application needs in the field.  Our operational strategy to partner with existing chassis manufacturers in each niche market provides our customers with a proven vehicle platform and established service support worldwide while providing us with a capital efficient model to enter a number of market segments.

Heavy-Duty Electric Vehicles Industry

Industries related to container transportation have seen modest improvements in vehicle technology over the past five decades. This is mainly a result of low duty cycle needs for vehicles operated in terminals or in short-haul drayage applications which, in turn, has resulted in the use of older model and higher-polluting vehicles in these applications. The high growth rates at large ports has resulted in an increase in the population of these older model vehicles which, in turn, has resulted in increased regulatory oversight within port facilities that historically were relatively unregulated. We believe that this increase in regulatory oversight, coupled with continued increases in fossil fuel costs, have resulted in the opportunity for electric vehicles to be a commercially viable environmental solution in these markets. We believe that the benefits of zero emissions and lower operating costs of electric vehicles, when compared to fossil fuel powered or hybrid vehicles, provides us with an opportunity to market cost-effective heavy-duty zero emissions electric vehicles to a number of markets worldwide.

We believe that as the monetary and environmental costs of fossil fuels increase, environmental regulations will continue to be promulgated worldwide to ensure significant decreases in harmful emissions.  Efforts to reduce greenhouse gas emissions during the past five years using alternative fuels such as compressed natural gas and liquefied petroleum gas have resulted in modest improvements in air quality.  We believe that stringent environmental regulations will result in an increased demand for cost effective zero emissions technologies that can be incorporated into current vehicle platforms to replace current fossil fuel-based vehicles.  Furthermore, we believe that electric vehicles will be the ideal solution in resolving emissions and operating cost issues faced by the heavy-duty electric vehicle industry.

Heavy-Duty Material Handling Equipment Industry

Our fully integrated heavy-duty electric drive system design provides us with ability to incorporate our zero emissions technology into material handling equipment platforms that are used in high load carrying capacity applications.  Heavy load carrying capacity material handling equipment is used to transport containers or cargo at marine terminals, on cargo vessels and within industries, such as the lumber, concrete, paper and steel industries, that have been generally unregulated in terms of emissions generated by equipment utilizing off-highway engines. Increases in fuel costs and regulatory oversight provides us with the opportunity to transition this industry to zero emissions product solutions.

Our heavy-duty electric drive systems are designed to target the needs of industries that utilize 10 to 45 ton capacity forklifts, 20 to 45 ton capacity reach stackers, 20 to 45 ton capacity roll-on/roll-off trucks and 8 to 45 ton capacity container lift trucks, all of which are primarily used in ports and rail yards to stack empty containers or to load and unload ships, barges or rail carts. High capacity forklifts are also used to load and unload below deck cargo at smaller ports. In addition, these forklifts are used in industrial facilities to transport heavy metals, concrete, paper and lumber. A reach stacker is a material handling equipment equipped with a hydraulic boom assembly that can lift and move containers from barges, ships or rail carts. Reach stackers are more cost effective and productive at smaller port facilities as compared to fixed gantry crane systems. Roll-on/roll-off trucks are used to transport containers onto barges or under-deck facilities mainly at small ports, providing agility in loading and unloading operations. Container lift trucks are used at ports and rail yards to stack empty or loaded containers within terminal or intermodal facilities. These container lifts can stack empty containers up to six containers high and are used to save valuable space at container handling facilities.

All of the heavy-duty material handling equipment described above utilize fossil fuel propulsion systems and are customized for each application. Most of this equipment is considered industrial equipment and therefore regulated under off-highway emissions and safety standards. We believe that due to the high idling and start/stop nature of these applications, electric propulsion systems can be more cost effective and environmentally friendly in these market niches. We are developing modified configurations of our current heavy-duty electric drive system to provide alternative zero emissions product solutions for our targeted applications.

Our Competitive Strengths

Our heavy-duty electric yard tractors and our fully integrated heavy-duty electric drive system provides us with the opportunity to incorporate our zero emissions technology into existing vehicles and material handling equipment used in high load carrying capacity applications. Growing public awareness of the relationship between burning fossil fuels, health risks and global warming has increased the demand for a cost effective alternative to vehicles powered by fossil fuels.  We believe the following competitive strengths serve as a foundation for our strategy:

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Quality, Excellence and Reliability.  We believe that our proprietary technologies and designs, including our SAE J1939 CAN Bus and diagnostic capable high capacity liquid cooled flux vector inverters and fully integrated and configurable heavy-duty electric drive system increase the reliability of electric vehicles.  Our flux vector inverters have been sold for over ten years by EMS and have proven reliability in a wide range of applications.

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Heavy-Duty Electric Vehicle Technology.  Our first product releases, the Nautilus E30 electric drayage tractor and the Nautilus E20 electric yard tractor, incorporate an electric motor that is directly coupled to a heavy-duty automatic transmission, which allows for the ability to transport heavy loads.

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Low Operating Costs.  Most current fossil fuel powered vehicle designs consume energy during vehicle idling.  Our vehicles, powered with electric motors, shut off during idling applications which results in lower operating costs and less wear and tear on drive train components.  These features reduce maintenance costs and increase vehicle life. We believe that our strategy to target high idling off-highway applications further enhances the benefits of using our electric vehicles in our targeted applications.

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High Efficiency. Our vehicles are powered by electric motors which produce higher levels of torque at lower speeds than fossil fuel powered motors and are therefore more suitable for heavy-duty applications that operate for short periods of time between starts and stops.  In addition, our heavy duty electric drive system is equipped with a regenerative braking system which captures the energy back into the batteries during stops, saving brake wear and increasing energy efficiency as compared to fossil fuel powered vehicles.

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Highly Configurable Technology.  Our proprietary technologies can be configured to serve a variety of platforms and the specific needs of our customers.  All components in our fully integrated heavy-duty electric drive system communicate over an SAE J1939 CAN Bus system that allows us to configure key parameters of a vehicle’s performance through uploading of proprietary software.  This capability allows us to configure a vehicle to specific application needs with minimum hardware changes.  In addition , this capability provides us with full diagnostic capability to monitor and diagnose the performance of various components in the field during the life of the vehicle.  We believe that our fully integrated heavy-duty electric drive system, which includes an electric motor, transmission, flux vector inverter and communication software installed into a single assembly provides us with ability to incorporate our technologies across various product platforms such as container reach stackers, drayage vehicles, forklifts and straddle carriers, and positions us to be a leader in the heavy-duty vehicle industry.  We believe that this flexibility and configurability will enable us to serve a wider variety of markets and product applications.

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Experienced Management Team and Access to an Extensive Distribution Network.  Our senior management team has over 80 years of combined experience in the electric vehicle industry and has extensive experience in startup technology companies within this industry. In addition, members of our senior management have significant experience within the transportation industry.

Our Strategy

As one of the few companies focused on heavy-duty electric vehicles and material handling equipment, we are dedicated to providing cost effective solutions to the heavy-duty electric vehicle and material handling equipment markets.  Our business strategy is based on our belief that electric vehicles are inherently more cost effective and reliable than fossil fuel powered vehicles.  We believe that despite the limitation in battery energy density as compared to fossil fuel applications, there are a significant number of off-highway high idling niche applications that can benefit from the use of zero emissions electric vehicles and material handling equipment.  The primary elements of our business strategy include:

Increase our current market presence and selectively pursue new opportunities.  We intend to use our products to pursue new opportunities and capture market share within the heavy-duty electric vehicle market.  In addition to producing and selling heavy-duty electric vehicles, we currently market and plan to sell our flux vector inverters and heavy-duty electric drive systems to other industry OEMs that manufacture heavy-duty vehicles and material handling equipment. We are currently focused on heavy-duty vehicle and material handling equipment applications requiring heavy-duty electric drive systems exceeding 100 kW requirements.  While the release of our Nautilus E30 and Nautilus E20 electric tractors has proven that the use of electric vehicles is technologically feasible in heavy-duty applications, we believe that the use of electric vehicles in heavy-duty applications is also economically beneficial. Our objective is to incorporate our heavy-duty electric drive system into products that vertically integrate into all aspects of heavy-duty transportation of cargo and containers in off-highway applications.

Develop technologies that can be easily adapted for use in various platforms. Our proprietary heavy-duty electric drive system has been built as an assembly that can be readily modified to meet different vehicle platform specifications.  For example, our heavy-duty electric drive systems can be incorporated into container handlers, reach stackers, gantry cranes, large industrial forklifts, roll-on/roll-off trucks and drayage vehicles.  We believe that our ability to incorporate our technology into other product lines will help to diversify our revenue stream across diverse target markets and provide us with additional growth opportunities in the future.  Our operations strategy focuses on integration of our heavy-duty electric drive systems and battery packs into existing vehicle platforms and sourcing component fabrication processes through local suppliers.

Implement retrofit business model on existing yard tractors to accelerate market changeover. Our proprietary heavy-duty electric drive and battery management systems can be retrofitted into existing yard tractor vehicle platforms.  We believe that the increase in fuel costs and the adoption of environmental regulations calling for lower emissions will accelerate market changeover to lower or zero emissions vehicle alternatives in the heavy-duty vehicle industry. Furthermore, we believe that most vehicles are being replaced prematurely due to the end of life of certain key components such as the vehicle’s engine and transmission assembly. We intend to either sell replacement vehicles or provide our heavy-duty electric drive system that can be retrofitted into existing fossil fuel powered vehicles.  Our integrated heavy-duty electric drive systems can be incorporated into most yard tractor vehicle platforms currently in use at ports, marine terminals, intermodal facilities, mail facilities, distribution centers and industrial warehouses.

Develop global sales and service network. We plan to build a global distribution system that utilizes regional dealers to promote, sell and service our vehicles worldwide.  In addition, we plan to utilize the existing distribution system of our chassis suppliers to increase dealer presence worldwide.  Several members of our senior management have significant experience in managing global dealer networks for material handling and electric vehicle manufacturers.

Provide superior after market service.  We believe that after market service is the key to success in the heavy-duty electric vehicle and material handling equipment markets.  Our heavy duty electric vehicles are designed with a fully integrated diagnostic system that monitors the performance of all critical components during the life of the vehicle and makes such performance related data available in connection with our after-market services.  The availability of such performance related data will enable us to provide our customers with prevention based service schedules, and thereby reduce repair costs.

Build capital efficient industry alliances.  We purchase several components and assemblies for the production of our vehicles from leading manufactures within our industry.  Our integrated heavy-duty electric drive system, which is preassembled and installed into vehicle chassis upon receipt, reduces our need to maintain a high inventory of chassis.  In addition, the purchase of vehicle assemblies from leading manufacturers also reduces our need for capital investment in inventory that would otherwise be required to manufacture chassis.  This operation strategy provides us with the ability to focus a significant portion of our available capital into research and development, design, marketing and sales of our products while using high quality components from other manufacturers.

Our Technology

We have developed and acquired proprietary technologies that we believe provides us with a significant competitive advantage within the industries we compete.  In 2007, Balqon California completed the development of a heavy-duty electric drive system that incorporates an automatic five speed transmission and electric motor coupled with an in-line drive system resulting in high torque at low speeds without compromising top end speed. This heavy-duty electric drive system also includes a 240 kW liquid cooled flux vector inverter with SAE J1939 CAN Bus capability that provides efficient transfer of energy from batteries to an electric motor resulting the vehicle being able to tow more than 60,000 pounds of load at a maximum speed of 45 mph.

Flux Vector Inverter Technology

Our flux vector inverters are micro-processer controlled inverters designed to control motor speed through varying voltage and frequency.  The ability to control speed in heavy-duty applications is obtained through use of our proprietary software which is customized to meet each application need.  In addition, hardware components of our flux vector inverters are varied to produce different configurations ranging in power from 40 kW to 240 kW.  Although our flux vector inverters are available in both analog and SAE J1939 digital communication capabilities, we only utilize SAE J1939 capable inverters to provide efficient communication and diagnosis of complete vehicle systems in our heavy-duty electric vehicles.  Based on power requirements, our inverters can be manufactured to meet specific motor or vehicle requirements ranging from electric motorcycles to high capacity on-highway or off-highway vehicles.  Due to the software centric design capability of our flux vector inverter technology, we have the capability to remotely modify, diagnose and monitor key performance parameters to meet specific application requirements.  Our inverters have a capacity of over 200 kW at a voltage range of 200 to 800 volts, which we believe makes them ideally suited for high load carrying applications.  These flux vector inverters have been used in electric buses, mining vehicles and other specialty vehicles applications with over one million miles logged in actual operations.

CAN Bus Diagnostic System

All key components of our heavy-duty electric traction drive system, including the electric motor, transmission, flux vector inverter, contactors, fuses, accessory motor and inverter, are connected through our proprietary CAN Bus diagnostic system. Our CAN Bus system monitors, measures, communicates, stores and diagnoses key performance parameters of our heavy-duty electric drive system components and provides an intuitive vehicle status display of all vehicle systems to the operator through a digital dash display mounted in the truck cabin.  The display communicates the status of all major traction and accessory systems providing real time information to the operator.  The diagnostic system also records daily energy consumption, fuel economy, fault codes, and the thermal status of major components on the vehicle.  Our CAN Bus diagnostic system can also communicate information to a central data system on a wireless network and store key application parameters that can be reviewed to determine energy efficiency and performance of the vehicle.  In addition, our CAN Bus diagnostic system provides the vehicle user with the ability to optimize drive efficiency levels to meet specific application needs.

Battery Management System

We have designed and developed an automatic battery management system that monitors and maintains battery packs in conjunction with our CAN Bus diagnostic system.  This battery management system records daily energy usage and charge energy received and then automatically determines battery watering intervals and maintains battery water levels after the completion of a charge cycle without operator intervention.  This system also accurately monitors battery usage over the life of a vehicle, allowing end users of our vehicles to accurately determine the life cycle of the battery.  We believe that this system increases battery life and reduces maintenance costs of a vehicle.

Products

Heavy-Duty Electric Vehicles

Our current product line of zero emissions heavy-duty electric vehicles, named Nautilus, are the flagships of our product portfolio.  Our Nautilus product line consists of two product configurations, Nautilus E30 and Nautilus E20, with each model featuring our proprietary heavy-duty electric drive system and battery management system.  We are also developing a heavy-duty electric truck, the Mule M150, which is a high-capacity on-highway delivery truck targeting inner city delivery applications.

Our heavy-duty electric vehicles include our heavy-duty electric drive systems that feature an automatic five speed transmission coupled to an electric motor driven by our proprietary liquid cooled flux vector inverters.  Our flux vector inverter and transmission are SAE J1939 CAN Bus capable which allows seamless communication and monitoring of all vehicle systems on a real time basis.  This capability also allows us to monitor and modify key parameters in the field to optimize vehicle efficiency and performance to application needs.  Our heavy-duty electric vehicles also include our quick-change battery packs that are equipped with our battery management system.

Nautilus E20 – Electric Yard Tractor

The Nautilus E20 is a zero emissions electric tractor that is a smaller wheelbase version of our Nautilus E30 and is designed for “in-terminal” operations to transport containers at shipyards, rail yards, intermodal facilities, industrial plants, distribution warehouses, food production facilities, military bases and mail facilities.  The Nautilus E20 can tow 60,000 pound cargo containers at a speed of up to 25 miles per hour with a range of 30 to 60 miles per battery charge.

The Nautilus E20 features our heavy-duty electric drive system and quick-change battery pack incorporated into a yard tractor chassis.  The Nautilus E20 is designed with a short wheel base and lifting fifth wheel which improves the maneuverability of the vehicle and its efficiency in high duty cycle applications.  The Nautilus E20 complies with all applicable regulations associated with off-highway use vehicles.

The battery pack of the Nautilus E20 contains 140 kW hour commercially available long-life tubular lead acid traction batteries used in applications requiring high power and energy density. The vehicle contains two battery packs that can be replaced with fully charged battery packs in less than five minutes thereby increasing the range of the vehicle in longer shift operations.  The battery packs are equipped with a forced air cooling and a battery watering system that increases battery life and reduces maintenance costs. In addition, the battery packs include our advanced battery management system that communicates via a CAN Bus system to a central computer recording energy usage, temperature and efficiency data.   We also offer 300 kW hour lithium-ion batteries as an alternative to lead acid traction batteries to our Nautilus E20 customers.   We believe that lithium-ion batteries will increase the range and performance of our Nautilus E20, providing our customers with the ability to use our vehicles in applications requiring two or more shift operations.

The Nautilus E20 is equipped with smart fast charger technology that can charge up to four vehicles simultaneously in four hours.  The smart charger can also provide up to 60% of the charge in one hour to meet peak demands during daily operations.

Nautilus E30 – Electric Drayage Tractor

The Nautilus E30 is an off-highway electric drayage zero emissions tractor designed for short haul or “drayage” operations such as the transportation of containers from ship yards to rail yards or local warehouses.   Currently, this tractor is equipped with a 160 kW hour long life lead acid battery pack, has a load capacity of 60,000 pounds and can travel at a speed of up to 45 miles per hour and has a range of between 30 to 60 miles per battery charge. Under the Autocar Agreement, we agreed to collaborate on the development of an on-highway configuration of our Nautilus E30 that will meet all required on-highway certifications from the United States Department of Transportation for the Nautilus E30.

The Nautilus E30 battery packs currently contains a 160 kW hour commercially available long-life tubular lead acid traction batteries used in applications requiring high power and energy density.  In order to provide increased range in certain applications, our battery pack is designed to be replaced with fully charged lead acid battery packs in the field resulting in a vehicle range of over 80 miles. We also offer 300 kW hour lithium-ion batteries as an alternative to lead acid traction batteries to our Nautilus E30 customers.  In June 2009, we completed assembly of a Nautilus E30 retrofitted with lithium-ion battery packs, and an initial testing of this Nautilus E30 demonstrated a range of over 150 miles on a single charge under unloaded conditions. We believe that lithium-ion batteries will increase the range of the NautilusE30 by approximately 200%, providing our customers with the ability to use our vehicles in applications requiring two or more shift operations.

The Nautilus E30 is equipped with tandem axles which allows the vehicle to tow loads greater than 60,000 pounds in off-highway applications. In addition, the vehicle is equipped with a higher capacity electric motor and flux vector inverter to provide the ability to tow loads in excess of 60,000 pounds at higher speeds. The vehicle is designed with an ABS braking system and six speed transmission to allow operations at higher speeds in off-highway applications.

Mule M150 – Electric Truck

We are currently developing and designing our first on-highway heavy-duty electric truck for short-haul off-highway applications.  Our Mule M150 is expected to be a zero emissions electric truck incorporating a heavy-duty transmission and drive axles and is expected to be competitive in performance with current Class 7 and Class 8 fossil fuel powered vehicles in short-haul markets.  It is anticipated that the Mule M150 will be able to travel at a speed of up to 55 miles per hour and will have a range of over  150 miles on a single charge.  The Mule M150 will be designed as a zero emissions solution for short haul on-highway routes in inner cities, port facilities and airports for the distribution of goods and cargo.

We expect that the Mule M150 will feature various flatbed configurations including cargo box trucks, trash trucks and application specific fuel trucks used at large airports.  We intend to partner with cargo bed OEMs to provide various configurations currently available in similar sized fossil fuel powered vehicles.  We expect to release the Mule M150 in 2009. Under the terms of the Autocar Agreement, we have agreed to purchase from Autocar Department of Transportation compliant chassis ~~from Autocar~~ that we expect will be suitable for our Mule M150.

Heavy-Duty Electric Drive Systems

Our fully integrated heavy-duty electric drive systems have been designed and developed with a view towards use in existing vehicle platforms in the container transportation and material handling equipment industries.  Our heavy-duty electric drive system includes a high efficiency alternating current, or AC, electric motor design that is directly coupled to a five speed automatic transmission system and powered by our proprietary liquid cooled flux vector inverters.  Our use of an automatic transmission provides us with a high torque to weight ratio which is essential in heavy load carrying applications.

We assemble all the components of our drive system into a single integrated unit that can be readily installed into the existing engine compartment of many trucks, tractors, and material handling equipment.  Our proprietary flux vector inverter is SAE J1939 CAN Bus capable which allows for communication with existing electrical and transmission components on fossil fuel powered vehicles. We believe that this feature provides us with an opportunity to design and develop new vehicle platforms and enter new off-highway market niches, thereby expanding our overall product offerings.

Our heavy-duty electric drive system, which is designed and developed for use in heavy-duty electric vehicles, can also be readily integrated into other vehicle platforms with minor modifications to its current design.  Our heavy-duty electric drive system has been tested to tow loads of over 50 tons on a reliable basis which provides us with an opportunity to retrofit vehicles such as container forklifts, reach stackers and roll-on/roll-off vehicles.

We are currently seeking strategic partnerships with OEMs of heavy-duty vehicles and material handling equipment to develop zero emissions solutions for their current vehicle platforms. Under the terms of the Autocar Agreement, we have agreed with Autocar to collaborate on the development, marketing and sale of on- highway Class 7 and Class 8 zero emissions electric trucks to be used in short haul drayage and trash hauling applications.

Flux Vector Inverters

Our proprietary variable flux vector inverters range in power from 40 kW to 240 kW.  Our flux vector inverters are available in liquid cooled or air cooled versions depending on application, duty cycle and power requirements.  Our flux vector inverters are available with analog or digital output based on application needs. Our heavy duty flux vector inverters are also SAE J1939 CAN Bus capable which allows our customers to fully integrate our inverter into their own vehicle diagnostic systems.  Our proprietary software in the processor allows the inverter to be customized for use in electric vehicles, hybrid vehicles, plug-in hybrids and other applications.  Prior to our acquisition of EMS, EMS sold its flux vector inverters for use in electric buses, mining equipment and other automobiles.  Our inverters can operate between 200 to 800 volts direct current, or DC, and can be used in stationary and mobile applications.  As of the date of this prospectus, we have three outstanding purchase orders for our flux vector inverters from electric bus, motorcycle and industrial equipment manufacturers.

We design, manufacture, assemble and test our inverters at our Harbor City facility.  We have designed our inverters for high-vibration mobile applications which includes a wash down enclosure design that allows the inverter to be used in outdoor rugged mobile applications.  In addition, our inverters include a liquid cooling system that results in a higher efficiency and reliability.  Our below 100 kW inverters are available in air cooled versions and are ideal for use in industrial vehicles, light duty pickup trucks and recreational vehicles.  Our heavy-duty inverters, which include a liquid cooling system, are ideal for use in heavy-duty electric vehicles such as electric tractors, forklifts, buses, delivery vans, Class 4-6 cargo trucks and mining vehicles.

Service, Parts and Consumables

We plan to sell our products through an authorized sales and service dealer network. Our products require periodic maintenance and replacement of certain vehicle components.  We plan to sell these components through a trained and authorized dealer network.  Batteries, which are a key component in our vehicles, require replacement after a certain period of use based on application. We believe that our quick replacement battery packs that feature our battery management systems, given its integrated design with our heavy-duty electric drive system and communication systems, will require replacement only through authorized service dealers.  Periodically we may also provide vehicle upgrades or accessories to enhance performance and efficiency of our vehicles in the field, which we expect will provide additional revenues through sales of aftermarket parts marketed through our trained dealer network.  In June 2009, we entered into the Autocar Agreement under which we agreed with Autocar to collaborate on the marketing and sale of on-highway Class 7 and Class 8 zero emissions vehicles through Autocar’s existing authorized commercial truck dealer network.  We believe that Autocar has an established nationwide network of over 200 locations that will provide us the ability to increase our sales and services of our products.  Currently, sales and service of our products are being performed by our staff located at our facility in Harbor City.

Manufacturing and Assembly

Our executive offices and our manufacturing and assembly facility is located in Harbor City, California, where we lease a 15,500 square foot manufacturing and assembly facility.

Key components used in the assembly of our proprietary flux vector inverters, heavy-duty electric drive systems, battery modules, charging system, transmissions and vehicle chassis, are supplied to us by large global manufacturers that we believe have the production capacity to meet our current and projected future production requirements.  Our key components are supplied with manufacturer’s warranties which meet or exceed the warranties provided to our customers.  We sell all of our products with a minimum of a one-year limited warranty with a prorated warranty on batteries based on usage.  In addition, suppliers of our key components have an extensive global sales and service network to support our dealers and customer service needs in a timely manner.  Our management team has extensive experience in global sourcing of automotive components and has implemented a procurement and management system to monitor material costs on a real-time basis.

Final assembly of our heavy-duty electric vehicles and heavy-duty electric drive systems is conducted at our Harbor City location. We also assemble and test our battery management systems and charging systems at the same location.  We have also located our engineering and procurement offices at our Harbor City facility to support our production needs. We estimate that our current manufacturing and assembly capacity at this facility provides us with the ability to substantially increase sales with the addition of direct labor personnel and relatively modest capital equipment expenditures.  We believe that our facilities in Harbor City are sufficient to meet our anticipated production needs over the next three years.

Customers

In 2008, we received a purchase order from the City of Los Angeles for 20 Nautilus E20 yard tractors and five Nautilus E30 drayage tractors and a purchase order from the AQMD for one Nautilus E20 for use as a demonstration vehicle at marine terminals and industrial facilities.  Our acquisition of the intellectual property assets of EMS provides us with an installed base of flux vector inverters used in light and medium duty applications such as delivery trucks, automobiles and vans.  We plan to sell our heavy-duty electric drive systems and flux vector inverters to OEMs for use in heavy-duty vehicles and heavy-duty material handling equipment.

While our current backlog for our heavy-duty electric vehicles consists solely of our outstanding purchase order from the City of Los Angeles, we are actively pursuing a more diversified customer base and we believe that we will sell, in the aggregate, over 500 of our heavy-duty electric vehicles to customers other than the AQMD or the City of Los Angeles by December 31, 2011.  We anticipate that a majority of our future sales of our heavy-duty electric vehicles will be made directly to end users, such as large terminal operators, shipping companies and OEMs, rather than directly to governmental agencies such as the AQMD and the City of Los Angeles.  Our expectation that a majority of our future sales of our heavy-duty electric vehicles will be made directly to end users is based, in part, on the results of our initial test of the Nautilus E30 powered by lithium-ion batteries and our agreement with Autocar to collaborate on the development, marketing and sale of on-highway Class 7 and Class 8 zero emissions  electric vehicles.  In addition, we expect to use Autocar’s existing authorized dealer network to sell our heavy-duty electric vehicles.  Our expectations regarding future customers are also based on our current on-going discussions with potential customers located in Canada and Europe as well as additional governmental incentives and funding that we believe will become available for electric vehicles, which, in turn, is expected to improve the competitive advantage of our electric vehicles.  Further, we believe that our ability to diversify our customer base will increase if we can successfully integrate our heavy duty drive system and lithium-ion batteries in a wide range of severe duty product configurations.

Sales and Marketing

Our sales and marketing strategy focuses on establishing Balqon Corporation as the premier provider of heavy-duty electric vehicles and heavy-duty electric drive systems by building an active customer base.

Heavy-Duty Electric Vehicle Sales

We currently use Internet advertising and public relations campaigns to promote our products in domestic and international markets.  We plan to market, sell and service our heavy-duty vehicles through an authorized and trained worldwide dealer network which we are in the process of establishing. We expect that our dealers will be assigned geographic territories, the sizes of which will vary based on a dealer’s infrastructure and ability to adequately perform sales and service functions. We expect that authorized dealers will receive discounts along with installation fees as deemed appropriate for each territory and the dealer’s annual sales. In order to promote sales growth we intend to implement a scaled discount structure based on annual sales or performance to yearly goals and objectives. In addition, we plan to provide marketing incentives to dealers in terms of cooperation on trade shows, providing demonstration equipment, marketing collateral materials, etc. as deemed necessary to increase sales and gain market share.

As we grow our business through the expansion of our dealer network, we plan to establish facilities to provide sales and service support to our customers in countries outside the United States. We currently have dealers that are marketing our Nautilus E20 yard tractor in western Canada and South Korea.  In June 2009, we entered into the Autocar Agreement with Autocar, a manufacturer and marketer of severe service heavy-duty trucks, and plan to use Autocar’s sales and dealer network to provide aftermarket services for our products. We previously believed, based on our on-going discussions with potential customers located in Canada and Europe, that over 40% of our revenues potential in 2009 would be generated by sales to international customers.  However, as our discussions with these customers in Canada and Europe have not progressed as expeditiously as we had anticipated, in part due to the global economic crisis, we no longer believe that a significant portion of our revenues during 2009 will be generated by sales to international customers.  Our revenues during the six months ended June 30, 2009 were comprised solely of sales to customers in the United States.  Nonetheless, we continue to believe that a substantial portion of our sales in the future will be made to customers located outside of the United States.

OEM Sales

We currently market and plan to sell our heavy-duty electric drive systems and flux vector inverters directly to OEMs in the automotive and material handling equipment industries. During 2009, we received purchase orders for our flux vector inverters from small and medium sized OEMs for electric buses, motorcycles and industrial equipment.  We plan to target OEMs that manufacture vehicle platforms that do not directly compete with our heavy-duty electric vehicle product line. In addition, we plan to develop long term agreements with adequate protections for our proprietary technologies prior to developing assemblies or component configurations that meet OEM product needs.  We plan to develop a business development organization that will focus solely on OEM relationships worldwide.  We expect that this organization will be supported by engineering and manufacturing personnel on as needed basis.

Competition

Our competitors in our addressed markets consist of small to large global corporations providing heavy-duty vehicles powered by fossil fuels. Currently, we are not aware of any other new or current vehicle manufacturer providing zero emissions heavy-duty electric yard tractors in our addressed markets. Our competitors have substantially greater customer bases, businesses, and financial resources than us, and are currently engaged in the development of products and technologies related to hybrid drive systems that utilize current fossil fuel based drive systems combined with electric or hydraulic propulsion systems.

Heavy-Duty Electric Vehicles

Our primary competition in the heavy-duty electric vehicle market are vehicles designed to operate with diesel propulsion systems.  We also compete with other fuel powered vehicles such as bio-diesel, compressed natural gas, plug-in hybrid and liquid natural gas powered vehicles.

Our competitors also compete with us on the basis of price, operating costs, longevity and performance.  In general, our heavy-duty electric vehicles are significantly more expensive than heavy-duty vehicles powered by other fuels including vehicles powered by diesel, liquefied natural gas, or hydrogen.  In terms of performance, our competitors compete based on performance standards such as range, speed, and capacity.  For example, Vision Industries Corp. claims to have produced a hydrogen powered vehicle that has a range of 340 miles.

Our competitors vary based on off-highway and on-highway market segments. Our Nautilus product line primarily addresses the off-highway, in-terminal applications for container transportation.  We expect that our Mule product line will address short haul on-highway applications for load carrying applications. We believe that we are the first manufacturer addressing these heavy load short haul applications with zero emissions technologies and therefore expect most of our competitors to be current manufacturers of on-highway fossil fuel-based vehicles. Our competitors sell their products through qualified dealer networks which sell, promote and service their products. In most cases, qualified dealers are assigned territories and are compensated for any vehicle or aftermarket parts shipped into their territory.

Our Nautilus product line addresses applications related to container transportation at shipyards, rail yards, intermodal facilities, industrial plants, distribution warehouses, food production facilities, military bases and mail facilities. These applications require products with high visibility, tight turning radius, low speed and a lifting fifth wheel for increased operator productivity. Currently, this market is addressed by five main competitors, all of which produce diesel or other fossil fuel powered vehicles. These competitors are Kalmar Industries Corp, Capacity of Texas, Inc., MAFI Transport Systems GmbH, MOL Transport Solutions, and Terberg DTS UK Ltd.  We consider Kalmar Industries Corp. and Capacity of Texas, Inc. to be two manufacturers that have global presence, while Terberg DTS UK Ltd. and MOL Transport Solutions have a regional presence in Europe.

We expect that our Mule product line will address applications related to short-haul transportation of cargo at ports, airports, rail yards and inner cities. We anticipate that the Mule product line will target customized market niches where air pollution is a key driver for vehicle selection. In this product category our competitors include large automotive vehicle manufacturers such as Kenworth Truck Company, Peterbilt Motors Company, Mack Trucks, Inc. and Freightliner Trucks. Our success in this market niche will depend upon increased regulatory incentives for use of zero emissions vehicles. We will also focus our efforts in promoting sales of these vehicles in international markets for distribution of goods and consumables in congested inner city areas.

We also face competition from small to medium size manufacturers of alternative fuel heavy-duty drive systems such has Cummins Inc., Westport Innovations Inc., US Hybrid Corporation and Vision Industries Corp.  These competitors’ products target new and retrofit markets with drive systems powered by natural gas, electric hybrid and fuel cell powered vehicles.  These small to medium side manufacturers offer products competitive in price to our current product line and these products are expected to exceed the performance of our products in key performance specifications such as range and speed.

Material Handling Equipment Industry

Our competitors in the heavy-duty material handling equipment industry consist of fossil fuel equipment manufacturers of forklifts, reach stackers, roll-on/roll-off vehicles and container forklifts. Our competitors sell their products through global distribution networks and are currently developing alternative fuel or hybrid configurations of their current products to address new regulatory requirements related to engine emissions.

We believe that our strategy to partner with current OEMs of heavy duty material handling equipment will provide us an early market entry into zero emissions markets in the heavy-duty material handling equipment industry.  Significant steps have been taken during the past 20 years to transition the material handling industry from fossil fuel based to electric power based vehicle designs.  This effort has been limited to light and medium duty applications.  Our strategy to provide full integrated heavy-duty electric drive systems to this industry is consistent with this transition towards zero emissions vehicles in off-highway applications.

Our current competitors within this industry include fossil fuel powered OEMs such as Kalmar Industries Corp., Hyster Company, Linde Material Handling GmbH, Svetruck AB, Mitsubishi Heavy Industries, Ltd., TCM Corporation and Mitsui & Co., Inc. Most of these competitors have a global presence and provide additional value added services such as equipment leasing, contract labor and full maintenance contracts.  We believe that our strategy to enter the material handling equipment market as a provider of heavy-duty electric drive systems benefits both the customers and OEMs within this industry.

Flux Vector Inverters

Electric vehicle propulsion systems consist of mainly two types of motor technologies, DC and AC.  DC powered systems are more dominant and cost effective in lower voltage and load carrying applications. We believe that during the past five years, cost effective AC systems have started to gain market share in lower cost products mainly due to inherent lower maintenance costs of AC propulsion systems.

Heavy duty electric vehicles require higher power and voltage rated propulsion systems requiring high level of safety, diagnostics and customization.  Our competitors in this market consist of manufacturers of high capacity variable frequency inverters.  These manufacturers market directly to OEMs or vehicle manufacturers.  Our current competitors in the marketplace include Enova Systems Inc., Azure Dynamics Inc., UQM Technologies, Inc. and Raser Technologies, Inc.

Product Development

Product development is spearheaded by members of our senior management who evaluate the development of new products and new market applications for existing products.  We believe our future success depends on our ability to introduce product enhancements integrating new battery technologies into current vehicle designs increasing the range of our vehicles for on-highway applications. For example, we are currently testing a Nautilus E30 that has been retrofitted with lithium-ion batteries and we plan to retrofit a Nautilus E20 with lithium-ion batteries for testing in the near future.

Our research and development team has over 80 years of combined experience in the development of electric vehicle technologies. We focus our efforts into seamless integration of leading technologies into a product configuration that is cost competitive in a market niche. We utilize the most advanced CAD design systems to reduce time to market of our new products.

We believe in our market driven approach to the development of new technologies and product configurations. We place increased emphasis on developing zero emissions technologies that are cost effective and that reliably address today’s market needs. We continue to develop our proprietary flux inverter technology to address higher capacity market niches, meanwhile we are also actively engaged in identifying suppliers for higher energy density battery technology.

Intellectual Property

We believe that we have a broad intellectual property portfolio.  We primarily own intellectual property protecting the proprietary technology for the flux vector inverters designed by us.  Our portfolio consists of a trade name, trade secrets and proprietary processes.

Currently, we rely on common law rights to protect our trade name “Balqon.”  The common law rights protect the use of this mark used to identify our products.  It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion.  Our inability to protect our trade name will have a material adverse effect on our business, results of operations, and financial condition.  We also rely on trade secrets and proprietary know-how and employ various methods to protect our proprietary technology and concepts.  However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to our know-how and concepts.  There can be no assurance that we will be able to adequately protect our intellectual property.  Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use trade secrets that we rely upon to conduct our business.

Government Regulation

The trucking industry within the United States is regulated by the United States Department of Transportation and by various state agencies.  We are also subject to federal, state and local laws and regulations applied to businesses generally. We believe that our products are in conformity with all applicable laws in all relevant jurisdictions.

Our electric vehicles are designed to comply with a significant number of industry standards and regulations, some of which are evolving as new technologies are deployed.  Government regulations regarding the manufacture, sale and implementation of products and systems similar to our electric trucks are subject to future change. We cannot predict what impact, if any, such changes may have upon our business.

Recent Initiatives

Recent regulations adopted by the Port of Los Angeles and the Port of Long Beach, which are referred to in this prospectus collectively as the San Pedro Bay Ports, have resulted in increased attention on alternative fuel vehicles generally and our heavy-duty electric vehicles specifically.  In November 2006, the San Pedro Bay Ports approved a comprehensive five-year “Clean Air Action Plan” aimed at reducing pollution and health risks associated with the air emissions resulting from activities of the San Pedro Bay Ports.  According to the Port of Los Angeles, one of the goals of the “Clean Air Action Plan” is an 80% reduction in port-related truck pollution.  The Clean Air Action Plan outlines a “Clean Trucks Program” that calls for the San Pedro Bay Ports to scrap and replace approximately 16,000 drayage tractors being used at the San Pedro Bay Ports with the assistance of San Pedro Bay Ports.  The Clean Air Action Plan also provides for grants and loan subsidies that will be sponsored and administered jointly by the San Pedro Bay Ports.  Under the Clean Trucks Program, trucks manufactured prior to 1989 have been banned from entering the San Pedro Bay Ports’ shipping terminals.  Additionally, by 2012, all trucks that fail to meet 2007 emission standards will be banned from entering the San Pedro Bay Ports.  The San Pedro Bay Ports are also providing financial assistance to truckers to acquire trucks that comply with their new requirements.  The San Pedro Bay Ports are offering a subsidy of up to 80% of the cost to replace older trucks with a pre-approved new truck.  On May 8, 2009, the Los Angeles Harbor Commission approved additional funding of up to $44.2 million for the 2009 Clean Truck Incentive Program, which will be used to bring 100 trucks that run on lithium-ion battery electric power and 900 trucks that run on liquefied natural gas or compressed natural gas into service.  Under this new initiative, terminal operators or concessionaires at the Port of Los Angeles will be eligible to receive up to 80% of the negotiated cost of an lithium-ion battery powered electric truck purchased for terminal or drayage truck use.  In May 2009, we received a $400,000 grant from the City of Los Angeles to reimburse us for costs we incur in connection with the installation, demonstration and evaluation of lithium-ion powered battery packs in two of our zero emissions Nautilus vehicles.   One of the goals of the 2009 Clean Truck Incentive Program is to put 100 electric trucks into services.  As a result of these regulations and programs, the emphasis on energy independence and general increased interest in environmentally friendly alternatives, we believe that the demand for our heavy-duty electric vehicles will increase significantly over the next several years.

The Port of Los Angeles estimates that on an annual basis, more than two million truck drayage trips take place between the port terminals and rail and warehouse facilities within five to ten miles of the port.  Because of the significant number of trips, the Port of Los Angeles and the City of Los Angeles have expressed confidence that an emissions-free fleet of trucks will cut noise and air pollution at the Port of Los Angeles.

The Port of Los Angeles has estimated that if our heavy-duty electric vehicles were used for the estimated 1.2 million truck trips that occurred in 2006 between the ports and a near-dock rail yard, the average pollution discharge generated would be reduced by approximately 35,605 tons of tailpipe emissions, including approximately 22 tons of diesel particulate matter, 427 tons of localized nitrogen oxide emissions, 168 tons of carbon and 34,987 tons of carbon dioxide.

The increased focus on environmentally friendly and energy efficient solutions at ports in Southern California is further exemplified by a program recently announced by the AQMD that provides financial incentives and assistance for truck owners and operators to replace older trucks with newer, environmentally friendlier solutions.  Under The Carl Moyer Fleet Modernization Program, the AQMD is providing funding assistance for heavy-duty on-highway truck fleet modernization in the South Coast Air Basin. This program is designed to assist truck owners and operators to replace pre-1990 heavy-duty diesel trucks with newer diesel-fueled trucks or trucks with less emissions than their diesel fueled counterparts.  The AQMD has approximately $6 million available for funding and could pay up to 80% of the cost of replacing a pre-1990 heavy-duty diesel truck.

Employees

As of July 22, 2009, we employed 12 employees on a full-time basis.  None of our employees are represented by labor unions, and there have not been any work stoppages at our facilities.  We generally consider our relationships with our employees to be satisfactory.  In addition, from time to time, we utilize outside consultants or contractors for specific assignments.

Facilities

Our executive offices and our manufacturing and assembly facility is located at 1420 240th Street, Harbor City, California 90710, where we occupy approximately 15,500 square feet of space.  We lease our Harbor City facility for $10,540 a month.  During 2008, we also leased facilities in Santa Ana for $3,206 a month.  During each of the years ended December 31, 2008 and 2007, we reported $98,008 and $25,787, respectively, in lease expenses.

We believe that our existing facilities are sufficient to meet our present needs and anticipated needs for the foreseeable future.

Legal Proceedings

We are not party to any legal proceedings.

Internet Website

Our Internet website is www.balqon.com.  The content of our Internet website does not constitute a part of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of July 22, 2009 are as follows:

Name	Age	Positions Held
Balwinder Samra(1)(2)	47	President, Chief Executive Officer and Chairman of the Board
Robert Miranda	57	Chief Financial Officer
Henry Velasquez(1)	33	Vice President Engineering and Director
Robert Gruenwald	50	Vice President Research and Development
Amarpal Singh Samra(1)(2)	48	Director
_______________
(1)	Member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
(2)	There are no family relationships among our executive officers and directors, except that Balwinder Samra is the brother of Amarpal Singh Samra.

Balwinder Samra was appointed as our President, Chief Executive Officer, Chairman of the Board and a director in connection with the consummation of the Merger Transaction.  Mr. Samra was the President, Chief Executive Officer and Chairman of the Board of Balqon California from May 2005 to the closing of the Merger Transaction.  Prior to that, Mr. Samra was president and chief executive officer of EVI, a leading manufacturer of electric buses, trucks and trailers.  From 1991 to 2000, Mr. Samra was Corporate Vice President of Taylor-Dunn Manufacturing, a leading manufacturer of electric industrial vehicles and tow tractors.  At Taylor-Dunn, Mr. Samra was responsible for worldwide marketing, dealer sales and operations.  Mr. Samra holds a B. S. degree in Chemistry from Punjab University, India.

Robert Miranda was appointed as our Chief Financial Officer in connection with the consummation of the Merger Transaction.  From October 2008 to the closing of the Merger Transaction, Mr. Miranda served as Chief Financial Officer of Balqon California.  Since October 2007, Mr. Miranda has been the managing director of Miranda & Associates, a professional accountancy corporation.  From March 2003 through October 2007, Mr. Miranda was a Global Operations Director at Jefferson Wells, where he specialized in providing Sarbanes-Oxley compliance reviews for public companies.  Mr. Miranda was a national director at Deloitte & Touche where he participated in numerous audits, corporate finance transactions, mergers and acquisitions.  Mr. Miranda is a licensed Certified Public Accountant and has over 35 years of experience in accounting, Sarbanes-Oxley compliance, auditing, business consulting, strategic planning and advisory services.  Mr. Miranda holds a B.S. degree in Business Administration from the University of Southern California, a certificate from the Owner/President Management Program from the Harvard Business School and membership in the American Institute of Certified Public Accountants.

Henry Velasquez was appointed as our Vice President Engineering and a director in connection with the consummation of the Merger Transaction.  From October 2008 to the closing of the Merger Transaction, Mr. Velasquez was Vice President Engineering and a member of the board of directors of Balqon California.  From January 2007 to August 2008 Mr. Velasquez was a Senior Engineer at Honda Access America.  From October 2000 to January 2007, Mr. Velasquez was an Engineer at Snugtop.  Mr. Velasquez has over ten years of experience in designing mechanical components, chassis and suspension systems for trucks, buses, trailers and utility vehicles.  Mr. Velasquez has been awarded one United States patent related to composite body designs for pickup trucks.  Mr. Velasquez holds a B.S. degree in Mechanical Engineering from Loyola Marymount University, Los Angeles, California.

Robert Gruenwald was appointed as our Vice President Research and Development in connection with the consummation of the Merger Transaction.  From 1997 to 2008, Mr. Gruenwald served as the President and Chief Engineer of EMS, where he designed and manufactured inverters for electric vehicles used in a variety of industries.  From 1991 to 2000, Mr. Gruenwald served as the Manager of Product Development for Magnetek, where he was involved with the design and development of electric vehicles and electric vehicle components and software.  Mr. Gruenwald also served as a senior electrical controls engineer for H-K Systems and an electrical designer for Procter & Gamble.  Mr. Gruenwald has thirty years of experience in electrical engineering and design.  Mr. Gruenwald has been named an inventor on four United States patents related to hybrid electric vehicles.  Mr. Gruenwald holds an A.S. degree in Electrical Engineering Technology from the University of Cincinnati.

Amarpal Singh Samra was appointed a director in connection with the consummation of the Merger Transaction.  From May 2005 to the closing of the Merger Transaction, Mr. Samra served as a member of the board of directors of Balqon California.  Since August 2008, Mr. Samra has been employed by Gemidis, a company that develops liquid crystal on silicon for television images.  From April 1999 to October 2005, Mr. Samra was the Senior Vice President and General Manager – Global Business Unit for Infocus, a company that develops data video projectors.

Composition of the Board of Directors

Our board of directors has responsibility for our overall corporate governance and meets regularly throughout the year.  Our Articles of Incorporation provide that our board of directors will be divided as equally as possible into three classes.  Our bylaws provide that our board of directors may fix the exact number of directors between one and fifteen.  Our board of directors has fixed the number of directors at three.  Our board of directors was reconstituted in connection with the Merger Transaction.  As a result, at our next annual meeting of stockholders, our stockholders will elect one individual to each of the three classes of our board of directors such that one director will serve until the first, second and third succeeding annual meeting of stockholders, respectively.  After our next annual meeting, at each annual meeting of stockholders, directors are to be elected for a term of three years to succeed those directors whose terms expire on that annual meeting date and our directors hold office until the third succeeding annual meeting of stockholders, until their successors are elected or until their earlier death, resignation or removal.

Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.

Our executive officers are appointed by and serve at the discretion of our board of directors. There are no family relationships among our executive officers and directors, except that Balwinder Samra is the brother of Amarpal Singh Samra.

As discussed below, we have adopted procedures by which stockholders may elect nominees to our board of directors.

Corporate Governance

Our board of directors believes that good corporate governance is paramount to ensure that Balqon Corporation is managed for the long-term benefit of our stockholders.  Our board of directors has adopted corporate governance guidelines that guide its actions with respect to, among other things, the composition of the board of directors and its decision making processes, board of directors meetings and involvement of management, the board of director’s standing committees and procedures for appointing members of the committees, and its performance evaluation for our Chief Executive Officer.

Our board of directors has adopted a Code of Ethics and Corporate Conduct that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers.  The Code of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, located at http://www.balqon.com, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.  Information on our Internet website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings we make with the SEC.

Director Independence

On an annual basis, each of our directors and executive officers is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with Balqon Corporation in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.  Following completion of these questionnaires, the board of directors, with the assistance of the Nominating and Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the SEC and NASDAQ Market Place Rules, additional criteria set forth in our corporate governance guidelines and consideration of any other material relationship a director may have with Balqon Corporation.

In October 2008, our board of directors determined that none of the directors are independent under these standards.  In addition, K. John Shukur, who served on our board of directors during the fiscal year ended December 31, 2008, was not independent under these standards.  Our board of directors intends to appoint at least two persons who qualify as “independent” under the current NASDAQ Marketplace Rules to our board of directors in the near future.  See “Certain Relationships and Related Transactions” below.

Stockholder Communications With our Board of Directors

Our board of directors has implemented a process by which stockholders may send written communications directly to the attention of our board of directors or any individual member of our board of directors. Mr. Velasquez, the Chairman of our Audit Committee, is responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he considers appropriate.  Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Velasquez considers to be important for the directors to consider. Stockholders who wish to communicate with our board of directors can write to Mr. Henry Velasquez, The Board of Directors, Balqon Corporation, 1420 240th Street, Harbor City, California 90710.

Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our board of directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees. Our bylaws provide that our board of directors shall consist of at least six directors.  Currently, we have three vacancies on our board of directors.

Our board of directors has established standing Audit, Compensation and Nominating and Corporate Governance Committees.  Each committee has a written charter that is reviewed annually and revised as appropriate.  Our board of directors intends to appoint at least two independent directors to our board of directors and each of its committees in the near future.

Audit Committee

Our Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews our financial statements for each interim period and for our year end.

Our Audit Committee operates pursuant to a charter approved by our board of directors and our Audit Committee, according to the rules and regulations of the SEC.  Our Audit Committee consists of Balwinder Samra, Henry Velasquez and Amarpal Samra.  Mr. Velasquez serves as the Chairman of our Audit Committee.  Our board of directors has determined that none of Balwinder Samra, Henry Velasquez and Amarpal Samra are “independent” under our Corporate Governance Guidelines, and the NASDAQ Marketplace Rules and none satisfies the other requirements under SEC rules regarding audit committee membership.  None of the members of our Audit Committee qualify as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee, or satisfies the “financial sophistication” requirements of the NASDAQ Marketplace Rules.

Compensation Committee

Our Compensation Committee is responsible for establishing and administering our overall policies on compensation and the compensation to be provided to our executive officers, including, among other things, annual salaries and bonuses, stock options, stock grants, other stock-based awards, and other incentive compensation arrangements.  In addition, the Compensation Committee reviews the philosophy and policies behind the salary, bonus and stock compensation arrangements for all other employees.  Although our Compensation Committee makes all compensation decisions as to our executive officers, our Chief Executive Officer makes recommendations to our Compensation Committee regarding compensation for the other named executive officers.  Our Compensation Committee has the authority to administer our 2008 Plan with respect to grants to executive officers and directors, and also has authority to make equity awards under our 2008 Plan to all other eligible individuals.  However, our board of directors may retain, reassume or exercise from time to time the power to administer our 2008 Plan.

The Compensation Committee evaluates both performance and compensation to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive so that we can attract and retain superior employees in key positions.  The Compensation Committee believes that compensation packages offered to our executives, including the named executive officers, should include both cash and equity-based compensation that reward performance as measured against established goals.  The Compensation Committee has the authority to retain consultants, and other advisors and in furtherance of the foregoing objectives.

Our Compensation Committee operates pursuant to a charter approved by our board of directors and our Compensation Committee.  Our Compensation Committee consists of Balwinder Samra, Henry Velasquez and Amarpal Samra.  Mr. Amarpal Samra acts as Chairman of our Compensation Committee.  Our board of directors has determined that none of the members of our Compensation Committee is “independent” under the NASDAQ Marketplace Rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee selects nominees for our board of directors.  The Nominating and Corporate Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares representing more than 1% of the then-outstanding shares of our common stock and who has beneficially owned those shares for at least one year.  The Nominating and Corporate Governance Committee will evaluate those recommendations by applying its regular nominee criteria and considering the additional information described in the Nominating and Corporate Governance Committee’s below-referenced charter.  Stockholders that desire to recommend candidates for the board of directors for evaluation may do so by contacting Balqon Corporation in writing, identifying the potential candidate and providing background and other relevant information.  Our Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  Candidates may also come to the attention of the Nominating and Corporate Governance Committee through current members of our board of directors, professional search firms and other persons.  In evaluating potential candidates, our Nominating and Corporate Governance Committee will take into account a number of factors, including, among others, the following:

•	the candidate’s independence from management;
•	whether the candidate has relevant business experience;
•	judgment, skill, integrity and reputation;
•	existing commitments to other businesses;
•	corporate governance background;
•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership; and
•	the size and composition of our board of directors.

Our Nominating and Corporate Governance Committee operates pursuant to a charter approved by our board of directors and our Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee consists of Balwinder Samra, Henry Velasquez and Amarpal Samra.  Mr. Balwinder Samra acts as chairman of our Nominating and Corporate Governance Committee.  Our board of directors has determined that none of the members of our Nominating and Corporate Governance Committee is “independent” under the NASDAQ Marketplace Rules.

Compensation of Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors.  In setting the compensation of directors, we consider the significant amount of time that members of the board of directors spend in fulfilling their duties to Balqon Corporation as well as the experience level we require to serve on our board of directors.  The board of directors, through its Compensation Committee, annually reviews the compensation and compensation policies for members of the board of directors.  In recommending director compensation, the Compensation Committee is guided by three goals:

•	compensation should fairly pay directors for work required in a company of our size and scope;
•	compensation should align directors’ interests with the long-term interests of our stockholders; and
•	the structure of the compensation should be clearly disclosed to our stockholders.

Each of our directors is paid $6,000 per year for serving on the board of directors.  Our directors do not receive additional compensation for serving on the various committees of the board of directors.  Directors are reimbursed for certain reasonable documented expenses in connection with attendance at meetings of our board of directors and its committees.  Employee directors do not receive compensation in connection with their service as directors.

Director Compensation Table – 2008

The following table summarizes for the year ended December 31, 2008, the compensation awarded to or paid to, or earned by, Amarpal Samra, the only member of our board of directors who is not a named executive officer.  The following table also summarizes for the year ended December 31, 2008, the compensation awarded to or paid to, or earned by, the former member of our board of directors.  Our former director, K. John Shukur, was the sole member of our board of directors between October 1, 2007 and October 24, 2008.  Mr. Shukur resigned as a member of our board of directors when our board was reconstituted in connection with the Merger Transaction.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Amarpal Samra	1,500	1,250,025	(2)	40,471	(3)	—	1,291,996
K. John Shukur	—	—		—		—	—

(1)
The amount reflected in this column is the compensation cost we recognized for financial statement reporting purposes during 2008 under SFAS No. 123(R).  The fair value of each grant is estimated on the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions for 2008:

Dividend yield	0%
Expected volatility	58.43%
Risk-free interest rates	2.42%
Expected option life (in years)	3
Weighted-average exercise price per common share	$2.00
(2)
In June 2008, Mr. Samra was granted 1,250,025 shares of common stock in consideration of business strategy consulting services rendered to Balqon California, which shares were converted into the same number of shares of our common stock in connection with the Merger Transaction.  As of December 31, 2008, Mr. Samra held 1,250,025 shares of our common stock.

(3)
In June 2008, Mr. Samra was issued options to purchase 312,507 shares of common stock to in consideration of business strategy consulting services rendered to Balqon California, which options were converted into options to purchase the same number of shares of our common stock under our 2008 Plan in connection with the Merger Transaction.  As of December 31, 2008, Mr. Samra held options to purchase 312,507 shares of our common stock.

Compensation Committee Interlocks and Insider Participation

No member of our board of directors has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation of Executive Officers

Summary Compensation Table

Upon consummation of the Merger Transaction on October 24, 2008, our executive officers were reconstituted and none of our current executive officers served as our executive officers during the years ended December 31, 2006 and December 31, 2007.  The following table provides information concerning the compensation for all individuals who served as our principal executive officer during the year ended December 31, 2008 and our two highest paid executive officers who were serving as an executive officer on December 31, 2008.  These individuals are collectively referred to in this prospectus as the “named executive officers.”

K. John Shukur, was our only executive officer from October 1, 2007 to October 24, 2008.  Mr. Shukur resigned his positions in connection with the Merger Transaction that was consummated on October 24, 2008.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All other Compensation ($)	Total ($)
Balwinder Samra President and Chief Executive Officer	2008	212,205	332,910	539,614	1,500 (3)	1,086,229

Robert Miranda Chief Financial Officer	2008	176,855 (4)	100,000	—	—	276,855

Henry Velasquez Vice President Engineering and Director	2008	71,712	333,340	10,792	1,500 (3)	417,344

K. John Shukur Former President,	2008	—	—	—	—	—
Chief Financial Officer and Secretary	2007	—	—	—	—	—

(1)	Represents compensation received for services provided as an executive officer of Balqon California and Balqon Corporation.
(2)
The amount reflected in this column is the compensation cost we recognized for financial statement reporting purposes during 2008 under SFAS No. 123(R) for grants made to our named executive officers during 2008.  The fair value of each grant is estimated on the date of grant using the Black-Scholes pricing model with the following weighted-average assumptions for 2008:

Dividend yield	0%
Expected volatility	58.43%
Risk-free interest rates	2.42%
Expected option life (in years)	3
Weighted-average exercise price per common share	$2.00
(3)	Represents $1,500 paid as fees for services provided as a member of our board of directors.
(4)
Represents the portion of the total consulting fees paid to Miranda & Associates, a professional accountancy corporation wholly-owned by Mr. Miranda, in consideration of services attributable to the services provided by Mr. Miranda as an executive officer of Balqon California and Balqon Corporation.

Employment Agreements

Employment Agreement, dated October 24, 2008, between Balqon Corporation and Balwinder Samra

On October 24, 2008, we entered into an executive employment agreement with Mr. Samra.  Under the terms of the executive employment agreement, Mr. Samra has agreed to serve as our Chairman of the Board, President and Chief Executive Officer on an at-will basis.

The agreement provides for an initial base salary of $250,000 per year with an increase to $300,000 after the second anniversary of the effective date of the employment agreement, paid vacation of at least six weeks per year and a monthly automobile allowance of at least $750. Mr. Samra is eligible to receive increases and annual cash incentive bonuses based on our net revenues as shown on our Form 10-K for the previous fiscal year as compared to the internal forecasts proposed at or about the beginning of the previous fiscal year by our Chief Financial Officer and approved by our Audit Committee, as follows:  (A) if the net revenues forecast is met, the incentive bonus will equal 25% of his base salary and (B) if the net revenue forecast is exceeded by more than 50%, the incentive bonus will equal 50% of his base salary.  Mr. Samra is also eligible to participate in benefit and incentive programs we may offer. We have agreed to nominate Mr. Samra as a Class III member of our board of directors and to seek stockholder approval of the nomination at our 2009 annual meeting of stockholders.  We have also agreed to maintain in effect a directors’ and officers’ liability insurance policy with a minimum limit of liability of $3 million and that we would enter into an indemnification agreement with Mr. Samra upon terms mutually acceptable to us and Mr. Samra.

The employment agreement contains non-competition provisions that prohibit Mr. Samra from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Samra of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment and for two years afterward.

We may terminate the agreement at any time, with or without due cause. “Due cause” includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. “Due cause” also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Mr. Samra fails to satisfactorily remedy the performance problem following 30 days’ written notice.

Mr. Samra may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Samra must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. “Good reason” includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Samra’s base salary amounting to a material diminution in his salary to an amount less than the greater of $250,000 or 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Mr. Samra gives us written notice of the breach.

If we terminate Mr. Samra’s employment for due cause or due to Mr. Samra’s breach of his employment agreement by refusing to continue his employment, or if Mr. Samra terminates his employment without good reason, then all compensation and benefits for Mr. Samra will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

If Mr. Samra becomes incapacitated, we may terminate his employment under the agreement upon 30 days’ prior written notice.  Upon Mr. Samra’s death, the agreement terminates immediately. If Mr. Samra’s employment terminates due to his incapacity or death, Mr. Samra or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary.

If Mr. Samra’s employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Samra will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, he will be entitled to receive (i) a severance payment equal to (A) two times his then current annual salary and (B) two times the amount of the average incentive bonus paid during the two calendar years preceding the date of termination, (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of eighteen months or the date that Mr. Samra’s continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, and (iii) a lump-sum cash payment equal to eighteen times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Samra to maintain his medical insurance coverage for an additional eighteen months.  If our medical insurance plan does not allow Mr. Samra’s continued participation, then we will be required to pay to Mr. Samra, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the eighteen month period described in clause (ii) in the preceding sentence.

Immediately preceding the occurrence of a change in control, and regardless of whether Mr. Samra’s employment terminates and/or he receives severance payments as a result of the change in control, Mr. Samra will be entitled to receive a payment equal to (A) two times his then current annual salary and (B) two times the amount of the average incentive bonus paid during the two calendar years preceding the date of termination.  A “change in control” includes the following circumstances:

(a)           the acquisition by any person or group of beneficial ownership of securities entitled to vote generally in the election of our directors (“voting securities”) that represent 40% or more of the combined voting power of our then outstanding voting securities or 50% or more of the combined fair market value of our then outstanding stock, other than:

(i)           an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us or by any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us, or

(ii)           an acquisition of voting securities by us or a corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our stock;

(b)           a majority of members of our board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of members of our board before the date of the appointment or election, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board;

(c)           the acquisition by any person or group, or combined acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately before such acquisition; and

(d)           stockholder approval of a complete liquidation or dissolution of our company.

Regardless of circumstance (a) above, however, if we make an acquisition of our securities that (x) causes our voting securities beneficially owned by a person or group to represent 40% or more of the combined voting power of our then outstanding voting securities or (y) causes our stock beneficially owned by a person or group to represent 50% or more of the combined fair market value of our then outstanding stock, the acquisition will not be considered an acquisition by any person or group for purposes of circumstance (a) unless the person or group subsequently becomes the beneficial owner of additional securities of Balqon Corporation.

For purposes of circumstance (a) above, the calculation of voting power will be made as if the date of the acquisition were a record date for a vote of our stockholders, and for purposes of circumstance (c) above, the calculation of voting power will be made as if the date of the consummation of the transaction were a record date for a vote of our stockholders.

Regardless of the above, there will be no change in control event when there is a transfer to an entity that is controlled by our stockholders immediately after the transfer.  A transfer of assets by us is not treated as a change in control if the assets are transferred to: a stockholder of Balqon Corporation (immediately before the asset transfer) in exchange for or with respect to the stockholders’ stock; an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock; or an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person or group described in the immediately preceding clause.

Employment Agreement, dated October 24, 2008, between Balqon Corporation and Henry Velasquez

On October 24, 2008, we entered into an executive employment agreement with Mr. Henry Velasquez.  Under the terms of the executive employment agreement, Mr. Velasquez has agreed to serve as our Vice President Engineering on an at-will basis.  The employment agreement has an effective date of October 24, 2008.

The agreement provides for an initial base salary of $150,000 per year with an increase to $175,000 per year after the second anniversary of the effective date of the employment agreement, respectively, and paid vacation of at least four weeks per year.  Mr. Velasquez is eligible to receive salary increases and annual cash incentive bonuses at the discretion of our Compensation Committee.  Mr. Velasquez is also eligible to participate in benefit and incentive programs we may offer. We have agreed to maintain in effect a directors’ and officers’ liability insurance policy with a minimum limit of liability of $3 million and that we would enter into an indemnification agreement with Mr. Velasquez upon terms mutually acceptable to us and Mr. Velasquez.

The agreement contains non-competition provisions that prohibit Mr. Velasquez from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Velasquez of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment and for two years afterward.

We may terminate the agreement at any time, with or without due cause. “Due cause” includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. “Due cause” also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Mr. Velasquez fails to satisfactorily remedy the performance problem following 30 days’ written notice.

Mr. Velasquez may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Velasquez must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. “Good reason” includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Velasquez’s base salary amounting to a material diminution in his salary to an amount less than the greater of $150,000 or 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Mr. Velasquez gives us written notice of the breach.

If we terminate Mr. Velasquez’s employment for due cause or due to Mr. Velasquez’s breach of his employment agreement by refusing to continue his employment, or if Mr. Velasquez a terminates his employment without good reason, then all compensation and benefits for Mr. Velasquez will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

If Mr. Velasquez becomes incapacitated, we may terminate his employment under the agreement upon 30 days’ prior written notice.  Upon Mr. Velasquez’s death, the agreement terminates immediately. If Mr. Velasquez’s employment terminates due to his incapacity or death, Mr. Velasquez or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary.

If Mr. Velasquez’s employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Velasquez will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Velasquez enters into a separation and release agreement with us, then he will be entitled to receive (i) a severance payment equal to two times his then current annual salary, (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of eighteen months or the date that Mr. Velasquez’s continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, and (iii) a lump-sum cash payment equal to eighteen times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Velasquez to maintain his medical insurance coverage for an additional eighteen months.  If our medical insurance plan does not allow Mr. Velasquez’s continued participation, then we will be required to pay to Mr. Velasquez, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the eighteen month period described in clause (ii) in the preceding sentence.

Issuances of Stock Options Under Our 2008 Plan

In June 2008, in consideration of services provided to Balqon California, Balqon California issued options to purchase 4,166,751 shares of Balqon California’s common stock to Balwinder Samra and options to purchase 83,334 shares of common stock to Henry Velasquez.  These options vested immediately upon grant.  In connection with the Merger Transaction, all outstanding options to purchase shares of Balqon California’s common stock were converted into options to purchase shares of our common stock under our 2008 Plan.

2008 Stock Incentive Plan

Our 2008 Plan is intended to promote Balqon Corporation’s interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in our company as an incentive for them to remain in such service and render superior performance during such service.  The 2008 Plan consists of two equity-based incentive programs, the Discretionary Grant Program and the Stock Issuance Program. Principal features of each program are summarized below.

Administration

The Compensation Committee of our board of directors has the exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct stock issuances and other stock-based awards, or equity awards, made to executive officers and non-employee board members, and also has the authority to make equity awards under those programs to all other eligible individuals. However, our board of directors may retain, reassume or exercise from time to time the power to administer those programs. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our board of directors.

The term “plan administrator,” as used in this summary, means the Compensation Committee or our board of directors, to the extent either entity is acting within the scope of its administrative jurisdiction under the 2008 Plan.

Share Reserve

Initially, 7,500,000 shares of common stock are authorized for issuance under the 2008 Plan.  The 2008 Plan was adopted by our board of directors on October 24, 2008.  We expect to submit the 2008 Plan for approval by our stockholders by no later than October 24, 2009.  As of July 22, 2009, options to purchase 4,562,592 shares of common stock were issued and outstanding under the 2008 Plan.

No participant in the 2008 Plan may be granted equity awards for more than 5,000,000 shares of common stock per calendar year. This share-limitation is intended to assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or stock appreciation rights granted under the Discretionary Grant Program with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Internal Revenue Code Section 162(m). In addition, shares issued under the Stock Issuance Program may qualify as performance-based compensation that is not subject to the Internal Revenue Code Section 162(m) limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

The shares of common stock issuable under the 2008 Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market. Shares subject to any outstanding equity awards under the 2008 Plan that expire or otherwise terminate before those shares are issued will be available for subsequent awards. Unvested shares issued under the 2008 Plan and subsequently repurchased by us at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2008 Plan, will be added back to the number of shares reserved for issuance under the 2008 Plan and will be available for subsequent reissuance.

If the exercise price of an option under the 2008 Plan is paid with shares of common stock, then the authorized reserve of common stock under the 2008 Plan will be reduced only by the net number of new shares issued under the exercised stock option. If shares of common stock otherwise issuable under the 2008 Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an equity award, then the number of shares of common stock available for issuance under the 2008 Plan will be reduced only by the net number of shares issued pursuant to that equity award. The withheld shares will not reduce the share reserve. Upon the exercise of any stock appreciation right granted under the 2008 Plan, the share reserve will only be reduced by the net number of shares actually issued upon exercise, and not by the gross number of shares as to which the stock appreciation right is exercised.

Eligibility

Officers, employees, non-employee directors, and consultants and independent advisors who are under written contract and whose securities issued pursuant to the 2008 Plan, all of whom are in our service or the service of any parent or subsidiary of ours, whether now existing or subsequently established, are eligible to participate in the Discretionary Grant and Stock Issuance Programs.

Valuation

The fair market value per share of our common stock on any relevant date under the 2008 Plan will be deemed to be equal to the closing selling price per share of our common stock at the close of regular hours trading on the OTC Bulletin Board on that date, as the price is reported by the Financial Industry Regulatory Authority. If there is no closing selling price for our common stock on the date in question, the fair market value will be the closing selling price on the last preceding date for which a quotation exists.  In the absence of an established market for our common stock or if the plan administrator determines in good faith that our common stock is too thinly traded for fair market value to be determined in the manner described above, the fair market value per share of our common stock will be determined in good faith by the plan administrator.

Discretionary Grant Program

The plan administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals are to receive equity awards under that program, the time or times when those equity awards are to be made, the number of shares subject to each award, the time or times when each equity award is to vest and become exercisable, the maximum term for which the equity award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Stock Options. Each granted option will have an exercise price per share determined by the plan administrator, provided that the exercise price will not be less than 100% of the fair market value of a share on the grant date.  No granted option will have a term in excess of ten years.  Incentive options granted to an employee who beneficially owns more than 10% of our outstanding common stock must have exercise prices not less than 110% of the fair market value of a share on the grant date and a term of not more than five years measured from the grant date. Options generally will become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under immediately exercisable options will be subject to repurchase, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

An optionee who ceases service with us other than due to misconduct will have a limited time within which to exercise outstanding options for any shares for which those options are vested and exercisable at the time of cessation of service. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which outstanding options may be exercised (but not beyond the expiration date) and/or to accelerate the exercisability or vesting of options in whole or in part; provided, that options will remain exercisable for no less than 30 days from the date of the optionee’s cessation of service (or no less than six months if the cessation is caused by death or disability).  Discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Stock Appreciation Rights. The plan administrator has the authority to issue the following three types of stock appreciation rights under the Discretionary Grant Program:

•
Tandem stock appreciation rights, which provide the holders with the right, upon approval of the plan administrator, to surrender their options for an appreciation distribution in an amount equal to the excess of the fair market value of the vested shares of common stock subject to the surrendered option over the aggregate exercise price payable for those shares.

•
Standalone stock appreciation rights, which allow the holders to exercise those rights as to a specific number of shares of common stock and receive in exchange an appreciation distribution in an amount equal to the excess of the fair market value on the exercise date of the shares of common stock as to which those rights are exercised over the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of the common stock on the date the standalone stock appreciation right is granted, and the right may not have a term in excess of ten years.

•
Limited stock appreciation rights, which may be included in one or more option grants made under the Discretionary Grant Program to executive officers or directors who are subject to the short-swing profit liability provisions of Section 16 of the Exchange Act. Upon the successful completion of a hostile takeover for more than 50% of our outstanding voting securities or a change in a majority of our board as a result of one or more contested elections for board membership over a period of up to 36 consecutive months, each outstanding option with a limited stock appreciation right may be surrendered in return for a cash distribution per surrendered option share equal to the excess of the fair market value per share at the time the option is surrendered or, if greater and the option is a non-statutory option, the highest price paid per share in the transaction, over the exercise price payable per share under the option.

Payments with respect to exercised tandem or standalone stock appreciation rights may, at the discretion of the plan administrator, be made in cash or in shares of common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash. Upon cessation of service with us, the holder of one or more stock appreciation rights will have a limited period within which to exercise those rights as to any shares as to which those stock appreciation rights are vested and exercisable at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of the stock appreciation rights in whole or in part. Discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after the holder’s actual cessation of service.

Repricing. The plan administrator has the authority, with the consent of the affected holders, to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share not less than the fair market value per share of common stock on the new grant date or (ii) cash or shares of common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights. The plan administrator also has the authority with or, if the affected holder is not subject to the short-swing profit liability of Section 16 under the Exchange Act, then without, the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to the then current fair market value per share of common stock or to issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.  However, no exchange or cancellation of outstanding options or stock appreciation rights may be effected so as to constitute the deferral of compensation or an additional deferral feature that would subject the stock options or stock appreciation rights to Internal Revenue Code Section 409A or to the Treasury Regulations promulgated thereunder.

Stock Issuance Program

Shares of common stock may be issued under the Stock Issuance Program for valid consideration under the Nevada General Corporation Law as the plan administrator deems appropriate, including cash, past services or other property. In addition, restricted shares of common stock may be issued pursuant to restricted stock awards that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives. Shares of common stock may also be issued under the program pursuant to restricted stock units or other stock-based awards that entitle the recipients to receive the shares underlying those awards upon the attainment of designated performance goals, the satisfaction of specified service requirements and/or upon the expiration of a designated time period following the vesting of those awards or units, including without limitation, a deferred distribution date following the termination of the recipient’s service with us.

The plan administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive equity awards under the program, the time or times when those equity awards are to be made, the number of shares subject to each equity award, the vesting schedule to be in effect for the equity award and the consideration, if any, payable per share. The shares issued pursuant to an equity award may be fully vested upon issuance or may vest upon the completion of a designated service period and/or the attainment of pre-established performance goals.

To assure that the compensation attributable to one or more equity awards under the Stock Issuance Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Internal Revenue Code Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more equity awards under the Stock Issuance Program so that the shares subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Goals may be based on one or more of the following criteria: (i) return on total stockholders’ equity; (ii) net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Compensation Committee may, at the time the equity awards are made, specify certain adjustments to those items as reported in accordance with generally accepted accounting principles in the United States, or GAAP, which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or its successor, provided that those adjustments are in conformity with those reported by us on a non-GAAP basis. In addition, performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business groups or divisions thereof or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Compensation Committee may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Stock Issuance Program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for those awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding restricted stock units or other stock-based awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

General Provisions

Acceleration.  If a change in control occurs, each outstanding equity award under the Discretionary Grant Program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect, (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, or (iii) the acceleration of the award is subject to other limitations imposed by the plan administrator. In addition, all unvested shares outstanding under the Discretionary Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect or accelerated vesting is precluded by other limitations imposed by the plan administrator. Each outstanding equity award under the Stock Issuance Program will vest as to the number of shares of common stock subject to that award immediately prior to the change in control, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above or unless vesting is precluded by its terms.  Immediately following a change in control, all outstanding awards under the Discretionary Grant Program will terminate and cease to be outstanding except to the extent assumed by the successor corporation or its parent or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction.

The plan administrator will have the discretion to structure one or more equity awards under the Discretionary Grant and Stock Issuance Programs so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

A change in control will be deemed to have occurred if, in a single transaction or series of related transactions:

(i)           any person (as that term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of the combined voting power of our company, or

(ii)           there is a merger, consolidation, or other business combination transaction of us with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of our company (or the surviving entity) outstanding immediately after the transaction, or

(iii)           all or substantially all of our assets are sold.

Stockholder Rights and Option Transferability. The holder of an option or stock appreciation right will have no stockholder rights with respect to the shares subject to that option or stock appreciation right unless and until the holder exercises the option or stock appreciation right and becomes a holder of record of shares of common stock distributed upon exercise of the award. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more family members or to the holder’s former spouse, to the extent the transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order.

A participant will have certain stockholder rights with respect to shares of common stock issued to the participant under the Stock Issuance Program, whether or not the participant’s interest in those shares is vested. Accordingly, the participant will have the right to vote the shares and to receive any regular cash dividends paid on the shares, but will not have the right to transfer the shares prior to vesting. A participant will not have any stockholder rights with respect to the shares of common stock subject to restricted stock units or other stock-based awards until the awards vest and the shares of common stock are actually issued. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other stock-based awards, subject to terms and conditions the plan administrator deems appropriate.

Changes in Capitalization. If any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2008 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted equity awards under the 2008 Plan per calendar year, (iii) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right, and (iv) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 2008 Plan and the cash consideration, if any, payable per share. All adjustments will be designed to preclude any dilution or enlargement of benefits under the 2008 Plan and the outstanding equity awards thereunder.

Special Tax Election. Subject to applicable laws, rules and regulations, the plan administrator may permit any or all holders of equity awards to utilize any or all of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the issuance, exercise or vesting of those equity awards:

Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the issuance, exercise or vesting of an equity award, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder and make a cash payment equal to the fair market value directly to the appropriate taxing authorities on the individual’s behalf.

Stock Delivery: The election to deliver to us certain shares of common stock previously acquired by the holder (other than in connection with the issuance, exercise or vesting that triggered the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder.

Sale and Remittance: The election to deliver to us, to the extent the award is issued or exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee or participant will concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased or issued shares and remit to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the withholding taxes we are required to withhold by reason of the issuance, exercise or vesting.

Amendment, Suspension and Termination

Our board of directors may suspend or terminate the 2008 Plan at any time.  Our board of directors may amend or modify the 2008 Plan, subject to any required stockholder approval. Once Stockholder approval is obtained for the establishment of the 2008 Plan, Stockholder approval will be required for any amendment that materially increases the number of shares available for issuance under the 2008 Plan, materially expands the class of individuals eligible to receive equity awards under the 2008 Plan, materially increases the benefits accruing to optionees and other participants under the 2008 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2008 Plan, materially extends the term of the 2008 Plan, expands the types of awards available for issuance under the 2008 Plan, or as to which stockholder approval is required by applicable laws, rules or regulations.

Unless sooner terminated by our board, the 2008 Plan will terminate on the earliest to occur of: (i) October 24, 2018; (ii) the date on which all shares available for issuance under the 2008 Plan have been issued as fully-vested shares; and (iii) the termination of all outstanding equity awards in connection with certain changes in control or ownership.

Federal Income Tax Consequences

The following discussion summarizes income tax consequences of the 2008 Plan under current federal income tax law and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Internal Revenue Code Section 162(m), as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.

Option Grants. Options granted under the 2008 Plan may be either incentive stock options, which satisfy the requirements of Internal Revenue Code Section 422, or non-statutory stock options, which are not intended to meet those requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at the time over the exercise price paid for those shares.

The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in the sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.

If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for our taxable year in which the disposition occurs, equal to the excess of the fair market value of the shares on the option exercise date over the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect certain withholding taxes applicable to the income from the optionee.

We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the repurchase right lapses over the exercise price paid for the shares. The optionee may elect under Internal Revenue Code Section 83(b) to include as ordinary income in the year of exercise of the option an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If a timely Internal Revenue Code Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Direct Stock Issuances. Stock granted under the 2008 Plan may include issuances such as unrestricted stock grants, restricted stock grants and restricted stock units. The federal income tax treatment for such stock issuances are as follows:

Unrestricted Stock Grants. The holder will recognize ordinary income in the year in which shares are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Restricted Stock Grants. No taxable income is recognized upon receipt of stock that qualifies as performance-based compensation unless the recipient elects to have the value of the stock (without consideration of any effect of the vesting conditions) included in income on the date of receipt. The recipient may elect under Internal Revenue Code Section 83(b) to include as ordinary income in the year the shares are actually issued an amount equal to the fair market value of the shares. If a timely Internal Revenue Code Section 83(b) election is made, the holder will not recognize any additional income when the vesting conditions lapse and will not be entitled to a deduction in the event the stock is forfeited as a result of failure to vest.

If the holder does not file an election under Internal Revenue Code Section 83(b), he will not recognize income until the shares vest. At that time, the holder will recognize ordinary income in an amount equal to the fair market value of the shares on the date the shares vest. We will be required to collect certain withholding taxes applicable to the income of the holder at that time.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued, if the holder elects to file an election under Internal Revenue Code Section 83(b), or we will be entitled to an income tax deduction at the time the vesting conditions occur, if the holder does not elect to file an election under Internal Revenue Code Section 83(b).

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit award. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Internal Revenue Code Section 409A.  It is the intention of Balqon Corporation that no option or stock appreciation right granted under the 2008 Plan will be “deferred compensation” that is subject to Internal Revenue Code Section 409A.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options or stock appreciation rights with exercise prices or base prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers, provided that the grants are approved by a committee of at least two independent directors.  Accordingly, all compensation deemed paid with respect to those options or stock appreciation rights should remain deductible without limitation under Internal Revenue Code Section 162(m). However, any compensation deemed paid by us in connection with shares issued under the Stock Issuance Program will be subject to the $1.0 million limitation on deductibility per covered individual, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms of the Stock Issuance Program.

Accounting Treatment

Pursuant to the accounting standards established by Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” we are required to recognize all share-based payments, including grants of stock options, restricted stock units and employee stock purchase rights, in our financial statements effective January 1, 2006. Accordingly, stock options that are granted to our employees and non-employee board members will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will have to be charged as stock-based compensation expense against our reported GAAP earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options outstanding on January 1, 2006, with the grant date fair value of those unvested options to be expensed against our reported earnings over the remaining vesting period. For shares issuable upon the vesting of restricted stock units awarded under the 2008 Plan, we will be required to expense over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. This accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Stock options and stock appreciation rights granted to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the grant measured on the vesting date of each installment of the underlying shares. Accordingly, the charge will take into account the appreciation in the fair value of the grant over the period between the grant date and the vesting date of each installment comprising that grant.

Interests of Related Parties

The 2008 Plan provides that our officers, employees, non-employee directors, and certain consultants and independent advisors will be eligible to receive awards under the 2008 Plan.

As discussed above, we may be eligible in certain circumstances to receive a tax deduction for certain executive compensation resulting from awards under the 2008 Plan that would otherwise be disallowed under Internal Revenue Code Section 162(m).

Possible Anti-Takeover Effects

Although not intended as an anti-takeover measure by our board of directors, one of the possible effects of the 2008 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, or to place other incentive compensation, in the hands of the directors and officers of Balqon Corporation.  Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

In addition, options or other incentive compensation may, in the discretion of the plan administrator, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of Balqon Corporation.  In the opinion of our board of directors, this acceleration provision merely ensures that optionees under the 2008 Plan will be able to exercise their options or obtain their incentive compensation as intended by our board of directors and stockholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right.  Our board of directors is, however, presently unaware of any threat of hostile takeover involving Balqon Corporation.

Outstanding Equity Awards At Fiscal Year-End – 2008

The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date
Balwinder Samra	1,388,917	$1.50	6/30/2010
	1,388,917	$2.00	6/30/2011
	1,388,917	$2.50	6/30/2012
Robert Miranda	—	—	—
Henry Velasquez	27,778	$1.50	6/30/2010
	27,778	$2.00	6/30/2011
	27,778	$2.50	6/30/2012
K. John Shukur	—	—	—

(1)
All options represented  in this table were granted in June 2008 in consideration of services provided to Balqon California and vested immediately upon grant.  In connection with the Merger Transaction, all outstanding options to purchase shares of Balqon California’s common stock were converted into options to purchase shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Related Party Transactions

We recognize that related party transactions present a heightened risk of conflicts of interest and in connection with this offering, have adopted a policy to which all related party transactions shall be subject.  Pursuant to the policy, the Audit Committee of our board of directors will review the relevant facts and circumstances of all related party transactions, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction.  Pursuant to the policy, no director may participate in any approval of a related party transaction to which he or she is a related party.

The Audit Committee will then, in its sole discretion, either approve or disapprove the transaction.  If advance Audit Committee approval of a transaction is not feasible, the transaction may be preliminarily entered into by management, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting.  If at that meeting the Audit Committee does not ratify the transaction, management shall make all reasonable efforts to cancel or annul such transaction.

Certain types of transactions, which would otherwise require individual review, have been preapproved by the Audit Committee.  These types of transactions include, for example, (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement, (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction and (iii) transactions involving competitive bids or fixed rates.

Merger Transaction

Pursuant to the  Merger Transaction we issued to the shareholders of Balqon California an aggregate of 23,908,348 shares of our common stock upon conversion of the same number of shares of Balqon California’s common stock.  The 1:1 exchange ratio was determined by arms-length negotiations between Balqon Corporation (formerly, BMR Solutions, Inc.) and Balqon California and was not based on any particular valuation or other financial data with respect to either company or a comparison of comparable companies or transactions. We did not issue any shares of our common stock to our then existing shareholders at the time of the closing of the Merger Transaction, except for shares issued to those shareholders who at that time were also shareholders of Balqon California.

In addition to the 23,908,348 shares common stock we issued to the shareholders of Balqon California, the holders of warrants to acquire an aggregate of 2,614,180 shares of common stock of Balqon California were deemed to hold warrants to acquire an equal number of shares of our common stock upon completion of the Merger Transaction.  In connection with the Merger Transaction, we also issued under our 2008 Plan options to purchase an aggregate of 4,562,592 shares of our common stock to certain of our directors and employees who held options to purchase an equal number of shares of Balqon California’s common stock immediately prior to the completion of the Merger Transaction.

In connection with the consummation of the Merger Transaction, we cancelled 6,377,500 shares of our issued and outstanding common stock held by John Shukur, Mark Andre, Marla Andre, Ryan Neely, Brian Mirrotto, Eric Peterson, Peggy Hancock and James L. Mirrotto such that concurrent with the closing of the Merger Transaction we had approximately 1,400,000 shares of common stock issued and outstanding.  The shares were cancelled as a result of our agreement with Balqon California to have 1,400,000 shares of common stock outstanding at the closing of the Merger Transaction.

At the closing of the Merger Transaction, five shareholders who held shares of our common stock immediately prior to the closing of the Merger Transaction, Anderson Hinsch, Thomas Chen, Ryan Neely, Michael Muellerleile and Jeffrey M. Hoss, were issued 565,123 shares of our common stock upon conversion of the same number of shares of Balqon California’s common stock that they held immediately prior to the closing of the Merger Transaction.  At the closing of the Merger Transaction, we also issued to these five shareholders warrants to purchase an aggregate of 550,000 shares of our common stock upon conversion of warrants to purchase shares the same number of shares of Balqon California that they held immediately prior to the closing of the Merger Transaction.  Immediately prior to the closing of the Merger Transaction, these five shareholders held an aggregate of 325,000 shares of our common stock and warrants to purchase an aggregate of 144,598 shares of our common stock.  As of July 22, 2009, these five shareholders hold an aggregate of 890,291 shares of our common stock comprised of (i) the 325,000 shares of our common stock they held immediately prior to the closing of the Merger Transaction and (ii) the 565,123 shares of our common stock they were issued in connection with the Merger Transaction. As of July 22, 2009, these five shareholders also hold warrants to purchase an aggregate of 694,598 shares of our common stock, comprised of (i) warrants to purchase an aggregate of 144,598 shares of our common stock they held immediately prior to the closing of the Merger Transaction, and (ii) warrants to purchase an aggregate of 550,000 shares of our common stock that they were issued in connection with the Merger Transaction.

In connection with the Merger Transaction we issued to (i) Balwinder Samra, our President and Chief Executive Officer, 16,999,910 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Samra and options to purchase 4,166,751 shares of common stock upon conversion of options to purchase the same number of shares of common stock of Balqon California held by Mr. Samra; (ii) Robert Miranda, our Chief Financial Officer, 100,000 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Miranda; (iii) Henry Velasquez, our Vice President Engineering and a director of our company, 333,340 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Velasquez and options to purchase 83,334 shares of common stock upon conversion of options to purchase the same number of shares of common stock of Balqon California held by Mr. Velasquez; (iv) Robert Gruenwald, our Vice President Research and Development, 250,000 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Gruenwald; and (v) Amarpal Singh Samra, a director of our company, 1,250,025 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Samra and options to purchase 312,507 shares of common stock upon conversion of options to purchase the same number of shares of common stock of Balqon California held by Mr. Samra.  As a result of the Merger Transaction, each of Mr. Balwinder Samra and Mr. Amarpal Samra became the beneficial owners of more than 5% of our common stock.  The options issues to Messrs. Balwinder Samra, Amarpal Samra, and Henry Velasquez were issued under our 2008 Plan.  One-third of these options have an exercise price of $1.50 per share and expire on June 30, 2010, one-third of these options have an exercise price of $2.00 per share and expire on June 30, 2011, and one-third of these options have an exercise price of $2.50 per share and expire on June 30, 2012.

In connection with the Merger Transaction, we also issued to Marlin Financial Group, Inc. 2,916,725 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Marlin Financial Group, Inc. and warrants to purchase 729,180 shares of our common stock upon the conversion of warrants to purchase shares the same number shares of common stock of Balqon Corporation.  One-third of the warrants have an exercise price of $1.50 per share and expire on June 30, 2010, one-third of the warrants have an exercise price of $2.00 per share and expire on June 30, 2011, and one-third of the warrants have an exercise price of $2.50 per share and expire on June 30, 2012.  As a result of the Merger Transaction, Marlin Financial Group, Inc. became the beneficial owner of more than 5% of our common stock.

Employment, Compensation and Consulting Agreements

We are or have been a party to compensation arrangements with our directors.  See “—Compensation of Directors.”  On October 24, 2008, we entered into an executive employment agreement with each of Balwinder Samra and Henry Velasquez.  See “—Compensation of Executive Officers —Employment Agreements” for a description of Mr. Samra’s and Mr. Velasquez’s executive employment agreements.  On March 27, 2009, we entered into an executive employment agreement with Robert Gruenwald effective October 24, 2008.

Employment Agreement, dated effective October 24, 2008, between Balqon Corporation and Robert Gruenwald

On March 27, 2009, we entered into an executive employment agreement with Mr. Robert Gruenwald.  Under the terms of the executive employment agreement, Mr. Gruenwald has agreed to serve as our Vice President Research and Development on an at-will basis.  The employment agreement has an effective date of October 24, 2008.

The agreement provides for an initial base salary of $150,000 per year with an increase to $175,000 and $200,000 per year after the second and third anniversary of the effective date of the employment agreement, respectively, and paid vacation of at least four weeks per year.  Mr. Gruenwald is eligible to receive salary increases and annual cash incentive bonuses at the discretion of our Compensation Committee.  Mr. Gruenwald is also eligible to participate in benefit and incentive programs we may offer. We have agreed to maintain in effect a directors’ and officers’ liability insurance policy with a minimum limit of liability of $3 million and that we would enter into an indemnification agreement with Mr. Gruenwald upon terms mutually acceptable to us and Mr. Gruenwald.

The agreement contains non-competition provisions that prohibit Mr. Gruenwald from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Gruenwald of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment and for two years afterward.

We may terminate the agreement at any time, with or without due cause. “Due cause” includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. “Due cause” also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Mr. Gruenwald fails to satisfactorily remedy the performance problem following 30 days’ written notice.

Mr. Gruenwald may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Gruenwald must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. “Good reason” includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Gruenwald’s base salary amounting to a material diminution in his salary to an amount less than the greater of $150,000 or 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Mr. Gruenwald gives us written notice of the breach.

If we terminate Mr. Gruenwald’s employment for due cause or due to Mr. Gruenwald’s breach of his employment agreement by refusing to continue his employment, or if Mr. Gruenwald a terminates his employment without good reason, then all compensation and benefits for Mr. Gruenwald will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

If Mr. Gruenwald becomes incapacitated, we may terminate his employment under the agreement upon 30 days’ prior written notice.  Upon Mr. Gruenwald’s death, the agreement terminates immediately. If Mr. Gruenwald’s employment terminates due to his incapacity or death, Mr. Gruenwald or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary.

If Mr. Gruenwald’s employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Gruenwald will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Gruenwald enters into a separation and release agreement with us, then he will be entitled to receive (i) a severance payment equal to two times his then current annual salary, (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of eighteen months or the date that Mr. Gruenwald’s continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, and (iii) a lump-sum cash payment equal to eighteen times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Gruenwald to maintain his medical insurance coverage for an additional eighteen months.  If our medical insurance plan does not allow Mr. Gruenwald’s continued participation, then we will be required to pay to Mr. Gruenwald, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the eighteen month period described in clause (ii) in the preceding sentence.

Indemnification Agreements

On October 24, 2008, we entered into an indemnification agreement with each of our directors and executive officers other than Mr. Gruenwald.  We entered into an indemnification agreement with Mr. Gruenwald on March 27, 2009.  The indemnification agreements and our articles of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

Balqon Corporation’s Transactions Prior to the Consummation of the Merger Transaction

From 2001 to May 2006, Brian Mirrotto, our former director and executive officer, provided approximately 100 square feet of office space to us at no charge. The fair market value of that space was approximately $100 per month.

In November 2001, we issued 2,000,000 shares of our common stock to Brian Mirrotto, our former director and executive officer.  These shares were issued in exchange for services and expenses of $2,000 related to our incorporation, or $0.001 per share.  Additional compensation expense of $38,000 was recognized to reflect the fair market value of the shares issued as of the date of issuance, which was $0.02 per share.

In June 2006, we financed the purchase of a vehicle with a loan totaling $28,514 secured by the purchased vehicle.  Marla Andre and K. John Shukur, our former directors and executive officers, jointly and severally guaranteed repayment the loan.

From August 2006 to November 9, 2006, Mark Andre, our former director and executive officer, provided approximately 1,000 square feet of office space to us in exchange for $1,400 per month on a month to month basis.  Effective November 10, 2006, this amount was increased to $1,500 per month. We paid $1,400 per month directly to Mr. Andre’s landlord on this arrangement, with $560 per month treated as rent expense and the remaining $840 per month charged to compensation. The rent expense of $560 per month is the estimated fair value of the facilities provided. Effective November 10, 2006, the rent and compensation on this arrangement was increased to $600 and $900 per month, respectively.

Mark Andre, our former director and executive officer, is the brother in law of John Danna, an owner of one of our major customers prior to the Merger Transaction.

In September 2006, we paid $2,500 to Michael Andre, the father of Mark Andre, our former executive officer and director, for website development services.

Balqon California’s Transactions Prior to the Consummation of the Merger Transaction

During the fiscal years ended December 31, 2006 and 2007, Balwinder Samra loaned $943 and $56,477, respectively, to Balqon California to fund its operations.  Between January 1, 2008 and June 30, 2008, Mr. Samra loaned an additional $1,957 to Balqon California to help fund its operations.  These loans were recorded as “Advances from Shareholder” on Balqon California’s financial statements.  As of December 31, 2008 and March  31, 2009, Mr. Samra was owed a total of $34,877 and $25,877, respectively, as a result of these loans.   During the fiscal year ended December 31, 2008, we paid $22,543 in principal and did not make any in interest payments under the loans provided by Mr. Samra.

Between January 1, 2008 and September 30, 2008, Miranda & Associates, a professional accountancy corporation wholly-owned by Robert Miranda, our chief financial officer, was paid a total of $38,000 in consulting fees in consideration of accounting and advisory services. As of September 30, 2008, Miranda & Associates was owed $19,875 for accounting and advisory services rendered.

In June 2008, Balqon California issued options to purchase 4,166,751 shares of common stock to Balwinder Samra in consideration of services rendered.  The fair value of the options was determined to be $539,614.

In June 2008, Balqon California issued 333,340 shares of common stock and options to purchase 83,334 shares of common stock to Henry Velasquez in consideration of engineering and design consulting services rendered.  The value of the common stock was determined to be $333,340 and the fair value of the options was determined to be $10,792.

In June 2008, Balqon California issued 1,250,025 shares of common stock and options to purchase 312,507 shares of common stock to Amarpal Samra in consideration of business strategy consulting services rendered.  The value of the common stock was determined to be $1,250,025 and the fair value of the options was determined to be $40,471.

In June 2008, pursuant to a certain Stock and Warrant Purchase Agreement, dated August 28, 2008 , Balqon California issued 2,916,725 shares of common stock and warrants to purchase 729,180 shares of common stock to Marlin Financial in consideration of business strategy and financial advisory services rendered.  The value of the common stock was determined to be $2,916,725 and the fair value of the warrants was determined to be $94,432.   On March 30, 2009 we entered into Amendment No. 1 to Stock and Warrant Purchase Agreement with Marlin Financial Group, Inc. pursuant to which we revised certain terms of the warrants issued to Marlin Financial Group, Inc.  On May 20, 2009, we entered into Amendment No. 2 to Stock and Warrant Purchase Agreement with Marlin Financial Group, Inc. pursuant to  which we agreed with Marlin Financial Group, Inc. to terminate a contractual agreement between us and Marlin Financial Group, Inc. which restricted the ability of Marlin Financial Group, Inc. to dispose of or transfer our securities.  We and Marlin Financial Group, Inc. agreed to terminate this provision of the agreement due, in part, to the adverse tax consequences to Marlin Financial Group, Inc. associated with the change in valuation of the stock based compensation granted to Marlin Financial Group, Inc. as reflected in our restated financial statements.

In August 2008, Balqon California issued 100,000 shares of common stock to Robert Miranda, its current Chief Financial Officer, in consideration of business strategy consulting services rendered.  The value of the common stock was determined to be $100,000.

In August 2008, Balqon California issued 250,000 shares of common stock to Robert Gruenwald in consideration of services provided.  The value of the common stock was determined be $250,000.

In August 2008, Balqon California issued 332,910 shares of common stock to Balwinder Samra in consideration of services rendered.  The value of the common stock was determined be $332,910.

On September 9, 2008, Balqon California entered into an Asset Purchase Agreement with EMS, and its sole member, Robert Gruenwald, to acquire substantially all of the assets of EMS, including all intellectual property assets used in the development and manufacture of flux vector inverters, for an aggregate purchase price of $350,000, of which $250,000 was paid in cash at closing and $100,000 was paid in the form of a promissory note issued to EMS.  The promissory note issued to EMS bares an interest rate of 5% per annum payable at maturity.  During the fiscal year ended December 31, 2008, we did not make any payments of principal or interest due under the promissory note to EMS.  As of the date of this prospectus we have made principal payments of $75,000 on the promissory note issued to EMS. The remaining principal balance of $ 25,000 and all accrued and unpaid interest under the note will become due and payable on September 15, 2009.

On June 24, 2008, we issued a promissory note in the amount of $25,875 to Marlin Financial Group, Inc.  The promissory note issued to Marlin Financial Group, Inc. bares an interest rate of 6% per annum payable at maturity and became due and payable on December 6, 2008.  As of July 22 , 2009, the $875 in principal that remained outstanding under the promissory note issued to Marlin Financial Group, Inc. had been written off.  During the fiscal year ended December 31, 2008, we paid $25,000 in principal and did not make any interest payments due under the promissory note to Marlin Financial Group, Inc.

December 2008 Private Placement

In connection with the private placement transaction consummated on December 22, 2008, we issued to Marlin Financial Group, Inc. 25,000 shares of our common stock and warrants to purchase 25,000 shares of our common stock at an exercise price of $1.50.

Fees Paid to Miranda & Associates

Between September 30, 2008 and December 31, 2008, Miranda & Associates, a professional accountancy corporation wholly-owned by Robert Miranda, our chief financial officer, was paid a total of $196,980 in consulting fees in consideration of accounting and advisory services.  Miranda & Associates was paid a total of $50,000 in consulting fees in consideration of accounting and advisory services during the three months ended March 31, 2009.  As of March 31, 2009, Miranda & Associates was owed $98,828 for accounting and advisory services rendered.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our voting stock as of July 22 , 2009, the date of the table, by:

•	each person known by us to beneficially own more than 5% of the outstanding shares any class of our voting stock;
•	each of our directors;
•	each of our current executive officers identified at the beginning of the “Management” section of this prospectus;
•	our former executive officer, K. John Shukur; and
•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them.  Except as indicated by footnote, all shares of common stock underlying derivative securities, if any, that are currently exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding for the purpose of calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  Percentage of beneficial ownership of our common stock is based on 25,518,348 shares of common stock outstanding as of the date of the table.

The address of each of the following stockholders, unless otherwise indicated below, is c/o Balqon Corporation, 1420 240th Street, Harbor City, California 90710.  The address for K. John Shukur is 1184 Rutland Road, Suite 2, Newport Beach, California 92660.  The address for Marlin Financial Group, Inc. is 9812 Falls Road, Suite 114-198, Potomac, Maryland 20854.  Messrs. Balwinder Samra, Miranda, Velasquez and Gruenwald are executive officers of Balqon Corporation.  Messrs. Balwinder Samra, Velasquez and Amarpal Samra are directors of Balqon Corporation.  Amarpal Samra is the brother of Balwinder Samra.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Balwinder Samra	Common	21,166,661(1)	71.30%
Robert Miranda	Common	100,000	*
Henry Velasquez	Common	416,674(2)	1.63%
Robert Gruenwald	Common	250,000	*
Amarpal Singh Samra	Common	1,562,532(3)	6.05%
Marlin Financial Group, Inc.	Common	3,045,905(4)	11.59%
K. John Shukur	Common	110,000(5)	*
All directors and executive officers as a group (5 persons)	Common	23,495,867(6)	78.11%

*	Less than 1%.
(1)	Includes 4,166,751 shares of common stock underlying options.
(2)	Includes 83,334 shares of common stock underlying options.
(3)	Includes 312,507 shares of common stock underlying options.
(4)
Includes 754,180 shares of common stock underlying warrants.  Based exclusively on the Form 4s filed by Marlin Financial Group, Inc. on January 23, 2009 and October 31, 2008, and the Form 3 filed by Marlin Financial Group, Inc. on October 28, 2008.  Includes 754,180 shares of common stock underlying warrants. Mark Levin has the power to vote and dispose of the shares beneficially held by Marlin Financial Group, Inc. as its president.

(5)	Includes 30,000 shares of common stock underlying warrants.
(6)	Includes 4,562,592 shares of common stock underlying options.

SELLING SECURITY HOLDERS

Selling Security Holder Table

This prospectus covers the offer and sale by the selling security holders of up to an aggregate of 5,597,946 shares of common stock, consisting of 3,318,348 shares of common stock and 2,279,598 shares underlying warrants.  The following table sets forth, to our knowledge, certain information about the selling security holders as of July 22, 2009, the date of the table, based on information furnished to us by the selling security holders.  Except as indicated in the footnotes or description of the private placement transactions following the table, each selling security holder has indicated to us that it is acting individually, not as a member of a group, and none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.  Each of the selling security holders have represented to us that they are not a broker-dealer, or affiliated with or associated with a broker-dealer, registered with the SEC or designated as a member of the Financial Industry Regulatory Authority.  The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed below.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Except as indicated by footnote, all shares of common stock underlying derivative securities, if any, that are currently exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding for the purpose of calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  Percentage of beneficial ownership is based on 25,518,348 shares of common stock as of the date of the table.  Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

Except as indicated in the footnotes, all shares of common stock offered by the selling security holders were initially issued, or underlie warrants that were initially issued, by Balqon California in the private placement transactions described below under the heading “Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares — Transactions of Balqon California,” and were converted into shares of our common stock, or warrants to purchase shares of our common stock, in connection with the Merger Transaction.

Name of	Shares of Common Stock Beneficially Owned	Shares of Common Stock	Shares of Common Stock Beneficially Owned After Offering (#)
Beneficial Owner	Prior to Offering	Being Offered	Number	Percentage
Anderson Hinsch	212,916(1)	212,916(1)	—	—
Thomas Chen	121,458(2)	121,458(2)	—	—
John Chen	101,458(3)	101,458(3)	—	—
Ryan A. Neely	726,174(4)	626,174(4)	100,000	*
Michael Muellerleile	761,174(5)	402,174(6)	147,000(7)	*
David Barnes	50,270(8)	50,270(8)	—	—
Brad Chisick Trust, dated 4/26/1999	402,166(9)	402,166(9)	—	—
Michael JP Clark	50,270(10)	50,270(10)	—	—
Brian Culaciati	100,541(11)	100,541(11)	—	—
Kenneth R. Heitz	100,541(12)	100,541(12)	—	—

Name of	Shares of Common Stock Beneficially Owned	Shares of Common Stock	Shares of Common Stock Beneficially Owned After Offering (#)
Beneficial Owner	Prior to Offering	Being Offered	Number	Percentage
Jeffrey M. Hoss	120,541(13)	120,541(13)	—	—
Andrew M. Moeck	100,541(14)	100,541(14)	—	—
James Timothy Nelligan	90,487(15)	90,487(15)	—	—
Rick and Michelle Ptak	50,270(16)	50,270(16)	—	—
Michael D. Ray - Sibling Tracing Account	100,541(17)	100,541(17)	—	—
Silentium, LLC	60,325(18)	60,325(18)	—	—
The Cahill Revocable Living Trust	50,270(19)	50,270(19)	—	—
Jerry Thompson	100,541(20)	100,541(20)	—	—
Trojan Five Investments, LLC	120,650(21)	120,650(21)	—	—
Ron T. Watanabe and Diane L. Watanabe	150,812(22)	150,812(22)	—	—
Jeff Barbuto	100,000(23)	100,000(23)	—	—
Frank Belgiorno	200,000(24)	200,000(24)	—	—
Matthew P. D’Aguanno	50,000(25)	50,000(25)	—	—
Russell S. Smith	200,000(26)	200,000(26)	—	—
Joseph C. Adevai	400,000(27)	400,000(27)	—	—
Robert Johnson	200,000(28)	200,000(28)	—	—
K. John Shukur	110,000(29)	110,000(29)(α)	—	—
Mark Andre	50,000(30)	50,000(30)(α)	—	—
James L. Mirrotto	20,000	20,000(α)	—	—
Linda Fischer	761,174(31)	212,000(α)	147,000(32)	*
Cake Ventures LLC	498,000(33)	498,000(33)(α)	—	—
Echo Sources, Inc.	2,000(34)	2,000(34)(α)	—	—
Glen LaPalma	500	500(α)	—	—
George T. Glass III	500	500(α)	—	—
Anne LeClair	1,000	1,000(α)	—	—
Chris Roesti	500	500(α)	—	—
Sonny Martinez	1,000	1,000(α)	—	—
Lyle Neely	2,000	2,000(α)	—	—
Shawn Peterson	500	500(α)	—	—
Brian Mirrotto	1,000	1,000(α)	—	—
Eric Peterson	2,000	2,000(α)	—	—
Peggy Hancock	2,000	2,000(α)	—	—
Karl Hoshor	1,000	1,000(α)	—	—
Jason Ortega	125,650(35)	5,000(α)	—	—
Timothy Neely	5,000	5,000(α)	—	—
Ronald Pasquzi	1,000	1,000(α)	—	—
Larry A. Cerutti	50,000(36)	50,000(36)(β)	—	—
Thomas J. Crane	20,000(37)	20,000(37)(β)	—	—
A. Richard Miranda & Cindy Miranda	50,000(38)	50,000(38)(β)	—	—
Ronald Zamber	100,000(39)	50,000(40)(β)	50,000(41)	—
Marlin Financial Group, Inc.	3,045,905(42)	50,000(43)(β)	2,995,905(44)	11.41%
Monu Joseph	598,000(45)	100,000(46)(β)	—	—
Neel Grover	20,000(47)	20,000(47)(β)	—	—
Richard Babcock	20,000(48)	20,000(48)(β)	—	—
Thomas Antunez	20,000(49)	20,000(49)(β)	—	—
Michael Shulman	40,000(50)	40,000(50)(β)	—	—

*	Less than 1.00%
(#)	Assumes all shares being offered under this prospectus are sold. The percentage of share ownership indicated is based on 25,518,348 shares of our common stock outstanding as of July 22, 2009.
(α)
The shares of common stock offered by the selling security holder were held, or underlie warrants that were held, by the selling security holder immediately preceding the consummation of the Merger Transaction.

(β)
The shares of common stock offered by the selling security holder were acquired, or underlie warrants that were acquired, from us in connection with a private placement transaction consummated in December 2008.

(1)
Includes 105,000 shares of common stock underlying warrants.  Of the shares being offered, 5,000 shares of common stock and 5,000 shares of common stock underlying warrants were held by the selling security holder immediately preceding the consummation of the Merger Transaction.

(2)
Includes 60,000 shares of common stock underlying warrants.  Of the shares being offered, 10,000 shares of common stock and 10,000 shares of common stock underlying warrants were held by the selling security holder immediately preceding the consummation of the Merger Transaction.

(3)	Includes 50,000 shares of common stock underlying warrants.
(4)
Includes 209,799 shares of common stock underlying warrants.  Of the shares being offered, 262,000 shares of common stock and 59,799 shares of common stock underlying warrants were held by the selling security holder immediately preceding the consummation of the Merger Transaction.

(5)
Includes 209,799 shares of common stock underlying warrants held by the selling security holder. Also includes securities beneficially owned by Mr. Muellerleile’s spouse, selling security holder Linda Fischer.  Mr. Muellerleile is the sole shareholder of M2 Law P.C., which provided legal services to the registrant between July 2006 and October 24, 2008.

(6)
Includes 209,799 shares of common stock underlying warrants.  Of the shares being offered, 38,000 shares of common stock and 59,799 shares of common stock underlying warrants were held by the selling security holder immediately preceding the consummation of the Merger Transaction.

(7)
Includes shares of common stock, 25,000 shares of common stock underlying warrants and 25,000 shares of common stock underlying a 10% Unsecured Subordinated Convertible Promissory Note held by Mr. Muellerleile’s spouse, selling security holder Linda Fischer.

(8)	Includes 25,000 shares of common stock underlying warrants.
(9)
Includes 200,000 shares of common stock underlying warrants.  Brad Chisick, as trustee of Brad Chisick Trust, dated 4/26/1999, has the sole power to vote and dispose of the securities beneficially owned by the selling security holder.

(10)	Includes 25,000 shares of common stock underlying warrants. Michael JP Clark and Lynette Clark share the power to vote and dispose of the shares as joint owners of the securities.
(11)	Includes 50,000 shares of common stock underlying warrants.
(12)	Includes 50,000 shares of common stock underlying warrants.
(13)
Includes 60,000 shares of common stock underlying warrants.  Of the shares being offered, 38,000 shares of common stock and 59,799 shares of common stock underlying warrants were held by the selling security holder immediately preceding the consummation of the Merger Transaction.

(14)	Includes 50,000 shares of common stock underlying warrants.
(15)	Includes 45,000 shares of common stock underlying warrants.
(16)	Includes 25,000 shares of common stock underlying warrants.
(17)	Includes 50,000 shares of common stock underlying warrants.
(18)
Includes 30,000 shares of common stock underlying warrants.   Gary A Meuser-Schaede, as managing member of Silentium, LLC, has the sole power to vote and dispose of the securities beneficially owned by the selling security holder.

(19)
Includes 25,000 shares of common stock underlying warrants.  Derek Cahill and Michelle Cahill, as trustee of The Cahill Revocable Living Trust, share the power to vote and dispose of the securities beneficially owned by the selling security holder.

(20)	Includes 50,000 shares of common stock underlying warrants.
(21)
Includes 60,000 shares of common stock underlying warrants.  Jason Ortega, as manager of Trojan Five Investments, LLC, has the sole power to vote and dispose of the securities beneficially owned by the selling security holder.

(22)	Includes 75,000 shares of common stock underlying warrants.
(23)	Includes 50,000 shares of common stock underlying warrants.
(24)	Includes 100,000 shares of common stock underlying warrants.
(25)	Includes 25,000 shares of common stock underlying warrants.
(26)	Includes 100,000 shares of common stock underlying warrants.
(27)	Includes 200,000 shares of common stock underlying warrants.
(28)	Includes 100,000 shares of common stock underlying warrants.

(29)
Includes 30,000 shares of common stock underlying warrants.  As described further in “Management—Compensation of Executive Officers,” Mr. Shukur was previously an executive officer and director of the registrant.

(30)
Includes 10,000 shares of common stock underlying warrants.  As described further in “Management—Compensation of Executive Officers,” Mr. Andre was previously an executive officer and director of the registrant.

(31)
Includes 25,000 shares of common stock underlying warrants and 25,000 shares of common stock underlying a 10% Unsecured Subordinated Convertible Promissory Note. Also includes the securities beneficially owned by Ms. Fischer’s spouse, selling security holder Michael  Muellerleile.

(32)	Includes shares of common stock held by Ms. Fischer’s spouse, selling security holder Michael Muellerleile.
(33)	Monu Joseph, as manager of Cake Ventures LLC, has the sole power to vote and dispose of the securities beneficially owned by the selling security holder.
(34)	John R. Muellerleile, as president of Echo Sources, Inc., has the sole power to vote and dispose of the securities beneficially owned by the selling security holder.
(35)	Includes the securities represented as beneficially owned by selling security holder Trojan Five Investments, LLC.
(36)	Includes 25,000 shares of common stock underlying warrants. Mr. Cerutti is a partner of Rutan & Tucker, LLP, legal counsel to the registrant.
(37)	Includes 10,000 shares of common stock underlying warrants. Mr. Crane is a partner of Rutan & Tucker, LLP, legal counsel to the registrant.
(38)	Includes 25,000 shares of common stock underlying warrants. Mr. Richard Miranda is the brother of our Chief Financial Officer.
(39)	Includes 50,000 shares of common stock underlying warrants and 25,000 shares of common stock underlying a 10% Unsecured Subordinated Convertible Promissory Note.
(40)	Includes 25,000 shares of common stock underlying warrants.
(41)	Represents 25,000 shares of common stock underlying warrants and 25,500 shares of common stock underlying a 10% Unsecured Subordinated Convertible Promissory Note.
(42)
Includes 754,180 shares of common stock underlying warrants.  Mark Levin, as president of Marlin Financial Group, Inc., has the power to vote and dispose of the shares beneficially held by the selling security holder.  Mark Levin provides services to the registrant on a consultancy basis.  The shares of common stock beneficially owned by Marlin Financial Group, Inc. prior to the offering is based exclusively on the Form 4s filed by Marlin Financial Group, Inc. on January 23, 2009 and October 31, 2008, and the Form 3 filed by Marlin Financial Group, Inc. on October 28, 2008.

(43)	Includes 25,000 shares of common stock underlying warrants.
(44)	Includes 729,180 shares of common stock underlying warrants.
(45)	Includes 50,000 shares of common stock underlying warrants. Also includes the shares of common stock held by selling security holder, Cake Ventures LLC.
(46)	Includes 50,000 shares of common stock underlying warrants.
(47)	Includes 10,000 shares of common stock underlying warrants.
(48)	Includes 10,000 shares of common stock underlying warrants.
(49)	Includes 10,000 shares of common stock underlying warrants.
(50)	Includes 20,000 shares of common stock underlying warrants.

Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares

All shares of common stock offered by the selling security holders, other than the shares of common stock held by our stockholders immediately preceding the closing of the Merger Transaction, were acquired, or underlie warrants acquired, from us in connection with the transactions described below.

Transactions by Balqon Corporation

Merger Transaction

On October 24, 2008, we completed the Merger Transaction with the shareholders of Balqon California under which all of the issued and outstanding shares of common stock of Balqon California were converted into shares of our common stock upon the closing of the Merger Transaction.  As a result, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California.  In addition, the holders of warrants to acquire an aggregate of 2,614,180 shares of common stock of Balqon California were deemed to hold warrants to acquire an equal number of shares of our common stock upon completion of the Merger Transaction.  In connection with the Merger Transaction, we also issued under our 2008 Plan options to purchase an aggregate of 4,562,592 shares of our common stock to certain of our directors and employees who held options to purchase an equal number of shares of Balqon California’s common stock immediately prior to the completion of the Merger Transaction.  In connection with the consummation of the Merger Transaction, we cancelled 6,377,500 shares of our issued and outstanding common stock held by certain of our stockholders such that concurrent with the closing of the Merger Transaction we had approximately 1,400,000 shares of common stock issued and outstanding.

In aggregate, 3,793,348 shares of common stock resulting from the Merger Transaction (including 1,885,000 shares of common stock underlying warrants) are being offered hereunder for resale, representing the shares of common stock and shares of common stock underlying warrants initially issued by Balqon California in the private placement transactions described below and later converted in connection with the Merger Transaction.

Warrant Issuance

On October 24, 2008, immediately preceding the closing of the Merger Transaction, we issued warrants to purchase an aggregate of 184,598 shares of common stock to seven accredited investors in consideration of services provided.  These warrants are referred to in this prospectus as the BMR Warrants.  One-third of the BMR Warrants have an exercise price of $1.50 per share and expire on October 24, 2009, one-third of the BMR Warrants have an exercise price of $2.00 per share and expire on October 24, 2010 and one-third of the BMR Warrants have an exercise price of $2.50 per share and expire on October 24, 2011.  We are obligated to register the shares of common stock underlying the BMR Warrants for resale as described below under the heading “Registration Rights Agreements.”

December 2008 Private Placement

In December 2008, we raised an aggregate of $210,000 through the issuance of an aggregate of 210,000 shares of common stock at $1.00 per share to ten accredited investors.  In connection with this offering, we also and issued three-year warrants to purchase an aggregate of 210,000 shares of common stock at an exercise price of $1.50 per share. In aggregate, 420,000 shares of common stock (including 210,000 shares of common stock underlying warrants) resulting from this private placement transaction are being offered hereunder for resale.

Transactions by Balqon California

In aggregate, 3,793,348 shares of common stock (including 1,885,000 shares of common stock underlying warrants) resulting from the Merger Transaction are being offered hereunder.  These shares of common stock and warrants to purchase shares of common stock were initially acquired by the selling security holders from Balqon California in the private placement transactions described below.

Under the terms of the agreements between Balqon Corporation and the investors in the private placement transactions described below, the investors are entitled under customary provisions to have their shares of common stock, and the shares of common stock underlying their warrants, registered for resale, including by successor entities. We are registering for resale, under these registration rights provisions, the shares of common stock and the shares of common stock underlying the warrants issued in these offerings.

July 2008 Private Placement

In July 2008, Balqon California raised an aggregate of $500,000 through the issuance of senior secured convertible promissory notes to five accredited investors.  The senior secured convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, Balqon California also issued three-year warrants to acquire up to an aggregate of 500,000 shares of common stock at an exercise price of $1.50 per share. The senior secured convertible promissory notes were converted into an aggregate of 514,582 shares of common stock (including 14,582 shares of common stock issued in payment of accrued and unpaid interest on the senior secured convertible promissory notes) of Balqon California immediately preceding the closing of the Merger Transaction.  In aggregate, 1,014,582 shares of common stock (including 500,000 shares of common stock underlying warrants) resulting from this private placement transaction are being offered hereunder for resale.

September 2008 Private Placement

In September 2008, Balqon California raised an aggregate of $810,000 through the issuance of convertible promissory notes to 15 accredited investors.  The convertible promissory notes had a conversion price of $1.00 per share.  In connection with this offering, Balqon California also issued three-year warrants to acquire up to an aggregate of 810,000 shares of common stock at an exercise price of $1.50 per share. The convertible promissory notes were converted into an aggregate of 818,766 shares of common stock (including 18,766 shares of common stock issued in payment of accrued and unpaid interest on the convertible promissory notes) of Balqon California immediately preceding the closing of the Merger Transaction.  In aggregate, 1,628,766 shares of common stock (including 810,000 shares of common stock underlying warrants) resulting from this private placement transaction are being offered hereunder for resale.

October 2008 Private Placement

In October 2008, Balqon California raised an aggregate of $575,000 through the issuance of 575,000 shares of common stock at $1.00 per share to six accredited investors.  In connection with this offering, Balqon California also issued three-year warrants to purchase an aggregate of 575,000 shares of common stock at an exercise price of $1.50 per share. In aggregate, 1,150,000 shares of common stock (including 575,000 shares of common stock underlying warrants) resulting from this private placement transaction are being offered hereunder for resale.

Registration Rights Agreements

In connection with the Merger Transaction, we assumed the rights and obligations of Balqon California under registration rights agreements Balqon California entered into with the investors in the private placement transactions conducted in July, September and October 2008.  Under these registration rights agreements, we are obligated to register an aggregate of 3,793,348 shares of common stock, of which an aggregate of 1,885,000 shares of common stock underly warrants, for resale under the Securities Act of 1933, as amended, or Securities Act.  Immediately preceding the consummation of the Merger Transaction we also entered a registration rights agreement with our stockholders to register up to an aggregate of 1,400,000 shares of our common stock and with the holders of the BMR Warrants to register an aggregate of 184,598 shares of common stock underlying the BMR Warrants for resale under the Securities Act.   We also entered into registration rights agreements with the investors in the private placement transaction we conducted in December 2008 to register an aggregate of 420,000 shares of common stock, of which 210,000 shares of common stock underly warrants, for resale under the Securities Act.  The following description of these registration rights agreements are qualified by reference to the complete text of those agreements, which are attached as exhibits to the registration statement of which this prospectus is a part.

We were obligated under these various registration rights agreements to file, on or before December 23, 2008, a registration statement with the SEC registering all shares of common stock covered by the registered rights agreements for resale under the Securities Act.

The registration rights agreements also provide that in the event of a cutback of the total number of shares of common stock eligible for inclusion in the registration statement to be filed with the SEC because of the requirements of Rule 415 under the Securities Act, the shares of common stock that are entitled to be included in the registration statement shall be allocated as follows:

•	first, to the shares relating to the July 2008 private placement;
•	second, to the shares relating to the September 2008 private placement;
•	third, to the shares relating to the October 2008 private placement;
•	fourth, to the shares relating to the BMR Warrants;
•	fifth, to the shares held by our stockholders immediately preceding the closing of the Merger Transaction; and
•	sixth, to the shares relating to the December 2008 private placement.

In addition, the registration rights agreements provide for customary piggy-back registration rights whereby certain holders of shares of our common stock, or warrants to purchase shares of our common stock, can cause us to register such shares for resale in connection with our filing of a registration statement with the SEC to register shares in another offering. The registration rights agreements also contain customary representations and warranties, covenants and limitations.  The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.

Indemnification and Other Matters

We have registered for resale under this prospectus the shares of common stock and the shares of common stock underlying the warrants issued in connection with the above private placement transactions.  The registration rights agreements contain various indemnification provisions in connection with the registration of the shares of common stock and the shares of common stock underlying the warrants.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted in private transactions.  These sales may be at prevailing market prices at the time of sale, or at privately negotiated prices.  The selling security holders may use any one or more of the following methods when selling shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares of our common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling security holder.  The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling security holder.  If we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling security holders.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 of preferred stock, $0.001 par value per share.  As of July 22, 2009, there were 25,518,348 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our articles of incorporation and our bylaws.

Common Stock

All outstanding shares of common stock are, and the common stock to be issued upon exercise of warrants and resold by the selling security holders in this offering will be, fully paid and nonassessable.  The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;
•
subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors (see “Dividend Policy”);

•
upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

•	there are no redemption or sinking fund provisions applicable to our common stock; and
•	there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with any dividend, redemption, conversion and exchange provision as may be provided in that particular series.

The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.  Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of or to designate any additional series of preferred stock.

Warrants

As of July 22, 2009, we had outstanding warrants to purchase 4,008,778 shares of our common stock at exercise prices ranging from $1.50–$2.50 per share.  These outstanding warrants consist of three-year warrants to purchase an aggregate of 3,095,000 shares of common stock at an exercise price of $1.50 per share, three-year warrants to purchase an aggregate of 304,595 shares of common stock at an exercise price of $2.50 per share, two-year warrants issued to purchase an aggregate of 304,592 shares of common stock at an exercise price of $2.00 per share, and one-year warrants to purchase an aggregate of 304,591 shares of common stock at an exercise price of $1.50 per share.

Options

As of July 22, 2009, we had outstanding options to purchase 4,562,592 shares of our common stock at exercise prices ranging from $1.50–$2.50 per share issued pursuant to our 2008 Plan.  For a detailed description of our 2008 Plan, see “Management—2008 Stock Incentive Plan.”

10% Unsecured Subordinated Convertible Promissory Notes

As of July 22, 2009, we had an aggregate of $1,000,000 in 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 1,000,000 shares of our common stock at a conversion price of $1.00 per share of common stock, subject to adjustment.

Registration Rights

Certain holders of shares of our common stock and all holders of warrants are entitled to rights with respect to the registration of their shares of common stock and underlying shares of common stock, respectively, under the Securities Act.  The registration rights of the selling security holders under this prospectus are described in “Selling Security Holders.” We are also obligated under registration rights agreements related to an offering of convertible notes and warrants in 2009 to file, after the registration statement of which this prospectus is part is declared effective, a registration statement with the SEC, registering for resale the shares of common stock underlying the convertible notes and underlying the warrants issued in the private placement transaction consummated in 2009.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Certain provisions of Nevada law, our articles of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of us.  These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

We have classified our board of directors into three classes of staggered terms.  Each class has a term of three years.  At each annual meeting, only those directors in one class are the subject of nomination and election.  A classified board of directors makes it more difficult for dissident stockholders to wage a proxy fight to elect a majority of the directors.

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.  These provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Balqon Corporation.

Article Thirteenth of our Articles of Incorporation provides for protections against certain business combinations, including the sale of more than 10% of our assets to, or a merger with, a “related person” which is defined to be an individual or entity, together with its affiliates, that beneficially owns 20% or more of our common stock.  These business combinations must be approved by the affirmative vote of at least two-thirds of our outstanding shares of common stock (excluding the shares of common stock held by the related person).  The two-thirds voting requirement is not applicable if one of the following three conditions is met.  First, the business combination was approved by our board of directors either prior to the related person’s acquisition of 20% or more of our common stock or after such acquisition but only during such time as the related person has sought and obtained the unanimous approval of our board of directors of the acquisition of 20% or more of our common stock prior to such acquisition being consummated. Second, the business combination is with a corporation that is at least 50% owned by the related person and each of our stockholders receives the same type of consideration in the business combination in proportion to his or her stockholdings.  Third, all of the following conditions are met: (i) the cash or fair market value of the property received by our stockholders in the business combination is not less than the highest per share price paid by the related person in acquiring any shares of our common stock or an amount which has the same or greater percentage relationship to the market price of our common stock immediately prior to the commencement of the acquisition of our common stock by the related person, but in no event in excess of two times the highest per share price paid by the related person, (ii) after becoming a related person, the related person must not have acquired any more of our common stock, received any further benefits from us or made any changes to our business; and (iii) a proxy statement in compliance with the Exchange Act must be mailed to each of our stockholders for approval of the business combination.  These provisions of Article Thirteenth of our Articles of Incorporation help prevent us from becoming the target of an unwanted takeover.

In addition, we may be subject to the restrictions contained in Sections 78.378 through 78.3793 of the Nevada Revised Statutes which provide, subject to certain exceptions and conditions, that if a person acquires a “controlling interest,” which is equal to either one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of a corporation, that person is an “interested stockholder” and may not vote that person’s shares. The effect of these restrictions may be to discourage, delay or prevent a change in control of Balqon Corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc.  Its telephone number is (972) 612-4120.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by Rutan & Tucker, LLP, Costa Mesa, California.  Attorneys in the firm Rutan & Tucker, LLP beneficially own 70,000 shares of our common stock.

EXPERTS

Weinberg & Company, P.A., or Weinberg, independent registered public accounting firm, has audited Balqon Corporation’s balance sheets as of December 31, 2008 and 2007, and related statements of operations, changes in shareholders’ equity (deficiency) and cash flows for the years then ended.  We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Weinberg’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement.  Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of such contracts and documents by referring to such exhibits.

For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules.  The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549.  Copies of such documents may be obtained from the SEC upon the payment of the charges prescribed by the SEC.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.  The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is http://www.balqon.com.

All trademarks or trade names referred to in this prospectus are the property of their respective owners.

BALQON CORPORATION

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements for the Three Months Ended March 31, 2009 and 2008 (Unaudited)

Condensed Balance Sheets as of March 31, 2009 (Unaudited) and December 31, 2008 (as Restated)	F-2

Condensed Statements of Operations for the Three Months Ended March 31, 2009
and 2008 (Unaudited)	F-3

Condensed Statement of Shareholders’ Equity for the Three Months Ended
March 31, 2009 (Unaudited)	F-4

Condensed Statements of Cash Flows for the Three Months Ended March 31, 2009
and 2008 (Unaudited)	F-5

Notes to Condensed Financial Statements for the Three Months Ended March 31, 2009 (Unaudited)	F-6

Financial Statements for the Year Ended December 31, 2008 and 2007

Report of Independent Registered Public Accounting Firm	F-19

Balance Sheets as of December 31, 2008 (as Restated) and 2007	F-20

Statements of Operations for the Years Ended December 31, 2008 (as Restated) and 2007	F-21

Statement of Shareholders’ Equity (Deficiency) for the Years Ended
December 31, 2008 (as Restated) and 2007	F-22

Statements of Cash Flows for the Years Ended December 31, 2008 (as Restated) and 2007	F-23

Notes to Financial Statements for the Years Ended December 31, 2008 (as Restated) and 2007	F-24

BALQON CORPORATION
CONDENSED BALANCE SHEETS

	March 31, 2009 (Unaudited)	December 31, 2008 (As Restated)
ASSETS
Current assets
Cash and cash equivalents	$39,749	$355,615
Accounts receivable	775,750	—
Inventories	724,992	1,159,601
Prepaid expenses	21,962	43,020
Total current assets	1,562,453	1,558,236

Property and equipment	90,721	89,393
Other assets:
Deposits	33,641	33,641
Intangible assets, net of $31,160 and $15,580 of accumulated amortization, respectively	155,805	171,385
Goodwill	166,500	166,500
Total assets	$2,009,120	$2,019,155

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,281,137	$1,225,807
Loan payable, Bridge Bank	497,038	—
Notes payable to related parties	100,000	100,875
Advances from shareholder	25,877	34,877
Billings in excess of costs and estimated earnings on uncompleted contracts	2,604	2,604
Total current liabilities	1,906,656	1,364,163

Long-term liabilities
Senior secured convertible promissory notes, net of discount	—	—
Total liabilities	1,906,656	1,364,163

SHAREHOLDERS’ EQUITY
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,518,348 shares issued and outstanding	25,518	25,518
Additional paid in capital	8,700,329	8,650,329
Accumulated deficit	(8,623,383)	(8,020,855)
Total shareholders’ equity	102,464	654,992
Total liabilities and shareholders’ equity	$2,009,120	$2,019,155

The accompanying notes are an integral part of these condensed financial statements.

BALQON CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (Unaudited)

	Three Months Ended March 31,
	2009	2008
REVENUES	$776,650	$60,000

COST OF REVENUES	747,620	11,446

GROSS PROFIT	29,030	48,554

OPERATING EXPENSES:
General and administrative	546,125	104,794
Research and development	60,945	—
Depreciation and amortization	23,238	—
Total operating expenses	630,308	104,794
Loss from operations	(601,278)	(56,240)
Interest expense	(1,250)	—

NET LOSS	$(602,528)	$(56,240)

Net loss per share-basic and diluted	$(0.02)	$0.00
Weighted average shares outstanding, basic and diluted	25,518,348	16,667,000

The accompanying notes are an integral part of these condensed financial statements.

BALQON CORPORATION
CONDENSED STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (Unaudited)

	Common Stock		Additional	Accumulated
	Number	Amount	Paid in Capital	Deficit	Total
Balance, December 31, 2008 (as restated)	25,518,348	$25,518	$8,650,329	$(8,020,855)	$654,992

Fair value of beneficial conversion feature and warrants
issued with convertible notes	—	—	50,000	—	50,000

Net loss	—	—	—	(602,528)	(602,528)

Balance, March 31, 2009 (unaudited)	25,518,348	$25,518	$8,700,329	$(8,623,383)	$102,464

The accompanying notes are an integral part of these condensed financial statements.

BALQON CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flow from operating activities:
Net loss	$(602,528)	$(56,240)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	23,238	—
Changes in operating assets and liabilities:
Accounts receivable	(775,750)	35,000
Inventories	434,609	—
Prepaid expenses	21,058	—
Accounts payable and accrued expenses	55,330	92,969
Billings in excess of costs and estimated earnings on uncompleted contracts	—	(68,975)
Net cash provided by (used in) operating activities	(844,043)	2,754

Cash flows from investing activities:
Acquisition of furniture, equipment and software	(8,986)	—
Net cash used in investing activities	(8,986)	—

Cash flows from financing activities:
Net proceeds on loan payable	497,038	—
Proceeds from convertible notes	50,000	—
Repayment of note payable to related party	(875)	—
Advances from shareholder	(9,000)	2,448
Net cash provided by financing activities	537,163	2,448
Increase (decrease) in cash and cash equivalents	(315,866)	5,202

Cash and cash equivalents, beginning of period	355,615	34
Cash and cash equivalents, end of period	$39,749	$5,236

Supplemental cash flow information
Interest paid	$—	$—
Income taxes paid	$—	$—

Supplemental non-cash investing and financing information
Fair value of beneficial conversion feature and warrants issued with convertible notes	$50,000	$—

The accompanying notes are an integral part of these condensed financial statements.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

Balqon Corporation (the “Company”) was incorporated on April 21, 2005 as a California corporation and commenced business operations in 2006. The Company develops, assembles and markets heavy-duty electric vehicles, flux vector inverters and heavy-duty electric drive systems.

On July 11, 2008, the Company signed a term sheet in which the Company agreed to merge with BMR Solutions, Inc., a Nevada corporation (“BMR”).  On October 24, 2008, the Company completed the merger with BMR.  Pursuant to the merger agreement, the issued and outstanding common shares of the Company were exchanged on a one-for-one basis for common shares of BMR.  After the merger was completed, the Company’s shareholders own approximately 94% of the outstanding shares of common stock of BMR and the original shareholders of BMR own approximately 6% of the outstanding shares of common stock of BMR, not including warrants.  The transaction was accounted for as a reverse merger (recapitalization) with the Company deemed to be the accounting acquirer and BMR deemed to be the legal acquirer.  Upon the closing, BMR changed its name to Balqon Corporation.  The financial statements presented herein are those of the accounting acquirer given the effect of the issuance of 1,400,000 shares of common stock upon completion of the transaction and reflecting the net liabilities assumed of BMR of $40,365 as a cost of the reverse merger. In addition, the Company incurred expenses of $374,019 in connection with the reverse merger.

Going Concern

For the three months ended March 31, 2009 and for the year ended December 31, 2008, the Company recorded net losses of $602,528 and $7,933,281, respectively, and had a working capital deficit of $344,203, and an accumulated deficit of $8,623,383 at March 31, 2009.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.  The Company intends to raise funds to finance operations until the Company achieves profitable operations. The Company’s capital requirements for the next 12 months, as they relate to the production of our products will continue to be significant.  If adequate funds are not available to satisfy either medium or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cut back our operations.  Subsequent to March 31, 2009, the Company received $950,000 from the issuance of  subordinated unsecured convertible promissory notes. (See Note 10.)

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation of Unaudited Financial Information

The unaudited financial statements of the Company for the three months ended March 31, 2009 and 2008 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-K for scaled disclosures for smaller reporting companies.  Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in United States of America for complete financial statements.  However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.  The condensed balance sheet information as of December 31, 2008 was derived from the audited financial statements included in the Company’s restated financial statements as of and for the years ended December 31, 2008 and 2007 included in Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the SEC on May 22, 2009. These financial statements should be read in conjunction with that report.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Material estimates relate to the recognition of contract revenues and estimated costs to complete contracts in process, and recoverability of reported amounts of long-lived assets.  Actual results may differ from those estimates.

Revenues

Contract Revenue and Cost Recognition on Prototype Vehicles

In accounting for contracts, the Company follows the provisions of the AICPA’s Statement of Position 81-1 – Accounting for Performance of Construction-Type and Certain Production-Type Contracts.  The Company recognizes revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion.  This method is used because management considers costs to be the best available measure of progress on its contracts.  Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion.  The Company also recognizes as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated.

Contract costs include all direct material and labor costs.  The liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues earned.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenues (continued)

Sales of Production Units and Parts

The Company recognizes revenue from the sale of completed production units and parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

The Company determines whether delivery has occurred based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs when the Company places the products with the buyer’s carrier.  The Company regularly reviews its customers’ financial positions to ensure that collectibility is reasonably assured.  Except for warranties, the Company has no post-sales obligations.

Product Warranties

The Company provides limited warranties for parts and labor at no cost to its customers within a specified time period after the sale.  The Company estimates the actual historical warranty claims coupled with an analysis of unfulfilled claims at the balance sheet date. As of March 31, 2009 and December 31, 2008, the Company had no warranty reserve nor did it incur warranty expenses during the three month periods ended March 31, 2009 or March 31, 2008.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined principally on a first-in-first-out average cost basis.  Inventories consist of the following:

	March 31, 2009 (Unaudited)	December 31, 2008

Raw materials	$624,613	$1,044,816
Work in process	100,379	—
In-transit	—	114,785
	$724,992	$1,159,601

Goodwill and Intangible Assets

As required by Statement of Financial Accounting Standards (“SFAS”) No. 142, management performs impairment tests of goodwill and indefinite-lived intangible assets whenever an event occurs or circumstances change that indicate impairment has more likely than not occurred. Also, as required by SFAS No. 142, management performs impairment testing of goodwill and indefinite-lived intangible assets at least annually.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangible Assets (continued)

In accordance with SFAS No. 142, management tests goodwill for impairment at the reporting unit level.  The Company has only one reporting unit.  At the time of goodwill impairment testing, management determines fair value through the use of a discounted cash flow valuation model incorporating discount rates commensurate with the risks involved with its reporting unit. If the calculated fair value is less than the current carrying value, impairment of the Company may exist. The use of a discounted cash flow valuation model to determine estimated fair value is common practice in impairment testing in the absence of available domestic and international transactional market evidence to determine the fair value. The key assumptions used in the discounted cash flow valuation model for impairment testing include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates are set by using the Weighted Average Cost of Capital (“WACC”) methodology. The WACC methodology considers market and industry data as well as Company-specific risk factors for each reporting unit in determining the appropriate discount rates to be used. The discount rate utilized is indicative of the return an investor would expect to receive for investing in such a business. Operational management, considering industry and Company-specific historical and projected data, develops growth rates and cash flow projections for the Company.  Terminal value rate determination follows common methodology of capturing the present value of perpetual cash flow estimates beyond the last projected period assuming a constant WACC and low long-term growth rates. As an indicator that each reporting unit has been valued appropriately through the use of the discounted cash flow valuation model, the aggregate fair value of all reporting units is reconciled to the total market capitalization of the Company. The discounted cash flow valuation methodology and calculations will be used in 2009 impairment testing.  The Company’s first measurement period will be in the third quarter of 2009.

In accordance with SFAS No. 144, “Accounting for the Impairment and Disposal of Long-Lived Assets,” the Company reviews intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life.  If the carrying value of an asset exceeds its undiscounted cash flows, the Company writes down the carrying value of the intangible asset to its fair value in the period identified.  If the carrying value of assets is determined not to be recoverable, the Company records an impairment loss equal to the excess of the carrying value over the fair value of the assets.  The Company’s estimate of fair value is based on the best information available, in the absence of quoted market prices.  The Company generally calculates fair value as the present value of estimated future cash flows that the Company expects to generate from the asset using a discounted cash flow income approach as described above.  If the estimate of an intangible asset’s remaining useful life is changed, the Company amortizes the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” establishes guidelines regarding when impairment losses on long-lived assets, which include property and equipment, should be recognized and how impairment losses should be measured.  This statement also provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. The Company periodically reviews, at least annually, such assets for possible impairment and expected losses. If any losses are determined to exist they are recorded in the period when such impairment is determined. Based upon management’s assessment, there are no indicators of impairment of the Company’s long lived assets at March 31, 2009 or December 31, 2008.

Loss Per Share

Basic loss per share has been computed using the weighted average number of common shares outstanding and issuable during the period. Diluted loss per share is computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive. Common equivalent shares consist of shares issuable upon the exercise of stock options or warrants. As of March 31, 2009, common stock equivalents composed of options convertible into 4,562,592 shares of the Company’s common stock, warrants convertible into 3,058,778 shares of the Company’s common stock and notes convertible into 50,000 shares of the Company’s common stock. For the three month periods ended March 31, 2009 and 2008, common stock equivalent shares have been excluded from the calculation of loss per share as their effect is anti-dilutive.

Stock-Based Compensation

We periodically issue stock instruments, including shares of our common stock, stock options, and warrants to purchase shares of our common stock to employees and non-employees in non-capital raising transactions for services and for financing costs.

The Company accounts for stock option and warrant grants issued and vesting to employees using SFAS No. 123(R), “Share-Based Payment” effective January 1, 2006, for all share-based payments granted based on the requirements of SFAS No. 123(R) for all awards granted to employees.

The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF Issue No. 00-18, “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereas the value of the stock compensation is based upon the measurement date as determined at either (i) the date at which a performance commitment is reached, or (ii) at the date at which the necessary performance to earn the equity instruments is complete.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and unsecured accounts receivable.

The Company maintains cash balances at one bank. At times, the amount on deposit exceeds the federally insured limits. Management believes that the financial institution that holds the Company’s cash is financially sound and, accordingly, minimal credit risk exists.

For the three months ended March 31, 2009 and 2008, revenues are from contracts with the City of Los Angeles and the South Coast Air Quality Management District (“AQMD”).

For the three months ended March 31, 2009 14.8%  of cost of sales incurred were to a single vendor.  At March 31, 2009, accounts payable to this vendor represented 25.7% of total accounts payable.  At March 31, 2009, three other vendors had balances representing 31%, 18%, and 9%, respectively, of total accounts payable.

Recent Accounting Pronouncements

In December 2007, SFAS No. 141R, “Business Combinations (revised 2007)” was issued.  SFAS No. 141R replaces SFAS No. 141, “Business Combinations.”  SFAS No. 141R requires the acquirer of a business to recognize and measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at fair value. SFAS No. 141R also requires transactions costs related to the business combination to be expensed as incurred. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The effective date, as well as the adoption date for the Company was January 1, 2009.  Although SFAS No. 141R may impact our reporting in future financial periods, the Company has determined that the standard did not have any impact on its historical financial statements at the time of adoption.

In April 2008 the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. 142-3, “Determination of the Useful Life of Intangible Assets,” which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142.  This pronouncement requires enhanced disclosures concerning a company’s treatment of costs incurred to renew or extend the term of a recognized intangible asset. FST 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The effective date, as well as the adoption date for the Company was January 1, 2009.  Although FSP 142-3 may impact the Company’s reporting in future financial periods, the Company has determined that the standard did not have any impact on its historical financial statements at the time of adoption.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment are comprised as follows:

	March 31, 2009 (Unaudited)	December 31, 2008
Computer equipment and software	$61,376	$52,390
Office furniture	26,725	26,725
Machinery	6,395	6,395
Leasehold improvements	21,711	21,711
Total property and equipment, cost	116,207	107,221
Less: accumulated depreciation	(25,486)	(17,828)
Property and equipment, net	$90,721	$89,393

Depreciation and amortization expense on property and equipment for the three months ended March 31, 2009 and 2008 was $7,658 and $0, respectively.

NOTE 3 – BUSINESS ACQUISITION

On September 9, 2008, the Company acquired substantially all of the assets of Electric MotorSports, LLC (“EMS”), an Ohio limited liability company that was owned by Mr. Robert Gruenwald.  The assets acquired included goodwill and intellectual properties used in the development and manufacture of flux vector inverters. The acquisition was accounted for as a purchase in accordance with SFAS 141, “Business Combinations.”

Prior to the acquisition of the EMS assets, EMS was a supplier of flux vector inverters that were used to develop the Company’s first electric vehicle prototype, the Nautilus E30. EMS had been in the business of developing, manufacturing and selling flux vector inverters since 1997. The Company also was contracting with EMS to provide engineering design services that were delivered by EMS’ sole member, Robert Gruenwald.

The expenses of EMS during the period since the acquisition are primarily the salary and related benefits of the Company’s Vice President Research and Development, Mr. Robert Gruenwald.

The following unaudited pro forma operating data shown below presents the results of operations for the three months ended March 31, 2008, as if the acquisition of EMS had occurred on the last day of the immediately preceding fiscal period.  Accordingly, transaction costs related to the acquisition are not included in the loss from operations shown below. The pro forma results are not necessarily indicative of the financial results that might have occurred had the acquisition actually taken place on the respective dates, or of future results of operations.

March 31, 2008 (Unaudited)
Revenues	$123,000
Net loss	$(66,000)
Net loss per share-basic and diluted	$0.00
Weighted average shares outstanding-basic and diluted	16,667,000

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 4 – LOAN PAYABLE – BRIDGE BANK

On February 25, 2009, the Company executed a Business Financing Agreement, dated February 18, 2009, with Bridge Bank, National Association (the “Lender”) (the “Initial Agreement”).  On February 27, 2009, the Company executed a Business Financing Modification Agreement, dated February 26, 2009, which modified the Initial Agreement (the “Modification Agreement,” and together with the Initial Agreement, the “Credit Agreement”).  The Credit Agreement provides the Company with an accounts receivable based credit facility in the aggregate amount of up to $5,000,000 (the “Credit Facility”).  Under the terms of the Credit Agreement, the Company may not borrow in excess of $500,000 unless and until the Company receives an executed term sheet with respect to an equity financing of at least $2,500,000 on terms and conditions acceptable to the Lender.  At March 31, 2009, $497,038 was outstanding and $2,962 was available under the terms of the Credit Facility.

The Credit Facility is formula-based and generally provides that the outstanding borrowings under the Credit Facility may not exceed an aggregate of 80% of eligible accounts receivable. The Company must immediately pay any advance made under the Credit Facility within 90 days of the earlier of (i) the invoice date of the receivable that substantiated the advance or (ii) the date on which the advance was made.  The Credit Facility is secured by a continuing first priority security interest in all the Company’s personal property (subject to customary exceptions).  Interest on the Credit Facility is payable monthly, at the per annum prime rate as published by the Lender plus two percentage points, subject to a minimum rate of 6.0% per annum (6% at March 31, 2009).  The Credit Agreement matures on February 24, 2010 and may be terminated at any time by either party to the Credit Agreement.

NOTE 5 - SUBORDINATED UNSECURED CONVERTIBLE PROMISSORY NOTES

The amounts payable under these notes, less note discount related to the beneficial conversion feature and warrants issued with the convertible notes is as follows:

	March 31, 2009 (Unaudited)	December 31, 2008
Subordinated unsecured convertible notes payable, interest at 10% per annum payable quarterly, due March 31, 2012	$50,000	$—
Less: note discount	(50,000)	—
Total notes payable, net	$—	$—

In March 2009, the Company entered into agreements with three accredited investors for the sale by the Company of an aggregate of $50,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 50,000 shares of the Company’s common stock at a conversion price of $1.00 per share of common stock, subject to adjustment.  Additionally, the Company issued three-year warrants to purchase an aggregate of 50,000 shares of the Company’s common stock at an exercise price of $1.50 per share.  The conversion price is only subject to adjustment based on stock splits, stock dividends, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 5 - SUBORDINATED UNSECURED CONVERTIBLE PROMISSORY NOTES (continued

The Company determined that the relative fair value of the warrants was $31,132.  The relatively fair value was determined using the methodology prescribed by APB No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.”  The Company determined the initial fair value of the beneficial conversion feature was approximately $18,868.  These amounts were calculated by a Black-Scholes option pricing model using as assumptions an expected life of 3 years, an industry volatility of 54.39%, a risk free interest rate of 1.15%, and no expected dividend yield. The relative value of the warrants of $31,132 and the beneficial conversion feature of $18,868 was recorded by the Company as a loan discount of  $50,000, which the Company will amortize to interest expense over the original life of the loan.  At March 31, 2009, the total discount of $50,000 is offset against the balance of the convertible notes.

NOTE 6 – NOTE PAYABLE - RELATED PARTIES, UNSECURED

Note payable to related parties, unsecured, consists of the following at:
	March 31, 2009 (Unaudited)	December 31, 2008
Notes payable to a shareholder, unsecured, interest at 6% per annum payable at maturity, due December 6, 2008	$—	$875
Note payable to a shareholder, issued in conjunction with the acquisition of EMS (see Note 3), unsecured, interest at the prime rate (5% at March 31, 2009) per annum, payable at maturity, due in two principal installments: $50,000 on April 10, and $50,000 on May 10, 2009, plus accrued interest	100,000	100,000
Total notes payable	$100,000	$100,875

NOTE 7 – INCOME TAXES

At March 31, 2009, the Company had available Federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $8,789,000 for Federal and for state purposes. The Federal carryforward expires in 2028 and the state carryforward expires in 2018. Given the Company’s history of net operating losses, management has determined that it is more likely than not the Company will be able to realize the tax benefit of the carryforwards.

Accordingly, the Company has not recognized a deferred tax asset for this benefit. Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize a deferred tax asset at that time.

SFAS No. 109 requires that a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 7 – INCOME TAXES (continued)

Significant components of the Company’s deferred income tax assets are as follows:

March 31, 2009 (Unaudited)
Deferred income tax asset:
Net operating loss carryforward	$3,498,000
Valuation allowance	(3,498,000)
Net deferred income tax asset	$—

Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

Three Months Ended March 31, 2009
Tax expense at the U.S. statutory income tax	(34.0)%
State tax net of federal tax benefit	(5.8)%
Increase in valuation allowance	39.8%
Effective tax rate	—%

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, ”Accounting for Uncertainty in Income Taxes (“FIN 48”)—an interpretation of FASB Statement No. 109, Accounting for Income Taxes.”  The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of March 31, 2009, the Company does not have a liability for unrecognized tax benefits.

NOTE 8 – STOCK OPTIONS AND WARRANTS

Stock Options

At March 31, 2009, options shares outstanding are as follows:

	Shares	Average Exercise Price
Balance at January 1, 2009	4,562,592	$2.00
Granted	—	—
Exercised	—	—
Cancelled	—	—
Balance at March 31, 2009 (unaudited)	4,562,592	$2.00

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 8 – STOCK OPTIONS AND WARRANTS (continued)

Stock Options (continued)

The following table summarizes information about stock options outstanding and exercisable as of March 31, 2009:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price
$1.50	1,520,864	$1.50	1.0	1,520,864	$1.50
$2.00	1,520,864	$2.00	2.0	1,520,864	$2.00
$2.50	1,520,864	$2.50	3.0	1,520,864	$2.50
	4,562,592			4,562,592

At March 31, 2009, the aggregate intrinsic value of the 4,562,592 options outstanding and exercisable was $3,901,153.  At March 31, 2009, all options were vested and there were no unvested options outstanding.

Warrants

At March 31, 2009, warrants shares outstanding are as follows:

	Shares	Average Exercise Price
Balance at January 1, 2009	3,008,778	$1.50
Granted	50,000	$1.50
Exercised	—	—
Cancelled	—	—
Balance at March 31, 2009 (unaudited)	3,058,778	$1.50

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 8 – STOCK OPTIONS AND WARRANTS (continued)

Warrants (continued)

The following table summarizes information about stock warrants outstanding and exercisable as of March 31, 2009:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number of Shares Underlying Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price
$1.50	2,449,594	$1.50	2.8	2,449,594	$1.50
$2.00	304,592	$2.00	2.0	304,592	$2.00
$2.50	304,592	$2.50	3.0	304,592	$2.50
	3,058,778			3,058,778

At March 31, 2009, the aggregate intrinsic value of the warrants outstanding and exercisable was $3,672,162.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

On June 26, 2008, the Company entered into an agreement with the City of Los Angeles to produce and deliver 20 electric yard hostlers, 5 short-haul electric drayage trucks, and associated equipment including chargers, batteries and controllers for a total of $5,383,750.  In September 2008, the Company began work on the first units it intends to produce and expects to deliver all the vehicles and associated equipment to the City of Los Angeles during 2009.

The Company has agreed to pay to each of the City of Los Angeles and the AQMD a royalty fee of $1,000 per electric vehicle it sells to a purchaser other than the City of Los Angeles or the AQMD.

NOTE 10 - SUBSEQUENT EVENTS

Between April 1, 2009 and June 23, 2009, the Company entered into agreements with 31 accredited investors for the sale by the Company of an aggregate of $950,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 950,000 shares of the Company’s common stock at a conversion price of $1.00 per share of common stock, subject to adjustment.  Additionally, the Company issued three-year warrants to purchase an aggregate of 950,000 shares of the Company’s common stock at an exercise price of $1.50 per share.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 (UNAUDITED)

NOTE 10 - SUBSEQUENT EVENTS (continued)

In May 2009, the Company received a grant of up to $400,000 from the City of Los Angeles to reimburse us for costs it incurs in connection with the installation, demonstration and evaluation of lithium-ion powered battery packs in two of our zero emissions Nautilus vehicles.  Reimbursement of up to $360,000 of the costs incurred shall be payable to the Company upon the delivery of a Nautilus E30 and a Nautilus E20 installed with lithium-ion batteries to the City of Los Angeles for testing, and reimbursement of up to $40,000 of the costs incurred shall be payable to the Company upon completion of testing required under the terms of the grant.  Upon completion of the testing of these two vehicles, one Nautilus E20 and one Nautilus E30, the City of Los Angles will have the right to purchase these test vehicles against its existing purchase order with the City of Los Angeles.  In June 2009, the Company completed assembly of a Nautilus E30 retrofitted with lithium-ion battery packs, and an initial testing of this Nautilus E30 demonstrated a range of over 150 miles on a single charge under unloaded conditions.  As of July 23, 2009, the Company is in the process of retrofitting a Nautilus E20 with lithium-ion battery packs and continues to test the Nautilus E30 that has been retrofitted.

In June 2009, the Company entered into an agreement (the “Autocar Agreement”) with Autocar, LLC (“Autrocar”), a manufacturer and marketer of severe service heavy-duty trucks, under which the Company agreed with Autocar to collaborate on the development, marketing and sale of on-road Class 7 and Class 8 zero emissions electric trucks to be used in short haul drayage and trash hauling applications (the “Autocar Truck”).  Under the terms of the Autocar Agreement, the Company agreed to purchase Department of Transportation compliant chassis designed for cab-over-engine-heavy-duty vehicles (the “Autocar Chassis”) exclusively from Autocar for a period of at least three years.  The Autocar Agreement is for an initial term commencing on June 9, 2009 and ending 36 months after the first sale of an Autocar Truck by us to an end user, or the First Sale.  After the initial term, the Autocar Agreement will automatically continue for successive one-year terms until it is terminated at the end of its term by either party giving the other party notice of termination at least 60 days prior to the end of the applicable term.  Under the Autocar Agreement, the Company agreed to purchase: a minimum of 50 Autocar Chassis during the first twelve month period after the First Sale (with at least 5 Autocar Chassis being purchased by December 9, 2009), a minimum of 75 Autocar Chassis during the second twelve month period after the First Sale, and a minimum of 112 Autocar Chassis during the third twelve month period after the First Sale.  The Autocar Chassis will be sold by Autocar to the Company at commercially reasonable rates. The Company plans to install our heavy-duty electric drive systems and batteries into the Autocar Chassis and sell the resultant heavy-duty Class 7 and Class 8 electric vehicles through our dealer network that the Company is currently developing and through Autocar’s existing authorized commercial truck dealer network.  During the term of the Autocar Agreement, the Company will pay Autocar a sales commission of 3% of the purchase price of any electric vehicle we sell to an end-user arising out of or resulting from sales leads generated by Autocar or its dealers.   During the term of the Autocar Agreement, Autocar has agreed that it will not partner with any supplier of electric drive systems other than with us for Autocar’s production of on-road class 7 or class 8 drayage vehicles for sale in North America (other than partners or suppliers of hydraulic hybrid or parallel hybrid systems), without the Company’s prior written consent.  During the term of the Autocar Agreement and for an additional twelve months following termination of the Autocar Agreement, the Company agreed that it will not partner with, sell or otherwise supply or install electric drive systems to any OEM other than Autocar for all on road class 7 and class 8 drayage vehicles, refuse vehicles, aircraft service vehicles or any other application appropriate for cab-over engine chassis for sale in the United States, Canada or Mexico, without Autocar’s prior written consent.  However, the Company may sell such vehicles during the twelve months following termination of the Autocar Agreement without Autocar’s prior written consent if the Company pays Autocar a fee of $6,000 per vehicle.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
Balqon Corporation
Santa Ana, California

We have audited the accompanying balance sheets of Balqon Corporation (the “Company”) as of December 31, 2008 (as restated) and 2007, and the related statements of operations, shareholders’ equity (deficiency) and cash flows for the years ended December 31, 2008 (as restated) and 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 (as restated) and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has experienced recurring losses since inception and has an accumulated deficit. These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 1 to the financial statements.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As discussed in Note 2 “Restatement of Financial Statements” to the financial statements, the Company has restated its 2008 financial statements.

Weinberg & Company, P.A.

Los Angeles, California
March 23, 2009, except for Notes 2, 8 and 9 as to which the date is May 18, 2009

BALQON CORPORATION
BALANCE SHEETS

	December 31, 2008 (As Restated)	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$355,615	$34
Accounts receivable	—	35,000
Inventories	1,159,601	—
Prepaid expenses	43,020	—
Total current assets	1,558,236	35,034
Property and equipment, net	89,393	21,047
Other assets:
Deposits	33,641	19,241
Intangible assets, net	171,385	—
Goodwill	166,500	—
Total assets	$2,019,155	$75,322

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	$1,225,807	$29,212
Notes payable to related parties	100,875	—
Advances from shareholder	34,877	57,420
Billings in excess of costs and estimated earnings on uncompleted contracts	2,604	71,264
Total current liabilities	1,364,163	157,896

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,518,348 and 16,667,000 shares issued and outstanding	25,518	5,000
Additional paid in capital	8,650,329	—
Accumulated deficit	(8,020,855)	(87,574)
Total shareholders’ equity (deficiency)	654,992	(82,574)
Total liabilities and shareholders’ equity (deficiency)	$2,019,155	$(75,322)

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2008 (As Restated)	2007
REVENUES
Contract revenue earned	$128,660	$382,736
Sale of parts	75,000	—
Total revenues	203,660	382,736

COSTS OF REVENUES
Contract costs	69,078	280,263
Costs of parts	68,975	—
Total cost of revenues	138,053	280,263
Gross profit	65,607	102,473

OPERATING EXPENSES
General and administrative	6,897,041	182,035
Research and development	44,023	—
Reverse merger expenses	414,384	—
Depreciation and amortization	29,836	3,182
Total operating expenses	7,385,284	185,217
Loss from operations	(7,319,677)	(82,744)
Interest expense	(613,604)	—

NET LOSS	$(7,933,281)	$(82,744)
Net loss per share – basic and diluted	$(0.39)	$0.00
Weighted average shares outstanding, basic and diluted	20,206,507	16,667,000

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

	Common Stock, $0.001 Par Value		Additional	Accumulated
	Number	Amount	Paid in Capital	Deficit	Total
Balance, January 1, 2007	16,667,000	$5,000	$—	$(4,830)	$170
Net loss	—	—	—	(82,744)	(82,744)
Balance, December 31, 2007	16,667,000	5,000	—	(87,574)	(82,574)
Fair value of shares granted for services	5,333,000	5,333	5,327,667	—	5,333,000
Fair value of options and warrants granted for services	—	—	709,215	—	709,215
Fair value of beneficial conversion feature and warrants issued with convertible notes	—	—	586,747	—	586,747
Effect of reverse merger transaction	1,400,000	13,067	(13,067)	—	—
Shares issued for cash	785,000	785	707,753	—	708,538
Shares issued upon conversion of convertible notes	1,333,348	1,333	1,332,015	—	1,333,348
Net loss	—	—	—	(7,933,281)	(7,933,281)
Balance, December 31, 2008 (as restated)	25,518,348	$25,518	$8,650,329	$(8,020,855)	$654,992

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2008 (As Restated)	2007
Cash flow from operating activities:
Net loss	$(7,933,281)	$(82,744)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,836	3,182
Fair value of common stock granted for services	5,333,000	—
Fair value of options and warrants granted for services	709,215	—
Amortization of note discount	586,747	—
Changes in operating assets and liabilities:
Accounts receivable	35,000	(35,000)
Inventories	(1,159,601)	—
Prepaid expenses	(43,020)	—
Deposits	(14,400)	(19,241)
Accounts payable and accrued expenses	1,196,595	28,412
Billings in excess of costs and estimated earnings on uncompleted contracts	(68,660)	71,264
Net cash used in operating activities	(1,328,569)	(34,127)

Cash flows from investing activities:
Acquisition of furniture, equipment and software	(82,603)	(22,316)
Acquisition of EMS	(253,465)	—
Net cash used in investing activities	(336,068)	(22,316)

Cash flows from financing activities:
Proceeds from notes payable, related parties	25,875	—
Payment of notes payable, related parties	(25,000)	—
Proceeds from issuance of convertible notes, net	1,333,348	—
Proceeds from sale of common stock	708,538	—
Advances from shareholder	(22,543)	56,477
Net cash provided by financing activities	2,020,218	56,477
Increase in cash and cash equivalents	355,581	34
Cash and cash equivalents, beginning of year	34	—
Cash and cash equivalents, end of year	$355,615	$34

Supplemental cash flow information
Interest Paid	$26,857	$—
Income taxes Paid	$—	$—

Supplemental non cash financing and investing activities Note payable issued in connection with acquisition of EMS	$100,000	$—
Fair value of beneficial conversion feature and warrants issued with convertible notes	$586,747	$—
Conversion of notes payable to common stock	$1,333,348	$—

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

Balqon Corporation (the “Company”) was incorporated on April 21, 2005 as a California corporation and commenced business operations in 2006. The Company develops, assembles and markets heavy-duty electric vehicles, flux vector inverters and heavy-duty electric drive systems.

On July 11, 2008, the Company signed a term sheet in which the Company agreed to merge with BMR Solutions, Inc., a Nevada corporation (“BMR”).  On October 24, 2008, the Company completed the merger with BMR.  Pursuant to the merger agreement, the issued and outstanding common shares of the Company were exchanged on a one-for-one basis for common shares of BMR.  After the merger was completed, the Company’s shareholders own approximately 94% of the outstanding shares of common stock of BMR and the original shareholders of BMR own approximately 6% of the outstanding shares of common stock of BMR, not including warrants.  The transaction was accounted for as a reverse merger (recapitalization) with the Company deemed to be the accounting acquirer and BMR deemed to be the legal acquirer.  Upon the closing, BMR changed its name to Balqon Corporation.  The financial statements presented herein are those of the accounting acquirer given the effect of the issuance of 1,400,000 shares of common stock upon completion of the transaction and reflecting the net liabilities assumed of BMR of $40,365 as a cost of the reverse merger.  The Company incurred additional costs of $374,019 in connection with the reverse merger that are reflected as costs in the accompanying December 31, 2008 statements of operations.

Going Concern

For the year ended December 31, 2008, the Company had a net loss of $7,933,281 and utilized cash of $1,328,569 in operations, and had an accumulated deficit of $8,020,855 at December 31, 2008.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.  The Company intends to raise funds to finance operations until the Company achieves profitable operations. The Company’s capital requirements for the next 12 months, as they relate to the production of its products will continue to be significant.  If adequate funds are not available to satisfy either medium or long-term capital requirements, the Company’s operations and liquidity could be materially adversely affected and the Company could be forced to cut back its operations.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Material estimates relate to the recognition of contract revenues and estimated costs to complete contracts in process, and recoverability of reported amounts of long-lived assets.  Actual results may differ from those estimates.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenues

Contract Revenue and Cost Recognition on Prototype Vehicles

In accounting for contracts, the Company follows the provisions of the AICPA’s Statement of Position 81-1 – Accounting for Performance of Construction-Type and Certain Production-Type Contracts.  The Company recognizes revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion.  This method is used because management considers costs to be the best available measure of progress on its contracts.  Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion.  The Company also recognizes as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated.

Contract costs include all direct material and labor costs.  The liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues earned.

Sales of Production Units and Parts

The Company recognizes revenue from the sale of completed production units and parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

The Company determines whether delivery has occurred based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs when the Company places the products with the buyer’s carrier.  The Company regularly reviews its customers’ financial positions to ensure that collectibility is reasonably assured.  Except for warranties, the Company has no post-sales obligations.

Product Warranties

The Company provides limited warranties for parts and labor at no cost to its customers within a specified time period after the sale.  The Company estimates the actual historical warranty claims coupled with an analysis of unfulfilled claims at the balance sheet date. As of December 31, 2008, the Company had no warranty reserve nor did it incur warranty expenses during the years ended December 31, 2008 or 2007.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality and payment history of the customer.  At December 31, 2008 and December 31, 2007, there was no allowance for doubtful accounts.

Inventories

Inventories consist of raw materials to be used for assembly and are stated at the lower of cost or market. Cost is determined principally on a first-in-first-out average cost basis

Property and Equipment

Property and equipment are stated at cost. The cost of property and equipment is depreciated on the straight-line method over the following estimated useful lives:

Computer equipment and software	3 years
Furniture	3 years
Machinery	3 years

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

Goodwill and Intangible Assets

As required by Statement of Financial Accounting Standards (“SFAS”) No. 142, management performs impairment tests of goodwill and indefinite-lived intangible assets whenever an event occurs or circumstances change that indicate impairment has more likely than not occurred. Also, as required by SFAS No. 142, management performs impairment testing of goodwill and indefinite-lived intangible assets at least annually.

In accordance with SFAS No. 142, management tests goodwill for impairment at the reporting unit level.  The Company has only one reporting unit.  At the time of goodwill impairment testing, management determines fair value through the use of a discounted cash flow valuation model incorporating discount rates commensurate with the risks involved with its reporting unit. If the calculated fair value is less than the current carrying value, impairment of the Company may exist. The use of a discounted cash flow valuation model to determine estimated fair value is common practice in impairment testing in the absence of available domestic and international transactional market evidence to determine the fair value. The key assumptions used in the discounted cash flow valuation model for impairment testing include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates are set by using the Weighted Average Cost of Capital (“WACC”) methodology. The WACC methodology considers market and industry data as well as Company-specific risk factors for each reporting unit in determining the appropriate discount rates to be used. The discount rate utilized is indicative of the return an investor would expect to receive for investing in such a business. Operational management, considering industry and Company-specific historical and projected data, develops growth rates and cash flow projections for the Company.  Terminal value rate determination follows common methodology of capturing the present value of perpetual cash flow estimates beyond the last projected period assuming a constant WACC and low long-term growth rates. As an indicator that each reporting unit has been valued appropriately through the use of the discounted cash flow valuation model, the aggregate fair value of all reporting units is reconciled to the total market capitalization of the Company. The discounted cash flow valuation methodology and calculations will be used in 2009 impairment testing.  The Company’s first measurement period will be in the third quarter of 2009.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangible Assets (continued)

In accordance with SFAS No. 144, “Accounting for the Impairment and Disposal of Long-Lived Assets,” the Company reviews intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life.  If the carrying value of an asset exceeds its undiscounted cash flows, the Company writes down the carrying value of the intangible asset to its fair value in the period identified.  If the carrying value of assets is determined not to be recoverable, the Company records an impairment loss equal to the excess of the carrying value over the fair value of the assets.  The Company’s estimate of fair value is based on the best information available, in the absence of quoted market prices.  The Company generally calculates fair value as the present value of estimated future cash flows that the Company expects to generate from the asset using a discounted cash flow income approach as described above.  If the estimate of an intangible asset’s remaining useful life is changed, the Company amortizes the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.

Impairment of Long-Lived Assets

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” establishes guidelines regarding when impairment losses on long-lived assets, which include property and equipment, should be recognized and how impairment losses should be measured.  This statement also provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. The Company periodically reviews, at least annually, such assets for possible impairment and expected losses. If any losses are determined to exist they are recorded in the period when such impairment is determined. Based upon management’s assessment, there are no indicators of impairment of the Company’s long lived assets during the years ended December 31, 2008 and 2007.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss Per Share

Basic loss per share has been computed using the weighted average number of common shares outstanding and issuable during the period. The computation of basic loss per share includes the 1,400,000 shares issued in connection with the reverse merger since October 24, 2008, the date of the merger (see Note 1).  Diluted loss per share is computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive. Common equivalent shares consist of shares issuable upon the exercise of stock options or warrants. As of December 31, 2008 common stock equivalents composed of options exercisable into 4,562,592 shares of the Company’s common stock and warrants exercisable into 3,008,778 shares of the Company’s common stock. For the years ended December 31, 2008 and 2007, common equivalent shares have been excluded from the calculation of loss per share as their effect is anti-dilutive.

Stock-Based Compensation

We periodically issue stock instruments, including shares of our common stock, stock options, and warrants to purchase shares of our common stock to employees and non-employees in non-capital raising transactions for services and for financing costs.

The Company accounts for stock option and warrant grants issued and vesting to employees using SFAS No. 123(R) “Share-Based Payment” effective January 1, 2006, for all share-based payments granted based on the requirements of SFAS No. 123(R) for all awards granted to employees.

The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with Emerging Issues Task Force (“EITF”) Issue No. 96-18 “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF Issue No. 00-18 “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereas the value of the stock compensation is based upon the measurement date as determined at either (i) the date at which a performance commitment is reached, or (ii) at the date at which the necessary performance to earn the equity instruments is complete.

Financial Assets and Liabilities Measured at Fair Value

Effective January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This guidance applies to other accounting pronouncements that require or permit fair value measurements. On February 12, 2008, the Financial Accounting Standards Board (“FASB”) finalized FASB Staff Position (“FSP”) No. 157-2, Effective Date of FASB Statement No. 157. This FSP delays the effective date of SFAS No. 157 for nonfinancial assets and liabilities to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of SFAS No. 157 had no effect on the Company’s financial position or results of operations.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting for Warrants and Derivatives

Freestanding financial instruments, such as detachable warrants, must be evaluated under the authoritative accounting literature to determine whether they should be classified as assets or liabilities (derivative accounting), temporary equity, or permanent equity. Management initially evaluates whether the instruments are covered by SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” If the instrument is not governed by SFAS No. 150, then management determines whether it meets the definition of a derivative under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  To determine whether a specific warrant agreement would follow derivative accounting under SFAS No. 133, management is required to first evaluate whether the warrant would meet the definition of equity under the provisions of EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  Financial instruments such as warrants that are classified as permanent or temporary equity are excluded from the definition of a derivative for purposes of SFAS No. 133. Financial instruments, including warrants, that are classified as assets or liabilities are considered derivatives under SFAS No. 133, and are marked to market at each reporting date, with the change in fair value recorded in the income statement. The fair values of both the warrants and conversion benefits are calculated using a Black-Scholes Model, taking into consideration factors such as the underlying price of the company’s common stock, the exercise price for warrants or the conversion price for the conversion benefit, the company’s stock volatility (or the stock volatility of peer companies with an historical active trading market), and the risk-free interest rates available for comparable time periods.

Accounting for Warrants and Derivatives (continued)

Under EITF Issue No. 00-19, contracts that require physical settlement or net-share settlement and contracts that give the issuer the choice of settlement (in cash or shares) are classified as equity. Contracts that require net-cash settlement or that give the counterparty a choice which includes net-cash settlement are classified as assets or liabilities, not equity. If a transaction is outside the control of the issuer and there is the possibility that the issuer could net-cash settle, then for purposes EITF Issue No. 00-19 it is assumed that the issuer will have to net-cash settle, which may preclude accounting for a contract as equity of the company except in certain circumstances where the existing common stockholders would also receive cash. Management’s judgment is required in evaluating the terms of freestanding instruments, such as warrants, and the application of authoritative accounting literature.  The outstanding warrants to purchase shares of our common stock do not contain provisions for cash settlement.

Concentrations

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and unsecured accounts receivable.

The Company maintains cash balances at one bank. At times, the amount on deposit exceeds the federally insured limits. Management believes that the financial institution that holds the Company’s cash is financially sound and, accordingly, minimal credit risk exists.

For the years ended December 31, 2008 and 2007, contract revenue earned was from one development contract with the South Coast Air Quality Management District (“AQMD”).  For the year ended December 31, 2008, sale of parts were to one customer.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations (continued)

For the year ended December 31, 2007, 35%, 31% and 13%, respectively, of contract costs incurred were to three vendors.  At December 31, 2007, accounts payable to one of these vendors represented 95% of total accounts payable.

For the year ended December 31, 2008, 39%, 14% and 10%, respectively, of costs of revenue were to three vendors.  At December 31, 2008, accounts payable to the largest vendor represented 30% of total accounts payable balances. Accounts payable to other two largest vendors represented 52% and 13%, respectively, of total accounts payable at December 31, 2008.

Research and Development Costs

The Company accounts for research and development costs in accordance with SFAS No. 2, “Accounting for Research and Development Costs.” In accordance with SFAS No. 2 research and development costs are expensed as incurred.

Registration Payment Arrangements

The Company accounts for registration payment arrangements under FSP EITF Issue No. 00-19-2, “Accounting for Registration Payment Arrangements.” FSP EITF Issue No. 00-19-2 specifies that the contingent obligation to make future payments under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.”  The Company has not made any provision for registration payment arrangements at December 31, 2008 or 2007 as it believes none will be payable.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,” which establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 22, 2008. Earlier adoption is prohibited.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133,” to improve financial reporting of derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. SFAS No. 161 applies to fiscal years and interim periods beginning after November 15, 2008.

The Company does not believe that the adoption of the above recent pronouncements will have a material effect on the Company’s results of operations, financial position, or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 2 – RESTATEMENT OF FINANCIAL STATEMENTS

On May 18, 2009, the management of the Company concluded, with the concurrence of the Audit Committee of the Company’s Board of Directors, that an accounting error had been made in the Company’s historical financial statements in relation to the recording of the value of stock-based compensation awarded in June and August 2008, and in the recording of a note discount related to a beneficial conversion feature and associated warrants issued with certain convertible notes during 2008. As result, the Company’s financial statements for the year ended December 31, 2008 have been restated.

The restatements reflect a change to the fair value of common stock that was used to calculate the fair value of certain stock instruments issued during 2008. In June and August 2008 when the stock based compensation was awarded, an active market for the Company’s common stock did not exist.  Therefore, in its application of SFAS No. 123(R), the Company used an alternative valuation method to calculate the fair value of the common stock issued during June and August 2008, and in its assumptions included in its Black-Scholes valuation model to value the stock options and warrants during 2008. The alternative valuation method included consideration of a valuation conducted by a third-party specialist in August, 2008.  The Company initially valued the underlying shares of its common stock at $.015 based upon this valuation. The Company has subsequently concluded that the $1.00 conversion price per share of common stock of the Company’s convertible notes that were offered and sold in July and September 2008 (and converted on October 24, 2008) and the $1.00 per unit sale price of units comprised of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in October and December 2008 were better indicators of the fair value of the Company’s common stock, and such value is now used in determining the value of the shares of common stock granted in June and August 2008, the options granted in June 2008, and in the calculation of the note discount related to a beneficial conversion feature and associated warrants granted with the convertible notes during 2008.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 2 – RESTATEMENT OF FINANCIAL STATEMENTS (continued)

As such, the Company has restated its previously issued December 31, 2008 financial statements to reflect a fair value of $1.00 per common share in accounting for the compensation costs of shares issued for services during the year, in its option pricing models to determine the fair value of options and warrants issued for services, and in calculating the relative value of the warrants and conversion feature of its convertible notes.  The effects of the restatement on the Company’s financial statements for the year ended December 31, 2008 are shown below:

	December 31, 2008
ASSETS	(As Initially Reported)	(Adjustments)		(As Restated)
Current assets
Cash and cash equivalents	$355,615	$—		$355,615
Accounts receivable	—			—
Inventories	1,159,601			1,159,601
Prepaid expenses	43,020			43,020
Total current assets	1,558,236			1,558,236
Property and equipment, net	89,393			89,393
Other assets:
Deposits	33,641			33,641
Intangible assets, net	171,385			171,385
Goodwill	166,500			166,500
Total assets	$2,019,155	$—		$2,019,155

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,225,807			$1,225,807
Notes payable to related parties	100,875			100,875
Advances from shareholder	34,877			34,877
Billings in excess of costs and estimated earnings on uncompleted contracts	2,604			2,604
Total current liabilities	1,364,163	—		1,364,163

SHAREHOLDERS’ EQUITY
Common stock	25,518			25,518
Additional paid in capital	2,122,869	6,527,460	(1)(2)(3)	8,650,329
Accumulated deficit	(1,493,395)	(6,527,460)		(8,020,855)
Total shareholders’ equity	654,992			654,992
Total liabilities and shareholders’ equity	$2,019,155	$—		$2,019,155

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 2 – RESTATEMENT OF FINANCIAL STATEMENTS (continued)

	Year Ended December 31, 2008
	(As Initially Reported)	(Adjustments)		(As Restated)
REVENUES
Contract revenue earned	$128,660	$—		$128,660
Sale of parts	75,000			75,000
Total revenues	203,660	—		203,660

COSTS OF REVENUES
Contract costs	69,078			69,078
Costs of parts	68,975			68,975
Total cost of revenues	138,053	—		138,053
Gross profit	65,607	—		65,607

OPERATING EXPENSES
General and administrative	956,328	5,940,713	(1)(2)	6,897,041
Research and development	44,023			44,023
Reverse merger expenses	414,384			414,384
Depreciation and amortization	29,836			29,836
Total operating expenses	1,444,571	5,940,713		7,385,284
Loss from operations	(1,378,964)	(5,940,713)		(7,319,677)
Interest expense	(26,857)	586,747	(3)	(613,604)

NET LOSS	$(1,405,821)	$(6,527,460)		$(7,933,281)
Net loss per share – basic and diluted	$(0.07)	(0.32)		$(0.39)
Weighted average shares outstanding, basic and diluted	20,206,507			20,206,507

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 2 – RESTATEMENT OF FINANCIAL STATEMENTS (continued)

	Year Ended December 31, 2008
	(As Initially Reported)	(Adjustments)		(As Restated)
Cash flow from operating activities:
Net loss	$(1,405,821)	$(6,527,460)		$(7,933,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,836			29,836
Fair value of common stock granted for services	77,596	5,255,404	(1)	5,333,000
Fair value of options and warrants granted for services	23,906	685,309	(2)	709,215
Amortization of note discount	—	586,747	(3)	586,747
Changes in operating assets and liabilities
Accounts receivable	35,000			35,000
Inventories	(1,159,601)			(1,159,601)
Prepaid expenses	(43,020)			(43,020)
Deposits	(14,400)			(14,400)
Accounts payable and accrued expense	1,196,595			1,196,595
Billings in excess of costs and estimated earnings on uncompleted contracts	(68,660)			(68,660)
Net cash used in operating activities	(1,328,569)	—		(1,328,569)

Cash flows from investing activities:
Acquisition of furniture, equipment and software	(82,603)			(82,603)
Acquisition of EMS	(253,465)			(253,465)
Net cash used in investing activities	(336,068)	—		(336,068)

Cash flows from financing activities:
Proceeds from notes payable, related parties	25,875			25,875
Payment of notes payable, related parties	(25,000)			(25,000)
Proceeds from issuance of convertible notes, net	1,333,348			1,333,348
Proceeds from sale of common stock	708,538			708,538
Advances from shareholder	(22,543)			(22,543)
Net cash provided by financing activities	2,020,218	—		2,020,218
Increase in cash and cash equivalents	355,581			355,581
Cash and cash equivalents, beginning of year	34			34
Cash and cash equivalents, end of year	$355,615	$—		$355,615

Supplemental cash flow information:
Interest paid	$26,857	$—		$26,857
Income taxes paid	$—	$—		$—

Supplemental noncash financing and investing activities:
Note payable issued in connection with acquisition of EMS	$100,000	$—		$100,000
Fair value of beneficial conversion feature and warrants issued with convertible notes	$—	$586,747	(3)	$586,747
Conversion of notes payable to common stock	$1,333,348	$—		$1,333,348

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 2 – RESTATEMENT OF FINANCIAL STATEMENTS (continued)

Description of adjustments:

(1)	To record $5,255,404 of additional stock-based compensation for the value of common stock granted during 2008.

(2)	To record $685,309 of additional stock-based compensation for the value of stock options and warrants granted during 2008.

(3)	To record $586,747 of note discount related to the beneficial conversion feature and warrants issued with the convertible notes.

NOTE 3 – COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

In May 2007, the Company entered into a $527,000 contract with the AQMD to develop a prototype zero-emissions short-range heavy-duty all-electric truck used for hauling fully loaded 40-foot cargo containers around the Port of Los Angeles.  This contract is being accounted for under the percentage of completion method.  At December 31, 2008, the contract was estimated to be approximately 98% complete.

The asset, “costs in excess of billings and estimated earnings on uncompleted contracts” and the liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents costs incurred or billings in excess of revenue recognized at December 31, 2008 and 2007 as follows:

	December 31, 2008	December 31, 2007
Costs incurred on uncompleted contracts	$349,341	$280,263
Estimated earnings	162,055	102,473
	511,396	382,736
Less, billings to date	514,000	454,000
	$(2,604)	$(71,264)
Included in accompanying balance sheets under the following captions:
Billings in excess of costs and estimated earnings on uncompleted contracts	$2,604	$71,264

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment are comprised as follows:

	December 31, 2008	December 31, 2007
Computer equipment and software	$52,390	$9,052
Office furniture	26,725	9,172
Machinery	6,395	6,395
Leasehold improvements	21,711	—
Total property and equipment, cost	107,221	24,619
Less: accumulated depreciation	(17,828)	(3,572)
Property and equipment, net	$89,393	$21,047

Depreciation expense for the years ended December 31, 2008 and 2007 was $14,256 and $3,182, respectively.

NOTE 5 – BUSINESS ACQUISITION

On September 9, 2008, the Company acquired substantially all of the assets of Electric MotorSports, LLC (“EMS”), an Ohio limited liability company that was owned by Mr. Robert Gruenwald.  The assets acquired included goodwill and intellectual properties used in the development and manufacture of flux vector inverters.

Prior to the acquisition of the EMS assets, EMS was a supplier of flux vector inverters that were used to develop the Company’s first electric vehicle prototype, the Nautilus E30. EMS had been in the business of developing, manufacturing and selling flux vector inverters since 1997. The Company also was contracting with EMS to provide engineering design services that were delivered by EMS’ sole member, Robert Gruenwald.

The acquisition of the assets of EMS was accounted for as a purchase in accordance with SFAS No. 141 “Business Combinations.”  As such, the results of operations of EMS are included in the financial statements of Balqon Corporation beginning September 9, 2008. During this period the Company did not engage in the business of selling flux vector inverters. The expenses of EMS during the period since the acquisition are primarily the salary and related benefits of the Company’s Vice President Research and Development, Mr. Robert Gruenwald.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 5 – BUSINESS ACQUISITION (continued)

The purchase price of the assets was $350,000, of which $250,000 was paid in cash and the Company issued an unsecured promissory note for the balance of $100,000 is due in two installments of $50,000 each on April 10, 2009 and May 10, 2009 (see Note 6).  The $350,000 purchase price, together with legal costs of $3,465 incurred in connection with this asset purchase, resulted in a total purchase price of the EMS assets of $353,465. The Company engaged an independent valuation firm to assist management in the allocation of the purchase price of the assets.  The methods used to value the assets acquired in this transaction included the discounted cash flow and excess earnings methods. The intellectual property assets acquired included all (i) patents and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works, (iv) trade secrets, ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, and other related intangible properties.  Based on management’s assessment, including the utilization of the results of the independent valuation report, the Company allocated the purchase price to the following assets as of the acquisition date as follows:

Intellectual property assets	$186,965
Goodwill	166,500
Total	$353,465

The amounts of intangible assets and accumulated amortization for the year ended December 31, 2008 and December 31, 2007 are as follows:

	December 31, 2008	December 31, 2007
Amortized intangible assets:
Intellectual property assets	$186,965	$—
Accumulated amortization	(15,580)	—
Totals	$171,385	$—

The intangible production assets are being amortized over a three year period under the straight-line method.  Amortization expense for the period September 9, 2008 through December 31, 2008 was $15,580. Amortization expense over the remaining amortization period is estimated to be as follows:

Year Ending December 31,
2009	$62,322
2010	62,322
2011	46,741

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 5 – BUSINESS ACQUISITION (continued)

Pro forma statements of operations for the current and prior periods, as though the business acquisition had been completed as of the beginning of the earliest period presented are as follows:

	Year Ended December 31,
	2008 (Unaudited)	2007 (Unaudited)
Revenues	$332,596	$494,585
Cost of revenues	240,135	337,954
Gross profit	92,461	156,631
Operating expenses	7,356,132	233,710
Other (expense)	(613,604)	—
Net (loss)	$(7,877,275)	$(77,079)
Net loss per share – basic and diluted	$(0.38)	$0.00

NOTE 6 – NOTES PAYABLE—RELATED PARTIES, UNSECURED

Notes payable to related parties, unsecured, consists of the following at:

	December 31, 2008	December 31, 2007
Note payable to a shareholder, unsecured, interest at 6% per annum payable at maturity, due December 6, 2008	$875	$—
Note payable to a shareholder, issued in connection with the acquisition of EMS (see Note 5), unsecured, interest at the prime rate (5% at December 31, 2008) per annum, payable at maturity, due in two principal installments; $50,000 on April 10, 2009 and $50,000 on May 10, 2009, plus accrued interest	100,000	—
Total notes payable	$100,875	$—

NOTE 7 – INCOME TAXES

At December 31, 2008, the Company had available Federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $8,091,000 for Federal and for state purposes. The Federal carryforward expires in 2027 and the state carryforward expires in 2017. Given the Company’s history of net operating losses, management has determined that it is more likely than not the Company will be able to realize the tax benefit of the carryforwards.

Accordingly, the Company has not recognized a deferred tax asset for this benefit. Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize a deferred tax asset at that time.

SFAS No. 109 requires that a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 7 – INCOME TAXES (continued)

Significant components of the Company’s deferred income tax assets are as follows:

	December 31, 2008	December 31, 2007
Deferred income tax asset:
Net operating loss carryforward	$3,220,000	$83,230
Valuation allowance	(3,220,000)	(83,230)
Net deferred income tax asset	$—	$—

Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

	Year Ended December 31,
	2008	2007
Tax expense at the U.S. statutory income tax	(34.0)%	(34.0)%
State tax net of federal tax benefit	(5.8)%	—%
Increase in the valuation allowance	39.8%	34.00%
Effective tax rate	—%	—%

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes (“FIN 48”)—an interpretation of FASB Statement No. 109, Accounting for Income Taxes.”  The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2008, the Company does not have a liability for unrecognized tax benefits.

NOTE 8 – SHAREHOLDERS’ EQUITY

The Company was capitalized on April 21, 2005 when it issued 16,667,000 shares of no par common stock for $5,000 to its founding shareholder.

On June 4, 2008, the Board of Directors of the Company approved a 16,667:1 stock split of the Company’s no par common stock. All share amounts in the accompanying financial statements are presented as if the stock split occurred at the beginning of the period presented.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

Shares Issued For Services

On June 4, 2008, the Company issued 4,500,090 shares of common stock to consultants for services rendered. The shares were valued at $4,500,090. Included in the 4,500,090 shares of common stock granted to consultants on June 4, 2008, are 1,250,025 shares of common stock, valued at $1,250,025, that were granted to the brother of the founding shareholder. On August 28, 2008, the Company issued 500,000 shares of common stock valued at $500,000 to three consultants for services rendered. Also on August 28, 2008, the Company issued 332,910 shares of common stock valued at $332,910 to its Chief Executive Officer and founding shareholder.

In June and August 2008, when the shares discussed above were granted, an active market for the Company’s common stock did not exist. As such, management determined the value of the shares of common stock issued in June and August 2008 to be $1.00 per share using  the $1.00 conversion price per share of common stock of the Company’s convertible notes that were offered and sold in July and September 2008 (and converted on October 24, 2008) and the $1.00 per unit sale price of units comprised of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in October and December 2008, which management believes are the best indicators of the fair value of the Company’s common stock.

 Shares Issued For Cash

During 2008, the Company raised aggregate net proceeds of $708,538 (after closing costs) through the issuance of 785,000 shares of its common stock.  The shares were sold in units that allowed the investor to acquire one share of common stock and one warrant to acquire one share of common stock at a price of $1.00 per unit as follows:

(A)
On October 24, 2008, immediately preceding the closing of the merger with Balqon Corporation (formerly BMR) (see Note 1), the Company raised an aggregate of $575,000 through the issuance of 575,000 shares of common stock at $1.00 per share to six accredited investors (the “October Private Placement”). In connection with this offering, the Company also issued three-year warrants to purchase an aggregate of 575,000 shares of common stock at an exercise price of $1.50 per share (the “October Warrants”).

(B)
On December 22, 2008, Balqon Corporation (formerly BMR) raised an aggregate of $210,000 through the issuance of 210,000 shares of common stock at $1.00 per share to ten accredited investors (the “December Private Placement”). In connection with this offering, Balqon Corporation (formerly BMR) also issued three-year warrants to purchase an aggregate of 210,000 shares of common stock at an exercise price of $1.50 per share (the “December Warrants”).

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 8 – SHAREHOLDERS’ EQUITY (continued)

Shares Issued Upon Conversion of Convertible Notes

During July and September 2008, the Company raised an aggregate of $1,310,000 through the issuance to accredited investors of senior secured convertible promissory notes (the “July Private Placement” and the “September Private Placement”). The notes were due January 2, 2009, bore interest at a rate of 10% per annum that was due at maturity, and were secured by substantially all of the assets of the Company.  The notes were convertible into shares of common stock of the Company at a conversion price of $1.00 per share.  In connection with the placement, the Company also issued warrants to acquire 1,310,000 shares of common stock at an exercise price of $1.50 per share.  The conversion price is only subject to adjustment based on stock splits, stock dividends, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend.

On October 24, 2008, the notes issued in the July and September Private Placements, including accrued interest thereon, were converted into an aggregate of 1,333,348 shares of common stock of the Company.

In connection with the original issuance of the convertible notes and associated warrants, the Company determined that the relative fair value of the warrants was $293,374 and the value of the beneficial conversion feature was $293,374.  The relative fair value was determined using the methodology prescribed by APB No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”.  These amounts were calculated by a Black-Scholes option pricing model using as assumptions an expected life of 3 years, an industry volatility of 58.43%, a risk free interest rate of 2.42%, and no expected dividend yield. The Black-Scholes calculation of the fair value of the warrants also included the assumption that the fair value of the  underlying shares of common stock was $1.00.  In October 2008, when the warrants were granted, an active market for the Company’s common stock did not exist. As such, management determined the fair value of the shares of common stock underlying the warrants to be $1.00 per share using  the $1.00 conversion price per share of common stock of the Company’s convertible notes that were offered and sold in July and September 2008 (and converted on October 24, 2008) and the $1.00 per unit sale price of units comprised of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in October and December 2008, which management believes are the best indicators of the fair value of the Company’s common stock. The relative value of the warrants of $293,374 and the beneficial conversion feature of $293,374 was recorded by the Company as a loan discount of  $586,748, which the Company was to amortize to interest expense over the original life of the loan.  The Company amortized note a discount of $138,663 through October 24, 2008, the date at which the notes were converted, and expensed the remainder of the loan discount of $448,085 at the date of conversion.  As such, $586,748 was reflected as interest expense in the accompanying statement of operations for the year ending December 31, 2008.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 9 – STOCK OPTIONS AND WARRANTS

Stock Options

At December 31, 2008, options shares outstanding are as follows:

	Shares	Weighted Average Exercise Price
Balance at January 1, 2008	—	—
Granted	4,562,592	$2.00
Exercised	—	—
Cancelled	—	—
Balance at December 31, 2008	4,562,592	$2.00

On June 4, 2008, the Company granted options to purchase 4,562,592 shares of common stock at $1.50 to $2.50 per share to an employee and two consultants. The options vested immediately on the date granted, and expire between June 30, 2010 and June 30, 2012.  The Company determined that the fair value of the options issued was $590,877 calculated by a Black-Scholes option pricing model using as assumptions an expected life of one to three years, an industry volatility of 58.43%, a risk free interest rate of 2.42%, and no expected dividend yield. The Black-Scholes calculation of the fair value of the options also included the assumption that the fair value of the  underlying shares of common stock was $1.00.  In June 2008, when the options discussed above were granted, an active market for the Company’s common stock did not exist. As such, management determined the fair value of the shares of common stock underlying the options issued in June 2008 to be $1.00 per share using  the $1.00 conversion price per share of common stock of the Company’s convertible notes that were offered and sold in July and September 2008 (and converted on October 24, 2008) and the $1.00 per unit sale price of units comprised of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in October and December 2008, which management believes are the best indicators of the fair value of the Company’s common stock.

On October 24, 2008, immediately preceding the consummation of the merger with Balqon California (see Note 1), Balqon Corporation (formerly BMR) adopted the 2008 Stock Incentive Plan (“2008 Plan”). Initially, 7,500,000 shares of common stock are authorized for issuance under the 2008 Plan.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 9 – STOCK OPTIONS AND WARRANTS (continued)

Stock Options (continued)

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2008:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price
$1.50	1,520,864	$1.50	1.0	1,520,864	$1.50
$2.00	1,520,864	$2.00	2.0	1,520,864	$2.00
$2.50	1,520,864	$2.50	3.0	1,520,864	$2.50
	4,562,592			4,562,592

At December 31, 2008, the aggregate intrinsic value of the 4,562,592 options outstanding and exercisable was $590,877.  At December 31, 2008, all options were vested and there were no unvested options outstanding.

Warrants

At December 31, 2008, warrants shares outstanding are as follows:

	Shares	Weighted Average Exercise Price
Balance at January 1, 2008	—	—
Granted	3,008,778	$1.50
Exercised	—	—
Cancelled	—	—
Balance at December 31, 2008	3,008,778	$1.50

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 9 – STOCK OPTIONS AND WARRANTS (continued)

Warrants (continued)

On June 4, 2008, the Company granted a warrant to purchase 729,180 shares of the Company’s common stock at an exercise price of $1.50 to $2.50 per share to a consultant (the “Marlin Warrants”). The Company determined that the fair value of the warrants issued to this consultant was $94,432 as calculated by a Black-Scholes option pricing model using as assumptions an expected life of one to three years, an industry volatility of 58.43%, a risk free interest rate of 2.42%, and no expected dividend yield. The Black-Scholes calculation of the fair value of the warrants also included the assumption that the fair value of the  underlying shares of common stock was $1.00.  In June 2008, when the warrants discussed above were granted, an active market for the Company’s common stock did not exist. As such, management determined the fair value of the shares of common stock underlying the warrants issued in June 2008 to be $1.00 per share using the $1.00 conversion price per share of common stock of the Company’s convertible notes that were offered and sold in July and September 2008 (and converted on October 24, 2008) and the $1.00 per unit sale price of units comprised of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in October and December 2008, which management believes are the best indicators of the fair value of the Company’s common stock.

On September 15, 2008, the Company issued warrants to purchase 1,310,000 shares of the Company’s common stock at an exercise price of $1.50 per share in connection with the issuance of convertible promissory notes entered into with investors on July 11, 2008 and September 15, 2008 (See Note 8).

On October 24, 2008, immediately preceding the closing of the merger (see Note 1), Balqon Corporation (formerly BMR) issued warrants (the “BMR Warrants”) to purchase an aggregate of 184,598 shares of common stock. One-third of the BMR Warrants have an exercise price of $1.50 per share and expire on October 24, 2009, one-third of the BMR Warrants have an exercise price of $2.00 per share and expire on October 24, 2010, and one-third of the BMR Warrants have an exercise price of $2.50 per share and expire on October 24, 2011. The Company determined that the fair value of the BMR Warrants to be $23,906 as calculated by a Black-Scholes option pricing model using as assumptions an expected life of 3 years, an industry volatility of 58.43%, a risk free interest rate of 2.42%, and no expected dividend yield.   The Black-Scholes calculation of the fair value of the warrants also included the assumption that the fair value of the  underlying shares of common stock was $1.00.  In October 2008, when the BMR Warrants were granted, an active market for the Company’s common stock did not exist. As such, management determined the fair value of the shares of common stock underlying the BMR Warrants to be $1.00 per share using the $1.00 conversion price per share of common stock of the Company’s convertible notes that were offered and sold in July and September 2008 (and converted on October 24, 2008) and the $1.00 per unit sale price of units comprised of one share of common stock and a warrant to purchase one share of common stock that were offered and sold in October and December 2008, which management believes are the best indicators of the fair value of the Company’s common stock.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 9 – STOCK OPTIONS AND WARRANTS (continued)

Warrants (continued)

During 2008, the Company sold units to acquire one share of common stock and one warrant to acquire a share of common stock at a price of $1 per unit (see Note 8). In connection with the sale of these units, on October 24, 2008, the Company issued three-year warrants to purchase 575,000 shares of the Company’s common stock at an exercise price of $1.50 per share in connection with the issuance of 575,000 common shares to six accredited investors.  On December 22, 2008, the Company issued three-year warrants to purchase an aggregate of 210,000 shares of common stock at an exercise price of $1.50 per share.  The Company did not allocate a value to these warrants since the amount would be an allocation between paid in capital of the common stock and warrants, and have no effect on the overall paid in capital.

The following table summarizes information about stock warrants outstanding and exercisable as of December 31, 2008:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number of Shares Underlying Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price
$1.50	2,399,594	$1.50	2.8	2,399,594	$1.50
$2.00	304,592	$2.00	2.0	304,592	$2.00
$2.50	304,592	$2.50	3.0	304,592	$2.50
	3,008,778			3,008,778

At December 31, 2008, the aggregate intrinsic value of the warrants outstanding and exercisable was $705,085.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Contract

On June 26, 2008, the Company entered into an agreement with the City of Los Angeles to manufacture and deliver 20 electric yard hostlers, 5 short-haul electric drayage trucks, and associated equipment including chargers, batteries and controllers for a total of $5,383,750. In September 2008, the Company began work on the first units it intends to produce and expects to deliver all the vehicles and associated equipment to the City of Los Angeles in 2009.  The Company will recognize revenues from the sale of these vehicles and associated equipment at the time that delivery of product has occurred and title has transferred.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 10 – COMMITMENTS AND CONTINGENCIES (continued)

Contract (continued)

The Company agreed to move its research and production facilities to the City of Los Angeles and also agreed to pay the City of Los Angeles a royalty fee of $1,000 per electric vehicle it sells to a purchaser other than the City of Los Angeles or the AQMD.

On May 14, 2008, the Company entered into an agreement with the AQMD to manufacture and deliver one  electric yard hostler and associated equipment including batteries, battery chargers , and equipment maintenance services for a total of $300,000. The Company will recognize revenues from the sale of this vehicle and associated equipment at the time that delivery of the product has occurred and title has transferred.  The Company also agreed to pay the AQMD a royalty fee of $1,000 per electric vehicle it sells to a purchaser other than the City of Los Angeles or the AQMD.

On October 24, 2008, the Company signed an at will employment agreement with its CEO. The employment agreement is effective October 24, 2008 and provides for, among other items, the CEO to receive compensation of $250,000 per year with an increase to $300,000 per year after the second anniversary of the effective date of the employment agreement.

On October 24, 2008, the Company signed an at will employment agreement with its Vice President Engineering. The employment agreement is effective October 24, 2008 and provides for, among other items, the Vice President Engineering to receive compensation of $150,000 per year with an increase to $175,000 per year after the second anniversary of the effective date of the agreement.

On March 27, 2009, the Company signed an at will employment agreement with its Vice President Research and Development. The employment agreement is effective October 24, 2008 and provides for, among other items, the Vice President Research and Development to receive compensation of $150,000 per year with an increase to $175,000 and $200,000 per year after the second and third anniversary, respectively, of the effective date of the agreement.

Leases

The Company currently leases facilities located in Santa Ana, California under a lease that expires on May 31, 2009.  The lease has a current monthly payment of $3,206. On July18, 2008, the Company entered into a three-year lease of a manufacturing facility located in Harbor City, California that expires on July 31, 2011.  The lease has a base monthly rent of $10,540.

Rent expense for the years ended December 31, 2008 and 2007 was $98,008 and $25,787, respectively.

The following is a schedule by years of future minimum rental payments required under the non-cancelable operating leases described above as of December 31, 2008:

Years ending December 31:
2009	$96,833
2010	139,440
2011	122,880
2012	71,680
Thereafter	—

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 10 – COMMITMENTS AND CONTINGENCIES (continued)

Registration Rights Agreements

In connection with the July Private Placement, September Private Placement and October Private Placement, Balqon California entered into certain registration rights agreements (collectively, the “Balqon California Registration Rights Agreements”). In connection with the December Private Placement, Balqon Corporation (formerly BMR) entered into certain registration rights agreements (collectively, the “Balqon Corporation Registration Rights Agreements”). Under the Balqon California Registration Rights Agreements and the Balqon Corporation Registration Rights Agreements, Balqon Corporation (formerly BMR) is obligated to register for resale an aggregate of up to 3,793,348 shares of common stock, of which an aggregate of 1,885,000 shares of common stock underly the July Warrants, September Warrants, October Warrants and December Warrants. Immediately preceding the consummation of the merger with Balqon California, Balqon Corporation (formerly BMR) also entered into a registration rights agreement (the “BMR Registration Rights Agreement”) with its stockholders to register for resale an aggregate of up to 1,400,000 shares of BMR’s common stock and with the holders of the BMR Warrants to register for resale an aggregate of 184,598 shares of common stock underlying the BMR Warrants.

Under the Balqon California Registration Rights Agreements, Balqon Corporation Registration Rights Agreements and the BMR Registration Rights Agreement, Balqon Corporation (formerly BMR) filed a registration statement with the SEC on December 23, 2008, registering for resale all shares of common stock covered by the Balqon Registration Rights Agreements, Balqon Corporation Registration Rights Agreements and BMR Registration Rights Agreement.

NOTE 11 - SUBSEQUENT EVENTS

Bank Financing Agreement

On February 25, 2009, the Company executed a Business Financing Agreement, dated February 18, 2009, with Bridge Bank, National Association (the “Lender”) (the “Initial Agreement”). On February 27, 2009, the Company executed a Business Financing Modification Agreement, dated February 26, 2009, which modified the Initial Agreement (the “Modification Agreement,” and together with the Initial Agreement, the “Credit Agreement”). The Credit Agreement provides the Company with an accounts receivable based credit facility in the aggregate amount of up to $5,000,000 (the “Credit Facility”). Under the terms of the Credit Agreement, the Company may not borrow in excess of $500,000 unless and until the Company receives an executed term sheet with respect to an equity financing of at least $2,500,000 on terms and conditions acceptable to the Lender.

The Credit Facility is formula-based and generally provides that the outstanding borrowings under the Credit Facility may not exceed an aggregate of 80% of eligible accounts receivable. The Company must immediately pay any advance made under the Credit Facility within 90 days of the earlier of (i) the invoice date of the receivable that substantiated the advance or (ii) the date on which the advance was made.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 (AS RESTATED) AND 2007

NOTE 11 - SUBSEQUENT EVENTS (continued)

Bank Financing Agreement (continued)

Interest on the Credit Facility is payable monthly. The interest rate is variable and is adjusted monthly based on the per annum prime rate as published by the Lender plus two percentage points, subject to a minimum rate of 6.0% per annum.

In the event of a default and continuation of a default, the Lender may accelerate the payment of the principal balance requiring the Company to pay the entire indebtedness outstanding on that date. Upon the occurrence and during the continuation of an event of default, the interest rate applicable to the outstanding balance borrowed under the Credit Facility will be increased by five percentage points above the per annum interest rate that would otherwise be applicable.

The Credit Facility is secured by a continuing first priority security interest in all the Company’s personal property (subject to customary exceptions). The Credit Agreement may be terminated at any time by either party to the Credit Agreement. If the Company terminates the Credit Agreement prior to February 18, 2010, the Company will owe a termination fee equal to 1.00% of the dollar amount resulting from dividing the credit limit then in effect under the Credit Agreement by 80% (or such greater or lesser percentage as the Lender may establish from time to time).

Sale of 10% Unsecured Subordinated Convertible Promissory Notes

Between March 25, 2009 and May 20, 2009, the Company entered into agreements with 18 accredited investors for the sale by the Company of an aggregate of $365,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 365,000 shares of the Company’s common stock at a conversion price of $1.00 per share of common stock, subject to adjustment.  Additionally, the Company issued three-year warrants to purchase an aggregate of 365,000 shares of the Company’s common stock at an exercise price of $1.50 per share.

BALQON CORPORATION

PROSPECTUS

                  , 2009

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by us in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC Registration	$440
FINRA Fees	—
Accounting Fees and Expenses	35,000
Legal Fees and Expenses	150,000
Blue Sky Fees and Expenses	—
Placement Agent Fees and Expenses	—
Printing Costs	5,000
Miscellaneous Expenses	5,000
Total	$195,440

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes Section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to actions both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to indemnification.

Our articles of incorporation also provide that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of any director in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our articles of incorporation do not, however, eliminate or limit a director’s liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of the director’s responsibilities under the federal securities laws or any other law. However, we have purchased directors’ and officers’ liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as us that are incorporated in jurisdictions other than California (in our case, Nevada)  and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that we meet the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of the company for breach of a director’s duties to the company or our stockholders except for liability:

•	for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
•	for acts or omissions that a director believes to be contrary to the best interests of Balqon Corporation or our shareholders or that involve the absence of good faith on the part of the directors;
•	for any transaction for which a director derived an improper personal benefit;
•
for acts or omissions that show a reckless disregard for the director’s duty to Balqon Corporation or our shareholders in circumstances in which the director was aware, or should have been aware, or the ordinary course of performing a director’s duties, of a risk of serious injury to Balqon Corporation or our stockholders;

•	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to Balqon Corporation; and
•	for engaging in transactions described in the California Code or California case law that result in liability, or approving the same kinds of transactions.

We have entered into separate indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by applicable law and which allow for certain procedural protections. We also maintain directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements that we have entered into between us and our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Balqon Corporation under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The inclusion of the above provisions in our articles of incorporation, our bylaws and in our indemnification agreements with our officers and directors may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. At present, there is no litigation or proceeding pending involving a director of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any of our directors.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein.

Document	Exhibit Number
Articles of Incorporation	3.1
Bylaws	3.2
Form of Indemnification Agreement	10.3
Registration Rights Agreement	10.6
Registration Rights Agreement	10.7
Registration Rights Agreement	10.8
Registration Rights Agreement	10.9
Registration Rights Agreement	10.15

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES.

Sales of Unregistered Securities Prior to the Merger Transaction

On June 30, 2006, we sold 1,090,000 shares of our common stock to four investors at $0.10 per share, or gross proceeds of $109,000. The proceeds of $109,000 were used for working capital purposes.

On August 1, 2007, we sold 250,000 shares of our common stock to two investors at $0.10 per share, or gross proceeds of $25,000. The proceeds of $25,000 were used for working capital purposes.

On October 24, 2008, immediately preceding the closing of the Merger Transaction, we issued warrants to purchase an aggregate of 184,598 shares of common stock (the “BMR Warrants”) to seven accredited investors in consideration of services provided. One-third of the BMR Warrants have an exercise price of $1.50 per share and expire on October 24, 2009, one-third of the BMR Warrants have an exercise price of $2.00 per share and expire on October 24, 2010 and one-third of the BMR Warrants have an exercise price of $2.50 per share and expire on October 24, 2011.

The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of the issuance of securities described above.

Merger Transaction

In connection with the Merger Transaction, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California.  In addition, the holders of warrants to acquire an aggregate of 2,614,180 shares of common stock of Balqon California were deemed to hold warrants to acquire an equal number of shares of our common stock upon completion of the Merger Transaction.  Of the Warrants issued to Balqon California, (i) warrants to purchase 243,060 shares have an exercise price of $1.50 per share and expire on June 30, 2010; (ii) warrants to purchase 243,060 shares have an exercise price of $2.00 per share and expire on June 30, 2011; (iii) warrants to purchase 243,060 shares have an exercise price of $2.50 per share and expire on June 30, 2012; (iv) warrants to purchase 500,000 shares have an exercise price of $1.50 per share and expire in July 2011; (v) warrants to purchase 810,000 shares have an exercise price of $1.50 per share and expire in September 2011; and (vi) warrants to purchase 575,000 shares have an exercise price of $1.50 per share and expire in October 2011.  In connection with the Merger Transaction, we also issued under our 2008 Plan options to purchase an aggregate of 4,562,592 shares of our common stock to certain of our directors and employees who held options to purchase an equal number of shares of Balqon California’s common stock immediately prior to the completion of the Merger Transaction.

The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of the issuance of securities described above.

Sales of Unregistered Securities After Consummation of the Merger Transaction

On December 22, 2008, we entered into an agreement with ten accredited investors for the sale by us of an aggregate of 210,000 shares of our common stock at a purchase price of $1.00 per share for total aggregate proceeds of $210,000.  Additionally, we issued three-year warrants to purchase an aggregate of 210,000 shares of common stock at an exercise price of $1.50 per share.  The proceeds of $210,000 were allocated to working capital.

During March 2009 and June 2009, we entered into agreements with 34 accredited investors for the sale by us of an aggregate of $1,000,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 1,000,000 shares of our common stock at a conversion price of $1.00 per share of common stock, subject to adjustment.  Additionally, we issued three-year warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $1.50 per share.  The proceeds of $1,000,000 are allocated to working capital.

The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of the issuance of securities described above.

Sales of Unregistered Securities by Balqon California Prior to the Merger Transaction

In June 2008, Balqon California issued options to purchase 4,166,751 shares of common stock to Balwinder Samra in consideration of services rendered.

In June 2008, Balqon California issued 333,340 shares of common stock and options to purchase 83,334 shares of common stock to Henry Velasquez in consideration of engineering and design consulting services rendered.

In June 2008, Balqon California issued 1,250,025 shares of common stock and options to purchase 312,507 shares of common stock to Amarpal Samra in consideration of business strategy consulting services rendered.

In June 2008, Balqon California issued 2,916,725 shares of common stock and warrants to purchase 729,180 shares of common stock to Marlin Financial in consideration of business strategy and financial advisory services rendered.

In August 2008, Balqon California issued 832,910 shares of common stock to four accredited investors in consideration of services provided.

The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of the issuance of securities described above.

ITEM 16.           EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)         Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 15, 2008, among the Registrant, Balqon California and a newly-created, wholly-owned subsidiary of the Registrant, Balqon Acquisition Corp. (1)(###)
2.2
Amendment No. 1 to Agreement and Plan of Merger, dated October 15, 2008, among the Registrant, Balqon California and a newly-created, wholly-owned subsidiary of the Registrant, Balqon Acquisition Corp. (2)

2.3	Asset Purchase Agreement, dated September 9, 2008, by and between Electric MotorSports, LLC and Balqon California (7)(###)
3.1	Articles of Incorporation of the Registrant (3)
3.2	Bylaws of the Registrant (3)
4.1	Article Thirteenth of the Articles of Incorporation of the Registrant (contained in Exhibit 3.1 to this Registration Statement) (3)

Exhibit Number	Description

4.2	Sections 2 and 6 of the Bylaws of the Registrant (contained in Exhibit 3.2 to this Registration Statement) (3)
4.3	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 500,000 shares of commons stock (4)(##)
4.4	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 810,000 shares of common stock (4)(##)
4.5	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 575,000 shares of common stock (4)(##)
4.6
Form of Warrant to purchase common stock issued by Balqon California to Marlin Financial Group, Inc. (one-third of these warrants are exercisable at an exercise price of $1.50 per share until June 30, 2010, one-third of these warrants are exercisable at an exercise price of $2.00 per share until June 30, 2011, and one-third of these warrants are exercisable at an exercise price of $2.50 per share until June 30, 2012) (4)

4.7
Form of Warrants issued by the Registrant to certain security holders to purchase an aggregate of 184,598 shares of common stock (one-third of these warrants are exercisable at an exercise price of $1.50 per share until October 14, 2009, one-third of these warrants are exercisable at an exercise price of $2.00 per share until October 14, 2010, and one-third of these warrants are exercisable at an exercise price of $2.50 per share until October 14, 2011) (4)(##)

4.8	Form of Warrants issued by the Registrant to certain security holders to purchase an aggregate of 210,000 shares of common (5)
4.9	Form of Warrants issued by the Registrant to certain security holders to purchase an aggregate of 1,000,000 shares of common stock (7)
5.1	Opinion of Rutan & Tucker, LLP (10)
10.1	Balqon Corporation 2008 Stock Incentive Plan (4)(#)
10.2	Form of Stock Option Agreement under 2008 Stock Incentive Plan (4)(#)
10.3	Form of Indemnification Agreement for officers and directors (4)(#)
10.4	Employment Agreement, dated October 24, 2008, by and between Balwinder Samra and the Registrant (4)(#)
10.5	Employment Agreement, dated October 24, 2008, by and between Henry Velasquez and the Registrant (4)(#)
10.6	Amended and Restated Registration Rights Agreement, dated September 15, 2008, by and between Balqon California and certain security holders (7)(##)
10.7	Registration Rights Agreement, dated September 15, 2008, by and between Balqon California and certain security holders (7)(##)
10.8	Registration Rights Agreement, dated October 24, 2008, by and between Balqon California and certain security holders (4)(##)

Exhibit Number	Description

10.9	Registration Rights Agreement dated October 24, 2008, by and between the Registrant and certain security holders (4)(##)
10.10	Purchase Agreement, dated June 26, 2008, between the City of Los Angeles and Balqon California (8)(##)
10.11	Purchase and Service Agreement, dated May 15, 2008, between the South Coast Air Quality Management District and Balqon California (7)(##)
10.12
Lease Agreement for 1420 240th Street, Harbor City, California 90710, between Allan D. and Gloria G. Singer, Trustees for the U.D.T. Trust dated June 6, 1984 and Balqon California dated June 17, 2008 (8)(##)

10.13	Lease agreement, dated May 21, 2007, by and between 1701 E. Edinger, LLC, and Balqon California (8)(##)
10.14	First Modification to Lease, dated June 18, 2008, by and between 1701 E. Edinger, LLC, and Balqon California (4)(##)
10.15	Registration Rights Agreement, dated December 22, 2008, by and between the Registrant and certain security holders (5)
10.16	Business Financing Agreement, dated February 18, 2009, between Bridge Bank, National Association and the Registrant (6)
10.17	Business Financing Modification Agreement, dated February 26, 2009, between Bridge Bank, National Association and the Registrant (6)
10.18	Promissory Note, dated September 9, 2009, in the amount of $100,000, issued to Electric MotorSports, LLC (7)
10.19	Employment Agreement, dated October 24, 2008, by and between Robert Gruenwald and the Registrant (7)(#)
10.20	Agreement, dated May 2007, by and between the South Coast Air Quality Management District and Balqon California (7)
10.21	Stock and Warrant Purchase Agreement, dated August 28, 2008, by and between Marlin Financial Group, Inc. and Balqon California (8)
10.22	Amendment No. 1 to Stock and Warrant Purchase Agreement, dated March 30, 2009, by and between Marlin Financial Group, Inc. and the Registrant (7)
10.23	Amendment No. 2 to Stock and Warrant Purchase Agreement, dated May 20 , 2009, by and between Marlin Financial Group, Inc. and the Registrant (8)
10.24
Form of 10% Unsecured Subordinated Convertible Promissory Notes issued in March 2009, in the aggregate principal amount of $1,000,000, which are convertible into an aggregate of 1,000,000 shares of our common stock (7)

10.25	Converter Agreement, dated June 9, 2009, by and between Balqon Corporation and Autocar, LLC. (9)
14.1	Code of Ethics (4)

Exhibit Number	Description

14.2	Code of Ethics for Chief Executive Officer and Senior Financial Officers (4)
16.1	Letter on Change in Certifying Accountant (4)
23.1	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1) (10)
23.2	Consent of Weinberg & Company, P.A., Independent Registered Public Accounting Firm (*)
24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement)

(#)	Management contract or compensatory plan, contract or arrangement.
(##)	The rights and obligations of Balqon California under this agreement were assumed by the registrant in connection with the Merger Transaction.
(###)
The schedules to the agreement have not been filed.  The agreement contains certain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk.  Accordingly, investors should not rely on the representation and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.  The agreements are not intended as a document for investors to obtain factual information about the current state of affairs of the parties to the agreement.  Rather, investors should look to other disclosures contained in Balqon Corporation’s reports under the Exchange Act.

(*)	Filed herewith.
(1)	Filed as an exhibit to the Registrant’s current report on Form 8-K with the Securities and Exchange Commission filed on September 19, 2008.
(2)	Filed as an exhibit to the Registrant’s current report on Form 8-K with the Securities and Exchange Commission filed on October 21, 2008.
(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 19, 2006.
(4)	Filed as an exhibit to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2008.
(5)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 23, 2008.
(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K with the Securities and Exchange Commission filed on March 3, 2009.
(7)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K with the Securities and Exchange Commission filed on March 31, 2009.
(8)	Filed as an exhibit to the Registrant’s Amendment No. 1 to Annual Report on Form 10-K with the Securities and Exchange Commission filed on May 22, 2009.
(9)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K with the Securities and Exchange Commission filed on June 15, 2009.
(10)	Filed as an exhibit to Amendment No. 2 to the the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 25, 2009.

(b)         Financial Statement Schedules.

All schedules have been omitted because they are either inapplicable or the required information has been given in the financial statements or notes thereto.

ITEM 17.               UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii)         To include any additional or changed material information on the plan of distribution.

(2)           That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Harbor City, State of California, on July 24 , 2009.

BALQON CORPORATION

By:	/s/ BALWINDER SAMRA
Balwinder Samra
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ BALWINDER SAMRA Balwinder Samra	President, Chief Executive Officer and Director (principal executive officer)	July 24 , 2009

/s/ ROBERT MIRANDA Robert Miranda	Chief Financial Officer (principal financial officer and principal accounting officer)	July 24 , 2009

/s/ HENRY VELASQUEZ Henry Velasquez	Director	July 24 , 2009

/s/ AMARPAL SINGH SAMRA Amarpal Singh Samra	Director	July 24 , 2009

INDEX TO EXHIBITS

Exhibit Number	Description
23.2	Consent of Weinberg & Company, P.A., Independent Registered Public Accounting Firm.